Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO

GUARANTEE AND COLLATERAL AGREEMENT

This FIFTH AMENDMENT to the Credit Agreement referred to below and FIRST AMENDMENT to the Guarantee and Collateral Agreement referred to below, dated as of November 6, 2026 (this “Fifth Amendment”) by and among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the banks and other financial institutions listed on its signature page hereto as a “2026-1 Incremental Revolving Lender” (each a “2026-1 Incremental Revolving Lender” and, collectively, the “2026-1 Incremental Revolving Lenders”), the other banks and other financial institutions or entities parties hereto constituting, together with the 2026-1 Incremental Revolving Lenders, the Required Lenders under the Credit Agreement (after giving effect to the effectiveness of the 2026-1 Revolving Incremental Commitments), the Swingline Lender, the Issuing Lenders party hereto, Bank of America, N.A., as administrative agent under the Term Facility (in such capacity, the “Term Administrative Agent”) and PNC Bank, National Association, as administrative agent under the Revolving Facility (in such capacity, the “Revolving Administrative Agent”) and as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”, together with the Term Administrative Agent and the Revolving Administrative Agent, the “Facilities Administrative Agents”). Capitalized terms not otherwise defined in this Fifth Amendment have the same meanings as specified in the Credit Agreement, as amended by this Fifth Amendment (the “Amended Credit Agreement”).

RECITALS

WHEREAS, the Borrower, the several banks and other financial institutions or entities parties from time to time, as Lenders and the Issuing Lenders from time to time parties thereto and the Facilities Administrative Agents, entered into that certain Credit Agreement, dated as of July 31, 2019 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2019, as amended by the Second Amendment to Credit Agreement, dated as of May 26, 2022, as amended by the Third Amendment to Credit Agreement, dated as of November 26, 2025, as amended by the Fourth Amendment to Credit Agreement, dated as of February 27, 2026 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower, the Subsidiary Guarantors and the Administrative Agent, entered into that certain Guarantee and Collateral Agreement, dated as of July 31, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Guarantee and Collateral Agreement”);

WHEREAS, the Borrower has requested that, pursuant to Section 4.17 of the Credit Agreement, the 2026-1 Incremental Revolving Lenders extend an Incremental Revolving Facility to the Borrower on the Fifth Amendment Effective Date in the aggregate principal amount of $300,000,000 (the commitment of each such 2026-1 Incremental Revolving Lender, the “2026-1 Revolving Incremental Commitment”) which shall be Incurred in the form of an increase to the Revolving Commitments and shall be identical to and form part of such Revolving Facility. The individual 2026-1 Revolving Incremental Commitment for each such 2026-1 Incremental Revolving Lender shall be as set forth in Schedule I attached;

WHEREAS, each 2026-1 Incremental Revolving Lender has agreed, on the terms and conditions set forth herein, to provide its 2026-1 Revolving Incremental Commitment and to become, if not already, a Lender for all purposes under the Credit Agreement;

WHEREAS, in accordance with Sections 4.17 and 11.1 of the Credit Agreement, the Borrower, the Facilities Administrative Agents, the Lenders constituting at least the Required Lenders and the Issuing Lenders are willing to effect the amendments set forth herein, agree to the terms of the Amended Credit Agreement and agree to the terms of the Guarantee and Collateral Agreement, as amended by this Fifth Amendment (the “Amended Guarantee and Collateral Agreement”), in each case, on the terms and subject to the terms and conditions in this Fifth Amendment; and

WHEREAS, each Loan Party party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Fifth Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Guarantee and Collateral Agreement, the Security Documents, and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2026-1 REVOLVING INCREMENTAL COMMITMENTS

SECTION 1.1 2026-1 Revolving Incremental Commitment: Subject to the satisfaction or waiver of the conditions set forth in Section 3.1 hereof, on the Incremental Amendment Effective Date, each 2026-1 Incremental Revolving Lender agrees to make its respective 2026-1 Revolving Incremental Commitment available to the Borrower.

SECTION 1.2 The terms and provisions of the 2026-1 Revolving Incremental Commitments shall be identical to those of the Revolving Commitments. This Fifth Amendment constitutes an “Incremental Commitment Agreement” and the 2026-1 Revolving Incremental Commitment made by each 2026-1 Incremental Revolving Lender is hereby established as an increase to the Total Revolving Commitment. Each of the 2026-1 Incremental Revolving Lenders constitutes an “Additional Lender” pursuant to Section 4.17(b) of the Credit Agreement and, in such capacity, acknowledges the provisions of Section 4.17 of the Credit Agreement. For the avoidance of doubt, commitments and loans made pursuant to the 2026-1 Revolving Incremental Commitment shall be “Revolving Commitments”, “Revolving Loans” and “Loans” for all purposes under the Credit Agreement and each other Loan Document and shall be treated as the same class and Facility as the Revolving Commitments and Revolving Loans established on the Closing Date. The Borrower and the 2026-1 Incremental Revolving Lenders hereby authorize the Administrative Agent to update the Register to reflect the amount, terms and date of the 2026-1 Revolving Incremental Commitments and the identity of the 2026-1 Incremental Revolving Lenders.

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SECTION 1.3 On the Incremental Amendment Effective Date, (i) each Revolving Lender immediately prior to giving effect to the 2026-1 Revolving Incremental Commitments hereunder (the “Existing Revolving Lenders”) will automatically and without further act be deemed to have assigned to each 2026-1 Incremental Revolving Lender, and each 2026-1 Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Existing Revolving Lenders’ participations under the Credit Agreement in outstanding Letters of Credit, if applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including the 2026-1 Incremental Revolving Lenders’) participations under the Credit Agreement in Letters of Credit shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitments pursuant hereto), and (ii) if any Revolving Loans are outstanding on such date, the Existing Revolving Lenders shall assign Revolving Loans to the 2026-1 Incremental Revolving Lenders, and the 2026-1 Incremental Revolving Lenders shall purchase such Revolving Loans, in each case, to the extent necessary so that all of the Revolving Lenders participate in each outstanding Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitments pursuant to this Fifth Amendment); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant to this Section 1.3.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

SECTION 2.1 Amendment of Credit Agreement. On the Fifth Amendment Effective Date, the Borrower, the Lenders, the Issuing Lenders and the Facilities Administrative Agents party hereto agree that the Credit Agreement shall hereby be amended (i) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A and (ii) by replacing Schedule 1.1(e) with Schedule II hereto.

SECTION 2.2 Amendment of Guarantee and Collateral Agreement. On the Fifth Amendment Effective Date, the Borrower, the Lenders, the Issuing Lenders and the Facilities Administrative Agents party hereto agree that the Guarantee and Collateral Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Guarantee and Collateral Agreement attached hereto as Exhibit B.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

The effectiveness of this Fifth Amendment will occur as set forth below.

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SECTION 3.1 Incremental Amendment. The effectiveness of the agreement of each 2026-1 Incremental Revolving Lender to make their respective 2026-1 Revolving Incremental Commitments in Article I are subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Incremental Amendment Effective Date”):

(a) The Administrative Agent shall have received this Fifth Amendment, executed and delivered by the Borrower, the Subsidiary Guarantors, the Administrative Agent, each 2026-1 Incremental Revolving Lender, the Swingline Lender and each Issuing Lender.

(b) All fees and expenses required to be paid hereunder or pursuant to the Credit Agreement and otherwise in the amounts and on the dates agreed to in writing in connection with this Fifth Amendment shall have been paid in full in cash or will be paid in full in cash on the Incremental Amendment Effective Date, including all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP) incurred by the Lenders, the Issuing Lenders, the Administrative Agent and their respective Affiliates in connection with the execution and delivery of this Fifth Amendment.

(c) No Default or Event of Default shall have occurred and be continuing on the Incremental Amendment Effective Date both before and after giving effect to the 2026-1 Revolving Incremental Commitments.

(d) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Incremental Amendment Effective Date as if made on and as of the Incremental Amendment Effective Date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(e) The Administrative Agent shall have received (i) a certificate executed on behalf of the Borrower by a Responsible Officer of the Borrower dated as of the Incremental Amendment Effective Date, substantially in the form of Exhibit J to the Credit Agreement, and certifying as to the matters set forth in paragraphs (c) and (d) above and confirming the matters set forth in clause (d) of Article IV below, and (ii) a good standing certificate for the Borrower from its jurisdiction of organization.

(f) The Administrative Agent shall have received (i) a certificate of each Subsidiary Guarantor, dated the Incremental Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, and (ii) a good standing certificate for each Subsidiary Guarantor from its jurisdiction of organization.

(g) The Administrative Agent shall have received a customary legal opinion of each of (i) Squire Patton Boggs (US) LLP, as New York counsel to the Loan Parties and (ii) Stoel Rives LLP, as Oregon counsel to the Loan Parties.

(h) The Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit I to the Credit Agreement, which shall document the solvency of the Borrower and its Subsidiaries, on a consolidated basis, as of the Incremental Amendment Effective Date after giving effect to the 2026-1 Revolving Incremental Commitments.

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(i) The Lenders shall have received from the Loan Parties, at least three Business Days prior to the Incremental Amendment Effective Date, (i) to the extent reasonably requested by the Administrative Agent or any Lender prior to the Incremental Amendment Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate in relation to the Borrower.

(j) The Borrower shall have paid (or shall have caused to be paid) to the Administrative Agent, for the account of each Revolving Lender as of the Incremental Amendment Effective Date an amount equal to 0.17% of the aggregate principal amount of Revolving Commitments held by any Revolving Lender on the Incremental Amendment Effective Date in excess of the amount of Revolving Commitments held by such Revolving Lender, if any, immediately prior to giving effect to Incremental Amendment Effective Date.

SECTION 3.2 The effectiveness of the Amendments contained in Article II are subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Fifth Amendment Effective Date”):

(a) The Incremental Amendment Effective Date shall have occurred; and

(b) The Administrative Agent shall have received the consents of the Lenders constituting the Required Lenders under the Credit Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Fifth Amendment, the Borrower and each other Loan Party represents and warrants to each of the Lenders and the Administrative Agent that, as of the Incremental Amendment Effective Date and Fifth Amendment Effective Date:

(a) this Fifth Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Amended Credit Agreement constitutes, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Incremental Amendment Effective Date and Fifth Amendment Effective Date as if made on and as of the Incremental Amendment Effective Date or Fifth Amendment Effective Date, as applicable, except to the extent that such representations and warranties refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

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(c) no Default or Event of Default has occurred and is continuing on the Incremental Amendment Effective Date and Fifth Amendment Effective Date both before and after giving effect to the transactions contemplated hereunder; and

(d) the 2026-1 Revolving Incremental Commitments are requested, and shall be deemed incurred for all purposes, under the Incremental Amount, pursuant to the terms of the Credit Agreement. The establishment of the 2026-1 Revolving Incremental Commitment complies with the provisions of Section 4.17 of the Credit Agreement.

ARTICLE V

EFFECTS ON LOAN DOCUMENTS

Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as specifically amended herein or contemplated hereby, the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. The Borrower acknowledges and agrees that, on and after the Fifth Amendment Effective Date, this Fifth Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement. On and after the Fifth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this Fifth Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Execution by the Facilities Administrative Agents. Each of the Facilities Administrative Agents is entering into, and signing, this Fifth Amendment (x) in respect of the 2026-1 Incremental Revolving Commitments set forth in Article I hereof, in accordance with Section 4.17 of the Credit Agreement and (y) in respect of the amendments set forth in Article II hereof, as directed by the Required Lenders.

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SECTION 6.2 Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Sections 4.11, 10.7 and 11.5 of the Amended Credit Agreement shall apply to this Fifth Amendment and the transactions contemplated hereby, mutatis mutandis.

SECTION 6.3 Reaffirmation. Each of the Reaffirming Parties, as party to the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party, in each case as amended, supplemented or otherwise modified from time to time and by this Fifth Amendment, hereby (i) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Credit Agreement, and (ii) acknowledges and agrees that the grants of security interests by the Loan Parties contained in the Security Documents shall remain in full force and effect after giving effect to the Fifth Amendment. Nothing contained in this Fifth Amendment shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

SECTION 6.4 Amendments; Execution in Counterparts; Severability.

(a) This Fifth Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Lenders party hereto, and the Facilities Administrative Agents, in each case to the extent required by the Amended Credit Agreement; and

(b) Any provision of this Fifth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.5 Governing Law; Waiver of Jury Trial; Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FIFTH AMENDMENT, THE AMENDED CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. The provisions of Sections 11.11 and 11.12 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 6.6 Headings. Section headings in this Fifth Amendment are included herein for convenience of reference only, are not part of this Fifth Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Fifth Amendment.

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SECTION 6.7 Counterparts. This Fifth Amendment may be executed by one or more of the parties to this Fifth Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Fifth Amendment. Without limitation of the foregoing, the words “execution”, “executed”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Borrower:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Scott A. Cottrill
Name: Scott A. Cottrill
Title: Secretary

Guarantors:

STORMTECH LLC

By:	/s/ Dean G. Bruno
Name: Dean G. Bruno
Title: Treasurer

INFILTRATOR WATER TECHNOLOGIES, LLC

By:	/s/ Dean G. Bruno
Name: Dean G. Bruno
Title: Treasurer

ORENCO SYSTEMS, INC.

By:	/s/ Dean G. Bruno
Name: Dean G. Bruno
Title: Treasurer

[Signature Page to Fifth Amendment to Credit Agreement]

Revolving Administrative Agent and Administrative Agent:

PNC BANK, NATIONAL ASSOCIATION, as Revolving Administrative Agent and Administrative Agent

By:	/s/ Anthony Irwin
Name: Anthony Irwin
Title: Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

Term Administrative Agent:

BANK OF AMERICA, N.A., as Term Administrative Agent

By:	/s/ Denise Jones
Name: Denise Jones
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

PNC BANK, NATIONAL ASSOCIATION, as Issuing Bank, 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Anthony Irwin
Name: Anthony Irwin
Title: Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

BANK OF AMERICA, N.A., as Issuing Bank, 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Gregg Bush
Name: Gregg Bush
Title: Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

JPMORGAN CHASE BANK, N.A., as Issuing Bank, 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Eric Bergeson
Name: Eric Bergeson
Title: Authorized Officer

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

BMO BANK, N.A.,
as Issuing Bank, 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ James Stephens
Name:	James Stephens
Title:	Director

BANK OF MONTREAL, TORONTO BRANCH as Issuing Bank, 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ James Stephens
Name:	James Stephens
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

FIFTH THIRD BANK, NATIONAL ASSOCAITION,
as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Andrew C. Glenn
Name:	Andrew C. Glenn
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

HSBC BANK USA, N.A., as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Meghan C. Quinn
Name: Meghan C. Quinn
Title: Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

MORGAN STANLEY BANK, N.A., as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

CITIZENS BANK, N.A.,
as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Christopher T. McElwain
Name: Christopher T. McElwain
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

THE HUNTINGTON NATIONAL BANK,
as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ John Glynn
Name: Josh Glynn
Title: Vice President

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

FIRST NATIONAL BANK OF PENNSYLVANIA, as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Joseph P. Spetz
Name: Joseph P. Spetz
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The undersigned hereby (i) irrevocably commits to make the 2026-1 Revolving Incremental Commitments to the Borrower in the amount set forth on such Schedule I next to such 2026-1 Incremental Revolving Lender’s name on the Fifth Amendment Effective Date and (ii) irrevocably agrees and consents to the terms of this Fifth Amendment and the Amended Credit Agreement in its capacity as a Revolving Lender.

NORTHWEST BANK, as 2026-1 Incremental Revolving Lender and Revolving Lender

By:	/s/ Stephen J. Orban
Name: Stephen J. Orban
Title: Director, Corporate Finance

[Signature Page to Fifth Amendment to Credit Agreement]

Schedule I

2026-1 Revolving Incremental Commitment Allocations

Lender	2026-1 Revolving Incremental Commitment	Applicable Percentage
PNC Bank, National Association	$40,000,000	13.32%
Bank of America, N.A.	$35,000,000	11.67%
JPMorgan Chase Bank, N.A.	$35,000,000	11.67%
BMO Bank, N.A. Bank of Montreal, Toronto Branch	$15,000,000	5.00%
Fifth Third Bank, National Association	$15,000,000	5.00%
HSBC Bank USA, N.A.	$15,000,000	5.00%
Morgan Stanley Bank, N.A.	$15,000,000	5.00%
Citizens Bank, N.A.	$7,500,000	2.50%
The Huntington National Bank	$67,500,000	22.50%
First National Bank of Pennsylvania	$50,000,000	16.67%
Northwest Bank	$5,000,000	1.67%

Total	$300,000,000.00	100%

Schedule II

Schedule 1.1(e)

Revolving Commitment Allocations

Lender	Revolving Commitments	Applicable Percentage
PNC Bank, National Association	$165,000,000	15.70%
Bank of America, N.A.	$135,000,000	12.86%
JPMorgan Chase Bank, N.A.	$135,000,000	12.86%
BMO Bank, N.A. Bank of Montreal, Toronto Branch	$95,000,000	9.05%
Fifth Third Bank, National Association	$95,000,000	9.05%
HSBC Bank USA, N.A.	$95,000,000	9.05%
Morgan Stanley Bank, N.A.	$95,000,000	9.05%
Citizens Bank, N.A.	$67,500,000	6.43%
The Huntington National Bank	$67,500,000	6.43%
First National Bank of Pennsylvania	$50,000,000	4.76%
Northwest Bank	$50,000,000	4.76%

Total	$1,050,000,000.00	100%

EXHIBIT A

Amended Credit Agreement

Exhibit A

Final Version

CREDIT AGREEMENT

dated as of July 31, 2019,

as amended as of September 24, 2019,

as amended as of May 26, 2022,

as amended as of November 26, 2025, ~~and~~

as amended as of February 27, 2026, and

as amended as of November 6, 2026

among

ADVANCED DRAINAGE SYSTEMS, INC.,

as Borrower

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Term Administrative Agent,

and

PNC BANK, NATIONAL ASSOCIATION,

as Revolving Administrative Agent and Administrative Agent,

PNC CAPITAL MARKETS LLC,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

BMO CAPITAL MARKETS CORP.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

HSBC SECURITIES (USA) INC., and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners for the Revolving Facility,

BANK OF AMERICA, N.A.,

PNC CAPITAL MARKETS LLC,

JPMORGAN CHASE BANK, N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION, and

JEFFERIES FINANCE LLC,

as Joint Lead Arrangers and Joint Bookrunners for the Initial Term Facility

PNC CAPITAL MARKETS LLC,

BANK OF AMERICA, N.A., and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents for the Revolving Facility,

BMO CAPITAL MARKETS CORP.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

HSBC SECURITIES (USA) INC., and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Documentation Agents for the Revolving Facility,

and

ROBERT W. BAIRD & CO. INCORPORATED,

LOOP CAPITAL MARKETS,

OPPENHEIMER & CO., and

UBS SECURITIES LLC,

as Documentation Agents for the Initial Term Facility.

TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS	2

1.1	Defined Terms	2

1.2	Other Definitional Provisions	~~55~~63

1.3	Certain Calculations and Tests	~~56~~64

1.4	Divisions	~~59~~68

1.5	Interest Rates	~~60~~68

1.6	Cashless Rollovers	~~60~~68

1.7	Compliance with Certain Sections	~~60~~69

1.8	Exchange Rates; Currency Equivalents; Basket Calculations	~~60~~69

Section 2.	AMOUNT AND TERMS OF TERM LOANS	~~61~~70

2.1	Term Loans	~~61~~70

2.2	Procedure for the Initial Term Loan Borrowing	~~61~~70

2.3	Repayment of Initial Term Loans	~~62~~70

Section 3.	AMOUNT AND TERMS OF REVOLVING COMMITMENTS	~~62~~70

3.1	Revolving Commitments	~~62~~70

3.2	Procedure for Revolving Loan Borrowing	~~62~~71

3.3	Swingline Commitment	~~63~~71

3.4	Procedure for Swingline Borrowing; Refunding of Swingline Loans; Successor Swingline Lenders	~~63~~72

3.5	Commitment Fees, etc.	~~65~~74

3.6	Termination or Reduction of Revolving Commitments	~~65~~74

3.7	Letter of Credit Commitment	~~66~~74

3.8	Procedure for Issuance of Letters of Credit	~~67~~76

i

3.9	Fees and Other Charges	~~68~~77

3.10	Letter of Credit Participations	~~68~~77

3.11	Reimbursement Obligation of the Borrower	~~69~~78

3.12	Obligations Absolute	~~70~~78

3.13	Letter of Credit Payments	~~70~~79

Section 4.	GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT	~~70~~79

4.1	Optional Prepayments	~~70~~79

4.2	Mandatory Prepayments	~~71~~80

4.3	Conversion and Continuation Options	~~74~~83

4.4	Limitations on Term Benchmark Tranches	~~75~~83

4.5	Interest Rates and Payment Dates; Administrative Agent Fees; Other Fees	~~75~~84

4.6	Computation of Interest and Fees	~~75~~84

4.7	Inability to Determine Interest Rate; Benchmark Replacement.	~~76~~85

4.8	Pro Rata Treatment and Payments	~~78~~88

4.9	Requirements of Law	~~79~~89

4.10	Taxes	~~81~~91

4.11	Indemnity	~~84~~95

4.12	Change of Lending Office	~~85~~95

4.13	Replacement of Lenders	~~85~~95

4.14	Evidence of Debt	~~86~~96

4.15	Illegality	~~86~~97

4.16	Defaulting Lenders	~~87~~97

4.17	Incremental Facilities	~~88~~99

4.18	Extension Amendments	~~91~~101

4.19	Refinancing Facilities	~~94~~104

Section 5.	REPRESENTATIONS AND WARRANTIES	~~96~~106

5.1	Financial Condition	~~96~~106

5.2	No Change	~~97~~107

5.3	Corporate Existence; Compliance with Law	~~97~~107

5.4	Power; Authorization; Enforceable Obligations	~~97~~107

5.5	No Legal Bar	~~97~~108

5.6	Litigation	~~98~~108

5.7	No Default	~~98~~108

5.8	Ownership of Property; Liens	~~98~~108

5.9	Intellectual Property	~~98~~108

5.10	Taxes	~~98~~108

5.11	Federal Regulations	~~98~~109

5.12	Labor Matters	~~98~~109

5.13	ERISA	~~99~~109

5.14	Investment Company Act	~~99~~110

5.15	Restricted Subsidiaries	~~99~~110

5.16	Use of Proceeds	~~99~~110

5.17	Environmental Matters	~~100~~110

5.18	Accuracy of Information, etc.	~~100~~111

5.19	Security Documents	~~101~~111

5.20	Solvency	~~102~~112

5.21	[Reserved]	~~102~~112

5.22	Anti-Terrorism Laws	~~102~~112

5.23	Anti-Corruption Laws and Sanctions	~~103~~113

5.24	EEA Financial Institutions	~~103~~113

5.25	Beneficial Ownership Certificate	~~103~~114

5.26	Outbound Investment Rules	~~103~~114

Section 6.	CONDITIONS PRECEDENT	~~103~~114

6.1	Conditions to Initial Extension of Credit	~~103~~114

6.2	Conditions to Each Extension of Credit after the Closing Date	~~106~~116

Section 7.	AFFIRMATIVE COVENANTS	~~106~~117

7.1	Financial Statements	~~106~~117

7.2	Certificates; Other Information	~~107~~118

7.3	Payment of Obligations; Payment of Taxes	~~109~~119

7.4	Maintenance of Existence; Compliance	~~109~~120

7.5	Maintenance of Property; Insurance	~~110~~120

7.6	Inspection of Property; Books and Records; Discussions	~~110~~120

7.7	Notices	~~110~~121

7.8	Environmental Laws	~~111~~121

7.9	Additional Collateral, etc.	~~111~~122

7.10	Use of Proceeds	~~114~~124

7.11	Further Assurances	~~114~~125

7.12	Ratings	~~114~~125

7.13	Post-Closing Items	~~115~~125

Section 8.	NEGATIVE COVENANTS	~~115~~125

8.1	Financial Condition Covenant	~~115~~125

8.2	Indebtedness	~~115~~126

8.3	Liens	~~119~~130

8.4	Fundamental Changes	~~122~~133

8.5	Disposition of Property	~~123~~134

8.6	Restricted Payments	~~125~~136

8.7	Investments	~~127~~138

8.8	Optional Payments and Modifications of Certain Debt Instruments; Certain Modifications	~~130~~142

8.9	Transactions with Affiliates	~~130~~142

8.10	[Reserved]	~~132~~144

8.11	Hedge Agreements	~~132~~144

8.12	Changes in Fiscal Periods	~~132~~144

8.13	Negative Pledge Clauses	~~132~~144

8.14	Clauses Restricting Subsidiary Distributions	~~133~~145

8.15	Lines of Business	~~134~~147

8.16	Outbound Investment Rules	~~135~~147

Section 9.	EVENTS OF DEFAULT	~~135~~147

Section 10.	THE FACILITIES ADMINISTRATIVE AGENTS AND OTHER REPRESENTATIVES	~~138~~150

10.1	Appointment	~~138~~150

10.2	Delegation of Duties	~~139~~151

10.3	Exculpatory Provisions	~~139~~151

10.4	Reliance by the Facilities Administrative Agents	~~139~~152

10.5	Notice of Default	~~140~~153

10.6	Non-Reliance on Administrative Agent, the Revolving Administrative Agent and Other Lenders	~~140~~153

10.7	Indemnification	~~141~~154

10.8	Agent in Its Individual Capacity	~~141~~155

10.9	Successor Administrative Agent	~~142~~155

v

10.10	Facilities Administrative Agents Generally	~~143~~157

10.11	Other Representatives	~~143~~157

10.12	Withholding Tax	~~143~~157

10.13	Facilities Administrative Agents May File Proofs of Claim	~~144~~158

10.14	Certain ERISA Matters	~~145~~159

10.15	Intercreditor Agreements	~~146~~160

10.16	Erroneous Payment.	~~146~~161

Section 11.	MISCELLANEOUS	~~148~~162

11.1	Amendments and Waivers	~~148~~162

11.2	Notices	~~150~~164

11.3	No Waiver; Cumulative Remedies	~~152~~167

11.4	Survival of Representations and Warranties	~~152~~167

11.5	Payment of Expenses; Indemnity	~~152~~; Damage Waiver 167

11.6	Successors and Assigns; Participations and Assignments	~~154~~170

11.7	Adjustments; Set-off	~~161~~177

11.8	Counterparts	~~162~~177

11.9	Severability	~~162~~177

11.10	Integration	~~162~~178

11.11	GOVERNING LAW	~~162~~178

11.12	Submission To Jurisdiction; Waivers	~~162~~178

11.13	Acknowledgments	~~163~~179

11.14	Releases of Guarantees and Liens	~~163~~; Subordination of Liens 179

11.15	Confidentiality	~~164~~180

11.16	WAIVERS OF JURY TRIAL	~~165~~181

11.17	USA PATRIOT Act	~~165~~181

11.18	Lender Action	~~165~~181

11.19	Certain Undertakings with Respect to Certain Affiliate Lenders	~~165~~181

11.20	No Fiduciary Duty	~~166~~182

11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~167~~183

11.22	Judgment Currency	~~167~~183

11.23	Acknowledgment Regarding Any Supported QFCs	~~168~~184

SCHEDULES:

1.1(b)	Closing Date Unrestricted Subsidiaries
1.1(c)	Existing Letters of Credit
1.1(d)	Term Loan Allocations
1.1(e)	Revolving Commitment Allocations
1.1(f)	Issuing Lenders and L/C Commitments
5.4	Consents, Authorizations, Filings and Notices
5.6	Litigation
5.15	Restricted Subsidiaries
7.13	Post-Closing Items
8.2(d)	Scheduled Existing Indebtedness
8.3(i)	Scheduled Existing Liens
8.7(e)	Scheduled Existing Investments
8.9(i)	Transactions with Affiliates Negative Pledge
8.13(d)	Negative Pledge

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate of the Guarantors
D	[Reserved]
E-1	Form of Assignment and Assumption
E-2	Form of Affiliated Lender Assignment and Assumption
F	Form of Exemption Certificate
G-1	Form of Term Note
G-2	Form of Revolving Note
G-3	Form of Swingline Note
H	[Reserved]
I	Form of Solvency Certificate
J	Form of Closing Certificate of the Borrower
K-1	Form of Intercreditor Agreement
K-2	Form of Pari Debt Intercreditor Agreement

THIS CREDIT AGREEMENT, dated as of July 31, 2019 (as amended by that certain First Amendment to Credit Agreement, dated as of September 24, 2019, as amended by that certain Second Amendment to Credit Agreement, dated as of May 26, 2022, as amended by that certain Third Amendment to Credit Agreement, dated as of November 26, 2025, as amended by that certain Fourth Amendment to Credit Agreement, dated as of February 27, 2026, as amended by that certain Fifth Amendment to Credit Agreement, dated as of November 6, 2026 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties hereto (collectively, the “Lenders”), the Issuing Lenders from time to time parties hereto, Bank of America, N.A., as administrative agent for the Term Lenders (in such capacity, the “Term Administrative Agent”) and PNC Bank, National Association as administrative agent for the Revolving Lenders (in such capacity, the “Revolving Administrative Agent”) and as Administrative Agent for the Secured Parties.

Recitals

WHEREAS, on the Closing Date, substantially simultaneously with the consummation of the Acquisition, (a) the Term Lenders extended Term Loans in an aggregate principal amount of $1,300,000,000, (b) the Revolving Lenders provided Revolving Commitments in an aggregate principal amount of $350,000,000 and (c) the Issuing Lenders agreed to issue Letters of Credit in an aggregate amount available to be drawn not in excess of the Total L/C Commitments;

WHEREAS, on or prior to the First Amendment Effective Date, the Borrower prepaid outstanding Term Loans in an aggregate principal amount of $600,000,000. The aggregate principal amount of the Initial Term Loans outstanding on the First Amendment Effective Date was $700,000,000;

WHEREAS, on the Second Amendment Effective Date, the Borrower incurred Incremental Revolving Commitments in an aggregate principal amount of $250,000,000. The aggregate principal amount of Revolving Commitments on the Second Amendment Effective Date was $600,000,000;

WHEREAS, on the Fourth Amendment Effective Date, the Borrower incurred Refinancing Term Loans in an aggregate principal amount of $408,000,000, Incremental Term Loans in an aggregate principal amount of $192,000,000, Refinancing Revolving Commitments in an aggregate principal amount of $600,000,000 and Incremental Revolving Commitments in an aggregate principal amount of $150,000,000. The aggregate principal amount of the Term Loans outstanding on the Fourth Amendment Effective Date is $600,000,000 and the aggregate principal amount of Revolving Commitments on the Fourth Amendment Effective Date ~~is~~was $750,000,000;

WHEREAS, on the Fifth Amendment Effective Date, the Borrower incurred Incremental Revolving Commitments in an aggregate principal amount of $300,000,000.

The aggregate principal amount of Revolving Commitments on the Fifth Amendment Effective Date is $1,050,000,000;

WHEREAS, the Lenders and the Issuing Lenders have provided and are willing to provide such extensions of credit, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Facilities Administrative Agents, the Lenders and the Issuing Lenders to enter into this Agreement and to induce the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrower hereunder, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2026 Incremental Revolving Commitments”: as defined in the Fourth Amendment.

“2026 Incremental Revolving Tranche”: the Revolving Facility Tranche of 2026 Incremental Revolving Commitments established pursuant to the Fourth Amendment on the Fourth Amendment Effective Date.

“2026 Incremental Term Commitments”: as defined in the Fourth Amendment.

“2026 Incremental Term Lender”: as defined in the Fourth Amendment.

“2026 Incremental Term Loans”: as defined in the Fourth Amendment.

“2026 Refinancing Revolving Commitments”: as defined in the Fourth Amendment. For the avoidance of doubt, the 2026 Incremental Revolving Commitments are 2026 Refinancing Revolving Commitments.

“2026 Refinancing Revolving Tranche”: the Revolving Facility Tranche of 2026 Refinancing Revolving Commitments established pursuant to the Fourth Amendment on the Fourth Amendment Effective Date. For the avoidance of doubt, the 2026 Incremental Revolving Tranche shall constitute a part of the 2026 Refinancing Revolving Tranche.

“2026 Refinancing Term Commitments”: as defined in the Fourth Amendment. For the avoidance of doubt, the 2026 Incremental Term Commitments are 2026 Refinancing Term Commitments.

“2026 Refinancing Term Lender”: as defined in the Fourth Amendment. For the avoidance of doubt, the 2026 Incremental Term Lenders are 2026 Refinancing Term Lenders as of the Fourth Amendment Effective Date.

“2026 Refinancing Term Loans”: as defined in the Fourth Amendment. For the avoidance of doubt, the 2026 Incremental Term Loans funded on the Fourth Amendment Effective Date are 2026 Refinancing Term Loans.

“Acquisition”: the acquisition by the Borrower of 100% of the capital stock of the Target pursuant to the Acquisition Agreement.

“Acquisition Agreement”: that certain Agreement and Plan of Merger, dated as of the Closing Date, by and among the Borrower, the Target, Ocean Sub, Inc. and 2461461 Ontario Limited and, together with all exhibits, schedules and disclosure letters thereto.

“Additional Lender”: as defined in Section 4.17(b).

“Administrative Agent”: (a) prior to the Fourth Amendment Effective Date, Barclays Bank PLC and (b) on and after the Fourth Amendment Effective Date, PNC Bank, National Association, as administrative agent for the Secured Parties.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Lender Assignment and Assumption”: an Affiliated Lender Assignment and Assumption, substantially in the form of Exhibit E-2.

“Affiliated Lenders”: the Borrower, its Subsidiaries and their respective Affiliates.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the initial funding thereof on the Closing Date, the aggregate amount of such Lender’s Commitments at such time, (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of (a) such Lender’s Aggregate Exposure at such time to (b) the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble to this Agreement.

“Agreement Currency”: as defined in Section 11.22.

“All-In Yield”: as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees or Term Benchmark or Base Rate “floor”; provided that original issue discount and upfront fees shall be equated to interest based on assumed four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include customary arrangement or commitment fees payable to any of the Other Representatives (or their respective affiliates) in connection with the Loans or to one or more arrangers (or their respective affiliates) in connection with any Incremental Loans (and any fee payable to any Lender in lieu of any portion of any such fee payable to any such arranger or affiliate thereof).

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Administrative Agent”: depending on context (a) with respect to the Term Loans and Term Commitments, the Term Administrative Agent, (b) in respect of the Revolving Commitments and each extension of credit thereunder, the Revolving Administrative Agent shall act as Administrative Agent for the Revolving Lenders and be the relevant Administrative Agent for all matters related to the Revolving Facility, (c) for all other matters and wherever not specified to be in respect of any particular Facility, except as the context may otherwise require, the Administrative Agent.

“Applicable Margin”: for any day (a) with respect to Revolving Loans and Swingline Loans, the rate per annum by reference to the grid below which corresponds to the Consolidated Senior Secured Net Leverage Ratio as of the relevant date of determination below the heading “Revolving Loans”, (b) with respect to Initial Term Loans the rate per annum for Term Benchmark Loans shall be 1.625% and the Applicable Margin for Base Rate Loans shall be 0.625% and (c) with respect to any Incremental Term Loans, the rate per annum set forth in the applicable Incremental Commitment Agreement with respect thereto.

Category	Consolidated Senior Secured Net Leverage Ratio	Revolving Loans
		Term Benchmark Loans	Daily RFR Loans	Base Rate Loans

1	Greater than or equal to 3.50:1.00	2.25%	2.25%	1.25%

2	Less than 3.50:1.00 and greater than or equal to 3.00:1.00	2.00%	2.00%	1.00%

3	Less than 3.00:1.00 and greater than or equal to 2.25:1.00	1.75%	1.75%	0.75%

4	Less than 2.25:1.00 and greater than or equal to 1.50:1.00	1.50%	1.50%	0.50%

5	Less than 1.50:1.00	1.25%	1.25%	0.25%

Notwithstanding the foregoing, until the date the Borrower shall have delivered the financial statements and certificates required by Section 7.1(a)(ii) and Section 7.2(a), respectively, for the period ended March 31, 2026, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category 5 for purposes of determining the Applicable Margin. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Sections 7.1(a)(i) or 7.1(a)(ii) and Section 7.2(a), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin.

“Applicable Period”: as defined in Section 4.6(c).

“Application”: an application, in a form as the applicable Issuing Lender may reasonably specify from time to time to request such Issuing Lender issue a Letter of Credit.

“Approved Currency”: each of Dollars, Euros, Canadian Dollars and Pesos.

“Approved Fund”: (a) a CLO and (b) with respect to any Lender that is a fund which invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (including any issuance or sale of Capital Stock of any Restricted Subsidiary of the Borrower, but excluding any Disposition permitted by Section 8.5 (other than any Dispositions permitted pursuant to Section 8.5(s) thereof) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

“Asset Swap”: a concurrent purchase and sale or exchange of Property between the Borrower or any of its Restricted Subsidiaries and another Person; provided that (i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of the contract agreeing to such transaction) as determined in good faith by the Borrower and (ii) such Property is useful to the business of the Borrower or such Restricted Subsidiary.

“Assignee”: as defined in Section 11.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E-1.

“Available Amount”: at any time, an amount (if a positive number) equal to (without duplication) (a) 50% of Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) commencing on July 1, 2019 to the end of the most recently ended fiscal quarter for which financial statements have been delivered to the extent not otherwise applied; plus (b) 100% of the aggregate Net Cash Proceeds received by the Borrower from the sale of Capital Stock (excluding Disqualified Capital Stock) of the Borrower or from any capital contributions to the Borrower made in cash or Cash Equivalents (excluding Disqualified Capital Stock) to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment; plus (c) 100% of the aggregate Net Cash Proceeds received by the Borrower from third-party Indebtedness and Disqualified Capital Stock of the Borrower and its Restricted Subsidiaries, in each case, issued after the Closing Date, which have been exchanged or converted into Capital Stock (excluding Disqualified Capital Stock) of the Borrower to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment; plus (d) 100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by the Borrower and its Restricted Subsidiaries since the Closing Date from Dispositions of Investments made using the Available Amount; plus (e) 100% of the returns, profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries on Investments made using the Available Amount (including Investments in Unrestricted Subsidiaries); plus (f) 100% of the Investments of the Borrower and its Restricted Subsidiaries made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (up to the fair market value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation), in each case, after the Closing Date; plus (g) Declined Amounts; minus (h) without duplication, an amount equal to the sum of (i) redemptions, repurchases, defeasances or other prepayments of Junior Debt pursuant to Section 8.8(a)(i), (ii) Restricted Payments made pursuant to Section 8.6(e)(i) and (iii) Investments made pursuant to Section 8.7(bb)(i)(z), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that, in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 3.5, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, if such Benchmark for such Currency is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 4.7.

“Backstop L/C”: as defined in Section 3.7(a).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate”: for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Term SOFR Rate for a one-month Interest Period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.00%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate, as the case may be.

“Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.

“Benchmark”: initially, with respect to Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR and Term SOFR, (b) Euros, the EURIBOR Rate, (c) Canadian Dollars, the Term CORRA Reference Rate or (d) Pesos, the Daily Simple RFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.7.

“Benchmark Replacement”: with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Applicable Administrative Agent for the applicable Benchmark Replacement Date: (1) where the Benchmark is Term SOFR, Daily Simple SOFR, (2) where the Benchmark is EURIBOR Rate, the sum of: (A) Daily Simple RFR for Euros (€STR) and (B) the related Benchmark Replacement Adjustment, (3) where the Benchmark is the Term CORRA Reference Rate, the sum of: (A) the Daily Simple RFR for Canadian Dollars (CORRA) and (B) the related Benchmark Replacement Adjustment and (4) the sum of (A) the alternate benchmark rate that has been selected by the Applicable Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (B) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Applicable Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Applicable Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

“Benchmark Replacement Date”: a date and time determined by the Applicable Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Applicable Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark for any Currency:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Applicable Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Applicable Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for any given Currency for all purposes hereunder and under any Loan Document in accordance with Section 4.7 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for such Currency for all purposes hereunder and under any Loan Document in accordance with Section 4.7.

“Beneficial Ownership Certificate”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”: as defined in Section 11.7(a).

“Blocked Person”: as defined in Section 5.22(b).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble to this Agreement.

“Borrower Historical Financial Statements”: as defined in Section 5.1(a).

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 5.17(b).

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, that (i) when used in connection with Term Benchmark Loans denominated in Dollars, the term “Business Day” shall mean any such day that is also a U.S. Government Securities Business Day, (ii) when used in connection with a Term Benchmark Loans denominated in Euros, such day shall also be a TARGET Day, (iii) when used in connection with a Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which banks are closed for general business in the provinces of British Columbia and Ontario and (iv) when used in connection with a Loan denominated in Pesos, any day on which banks are open for business in Mexico.

“Canadian Dollars” and “CAD $”: the lawful money of Canada.

“Capital Expenditures”: for any period, without duplication, with respect to any Person, (a) any expenditure or commitment to expend money for any purchase or other acquisition of any asset, including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of such Person prepared in accordance with GAAP and (b) Capital Lease Obligations; provided that, in any event, “Capital Expenditures” shall exclude any Permitted Acquisition and any other Investment permitted hereunder.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases in accordance with Accounting Standard Codification 842, “Leases”.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding Indebtedness convertible or exchangeable into any such capital stock to the extent not yet converted into capital stock.

“Cash Collateral”: as defined in Section 3.7(a).

“Cash Collateralize”: as defined in Section 3.7(a).

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; provided, however, that time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances in an aggregate amount not to exceed $2,000,000 may be maintained at any commercial bank of recognized standing organized under the laws of the United States (or any State or territory thereof) that does not satisfy the capital and surplus requirements and rating requirements set forth in this clause (b); (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or AA by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000. In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the U.S., Cash Equivalents shall also include investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“Change of Control”: if any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Capital Stock of the Borrower (which is at the time entitled to vote in the election of the Board of Directors of the Borrower) that exceeds 35% thereof. For purposes of this definition, (x) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act and (y) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, but excluding any Permitted Investors and any employee benefit plan or Benefit Plan (including the ESOP) of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“CLO”: any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

“Closing Date”: the first date on which the conditions precedents set forth in Section 6.1 have been satisfied (or waived) and the initial funding hereunder shall have occurred, which date is July 31, 2019.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, except to the extent constituting Excluded Collateral (as defined in the Guarantee and Collateral Agreement).

“Commitment”: as to any Lender, the Revolving Commitment of such Lender.

“Commitment Fee Rate”: the applicable rate per annum by reference to the following which corresponds to the Consolidated Senior Secured Net Leverage Ratio as of the relevant date of determination:

Category	Consolidated Senior Secured Net Leverage Ratio	Commitment Fee Rate

1	Greater than or equal to 3.50:1.00	0.25%

2	Less than 3.50:1.00 and greater than or equal to 3.00:1.00	0.20%

3	Less than 3.00:1.00 and greater than or equal to 2.25:1.00	0.175%

4	Less than 2.25:1.00 and greater than or equal to 1.50:1.00	0.15%

5	Less than 1.50:1.00	0.15%

Notwithstanding the foregoing, until the date the Borrower shall have delivered the financial statements and certificates required by Section 7.1(a)(ii) and Section 7.2(a), respectively, for the period ended March 31, 2026, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category 5 for purposes of determining the Commitment Fee Rate. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Sections 7.1(a)(i) or 7.1(a)(ii) and Section 7.2(a), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Commitment Fee Rate.

“Commonly Controlled Entity”: any trade or business, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or (solely for purposes of Section 302 of ERISA and Section 412 of the Code) is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer on behalf of the Borrower substantially in the form of Exhibit B.

“Conforming Changes”: means, with respect to the Term Benchmark and Daily Simple RFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Applicable Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term Benchmark or Daily Simple RFR or any Benchmark Replacement and/or to permit the administration thereof by the Applicable Administrative Agent in a manner substantially consistent with market practice (or, if the Applicable Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Administrative Agent determines that no market practice for the administration of the Term Benchmark or Daily Simple RFR or a Benchmark Replacement exists, in such other manner of administration as the Applicable Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Coverage Ratio”: as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the most recent Test Date to (b) Consolidated Interest Expense for such four fiscal quarters.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would be set forth opposite the caption “total current assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities”: at any date, all amounts that would be set forth opposite the caption “total current liabilities” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, but excluding (a) the current portion of Consolidated Total Debt and (b) all Indebtedness consisting of Revolving Loans or Swingline Loans.

“Consolidated EBITDA”: for any period:

(a) Consolidated Net Income for such period plus,

(b) without duplication and to the extent reflected as a charge in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon the income and profits of the Borrower or a Restricted Subsidiary or alternative taxes imposed as reflected in the provision for income taxes in the Borrower’s consolidated financial statements,

(ii) interest expense, amortization or write-off of debt discount and debt issuance costs, and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),

(iii) depreciation and amortization expense,

(iv) amortization of intangibles (including goodwill) and organization costs,

(v) any extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash) (including such expenses in connection with actual or prospective litigation, legal settlements, fines, judgments or orders),

(vi) (A) ESOP Compensation and (B) non-cash compensation expenses from stock, options to purchase stock and stock appreciation rights issued to the management of the Borrower,

(vii) any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any of its Restricted Subsidiaries for such period (including deferred rent but excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made,

(viii) any impairment charges, write-off, depreciation or amortization of intangibles arising pursuant to Accounting Standards Codification Topic 805, “Business Combinations” or Topic 350, “Intangibles-Goodwill and Other” and any other non-cash charges resulting from purchase accounting,

(ix) proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)),

(x) any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Permitted Acquisition or any other Investment made in compliance with Section 8.7 or any Investment consummated prior to the Closing Date, which is paid or accrued during such period,

(xi) to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any sale of Capital Stock, Permitted Acquisition, Investment, Restricted Payment, Asset Sale, or incurrences, repayments or amendments of Indebtedness, in each case, including any such transaction consummated prior to the Closing Date and whether or not received so long as such Person in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters),

(xii) pro forma cost savings, operating expense reductions, operating improvements and synergies related to, and net of the amount of actual benefits realized during such period, from the Acquisition, Permitted Acquisitions or other permitted Investments, restructurings, cost savings initiatives or other initiatives that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken, committed to be taken or are expected to be taken (in the good faith determination of the Borrower), in each case, within eighteen (18) months after such event; provided that the aggregate amount of addbacks made pursuant to this clause (xii) shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to this clause (xii)),

(xiii) any reduction in revenue resulting from the purchase accounting effects of adjustments to deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date or any Permitted Acquisition,

(xiv) any loss realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any loss realized upon the sale or other disposition of any Capital Stock of any Person,

(xv) any unrealized losses in respect of Hedge Agreements,

(xvi) any unrealized foreign currency translation losses in respect of transactions or balances denominated in a currency other than the functional currency of such Person,

(xvii) any proportional share of unconsolidated Affiliates’ interest, taxes, depreciation and amortization,

(xviii) cash receipts not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (b)(vii) above for any previous period and not added back,

(xix) any costs, fees and expenses associated with the cost reduction, operational restructuring and business improvement efforts of any consulting firm engaged by the Borrower or its Restricted Subsidiaries to perform such service;

(xx) the amount of any restructuring charges or reserve (including those relating to severance, relocation costs and one-time compensation charges), any charges, costs, fees and expenses realized upon the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts of the Borrower and its Restricted Subsidiaries; and

(xxi) Transaction Costs, and any other costs, fees and expenses incurred in connection with and charges related to any Permitted Acquisition, Investments, issuances or Incurrence of Indebtedness, Dispositions, issuances of Capital Stock or refinancing transactions and modifications of instruments of Indebtedness, in each case, whether or not consummated; minus

(c) to the extent included in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i) interest income,

(ii) any extraordinary, unusual or non-recurring income or gains whether or not included as a separate item in the statement of Consolidated Net Income,

(iii) all non-cash gains on the sale or disposition of any property other than inventory sold in the ordinary course of business,

(iv) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (b)(vii) above),

(v) any gain realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any Capital Stock of any Person,

(vi) any unrealized gains in respect of Hedge Agreements, and

(vii) any unrealized foreign currency translation gains in respect of transactions or balances denominated in a currency other than the functional currency of such Person, all as determined on a consolidated basis.

“Consolidated Interest Expense”: for any period, (a) the total interest expense (payable in cash during such period) of the Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (i) interest expense attributable to Capital Lease Obligations, (ii) [reserved], (iii) interest in respect of Indebtedness of any other Person that has been guaranteed by the Borrower or any Restricted Subsidiary, (iv) [reserved], (v) the interest portion of any deferred payment obligation and (vi) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financing, plus (b) preferred stock dividends paid in cash in respect of Disqualified Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary, minus (c) to the extent otherwise included in such interest expense referred to in clause (a) above, amortization or write-off of financing costs, in each case under clauses (a) through (c) as determined on a consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to interest rate Hedge Agreements.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, prior to the impact of non-controlling interest of partially owned consolidated subsidiaries, determined in accordance with GAAP.

“Consolidated Net Leverage Ratio”: the ratio of (a) Consolidated Total Debt on the last day of any fiscal quarter of the Borrower to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended.

“Consolidated Senior Secured Net Leverage Ratio”: the ratio of (a) Consolidated Total Debt on the last day of any fiscal quarter of the Borrower, except that portion thereof consisting of Indebtedness that is not secured by a Lien on any Property of any Group Member, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended.

“Consolidated Total Assets”: as of any date, the total assets of Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Borrower as of such date.

“Consolidated Total Debt”: at any date, (a) the aggregate amount shown or required by GAAP to be shown as a liability on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date (reduced by unamortized debt issuance costs) in respect of (i) all obligations for borrowed money; (ii) all Capital Lease Obligations and purchase money indebtedness; (iii) any obligations evidenced by notes, bonds, debentures or other similar instruments; and (iv) all unreimbursed obligations in respect of drawn letters of credit, bank guarantees or similar instruments (provided that Consolidated Total Debt shall not include Indebtedness in respect of any letter of credit, bank guaranty or similar instrument, except to the extent of any unreimbursed obligations in respect of any drawn letter of credit, bank guaranty or similar instruments) minus (b) Unrestricted Cash; provided, that, solely for purposes of calculating Consolidated Total Debt in connection with determining the Consolidated Senior Secured Net Leverage Ratio for purposes of Sections 4.17 and 8.2(w), Unrestricted Cash that is the proceeds of the Incremental Loans Incurred under Sections 4.17 or Indebtedness Incurred pursuant to Section 8.2(w) shall be excluded. For the avoidance of doubt, in no event shall there be included in Consolidated Total Debt any operating lease liabilities as shown on the balance sheet in accordance with GAAP.

“Consolidated Working Capital”: at any date, (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average selected by the Revolving Administrative Agent in its reasonable discretion).

“CORRA Administrator’s Website” means the Bank of Canada’s website, at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

“CORRA Lookback Day”: as defined in the definition of “Daily Simple RFR”.

“Covenant Triggering Event”: as defined in Section 8.1.

“Credit Agreement Refinancing Indebtedness”: (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, (c) Permitted Unsecured Refinancing Debt, and (d) Indebtedness Incurred or Refinancing Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Incremental Loans, Refinancing Term Loans, Refinancing Revolving Loans, outstanding Revolving Loans or (in the case of Refinancing Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments, Incremental Revolving Commitments or Refinancing Revolving Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided, that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Commitments, the unused portion of such Refinancing Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments or Refinancing Revolving Commitments, the amount thereof), plus accrued and unpaid interest capitalized, any premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection therewith, (ii) such Indebtedness has a later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, Incurred or obtained; provided, that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments or Refinancing Revolving Commitments (or Revolving Loans, Refinancing Revolving Loans or Swingline Loans Incurred pursuant to any Revolving Commitments or Refinancing Revolving Commitments), such Revolving Commitments or Refinancing Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, Incurred or obtained, (iv) such Indebtedness will have terms and conditions (other than pricing, premiums, fees, rate floors, and optional prepayment terms) that are not more disadvantageous to the Borrower than (or in the case of any Credit Agreement Refinancing Indebtedness in the form of notes, are on market terms or are not more disadvantageous to the Borrower than), or (taken as a whole) are no more favorable to the investors (or in the case of any Credit Agreement Refinancing Indebtedness in the form of notes, are on market terms or are no more favorable to the investors) providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt (except for covenants or other provisions applicable only to the period after the Latest Maturity Date), and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (iv) in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

“Currency”: any Approved Currency.

“Daily RFR Administrator” means the €STR Administrator, the CORRA Administrator or the F-TIIE Administrator, as applicable.

“Daily RFR Business Day”: for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (i) Euro, any day on which real time gross settlement system operated by the Eurosystem, or any successor system, is open for the settlement of payments in Euros, (ii) Canadian Dollars, a day on which banks are open for business in Toronto, Ontario and (iii) Mexican Pesos, a day on which banks are open for business in Mexico City, Mexico.

“Daily RFR Day”: as defined in the definition of “Daily Simple RFR”.

“Daily RFR Loan”: a Loan that bears interest at a rate based on a Daily Simple RFR.

“Daily Simple RFR”: for any day (a “Daily RFR Day”), a rate per annum determined by the Revolving Administrative Agent (rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100 of 1%) equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (a) Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Daily RFR Business Days prior to (A) if such Daily RFR Day is a Daily RFR Business Day, such Daily RFR Day or (B) if such Daily RFR Day is not a Daily RFR Business Day, the Daily RFR Business Day immediately preceding such Daily RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website, (b) Canadian Dollars, CORRA for the day (such day, adjusted as applicable as set forth herein, the “CORRA Lookback Day”) that is two (2) Daily RFR Business Days prior to (A) if such Daily RFR Day is a Daily RFR Business Day, such Daily RFR Day or (B) if such Daily RFR Day is not a Daily RFR Business Day, the Daily RFR Business Day immediately preceding such Daily RFR Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website and (c) Mexican Pesos, and (b) F-TIIE for the day (such day, adjusted as set forth herein, the “F-TIIE Lookback Day”) that is two (2) Daily RFR Business Days prior to (A) if such Daily RFR Day is a Daily RFR Business Day, such Daily RFR Day or (B) if such Daily RFR Day is not a Daily RFR Business Day, the Daily RFR Business Day immediately preceding such Daily RFR Day, in each case, as such F-TIIE is published by the F-TIIE Administrator on the F-TIIE Administrator’s Website; provided, that if by 5:00 pm (local time for the applicable Daily Simple RFR) on the second (2nd) Daily RFR Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s

Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Daily RFR Business Day for which such RFR was published on the Daily RFR Administrator’s Website; provided, further that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive Daily RFR Days; provided, further, that if the Daily Simple RFR as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

The Daily Simple RFR for each outstanding Daily RFR Loan shall be adjusted automatically as of the effective date of any change in the applicable RFR without notice to the Borrower. Determination by the Revolving Administrative Agent of the Daily Simple RFR shall be deemed conclusive absent manifest error.

“Daily Simple RFR Lookback Days”: collectively the €STR Lookback Day, CORRA Lookback Day and F-TIIE Lookback Day, and each individually, is a Daily Simple RFR Lookback Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Applicable Administrative Agent (rounded upwards, at the Applicable Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Debtor Relief Laws”: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan”: a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Declined Amount”: as defined in Section 4.2(f).

“Declining Lender”: as defined in Section 4.2(f).

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender, as determined by the Applicable Administrative Agent in its reasonable discretion, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder (unless such Lender notifies the Applicable Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied), (b) notified the Borrower, the Applicable Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan or issuing a Letter of Credit, as applicable, under this Agreement cannot be satisfied) or under other agreements generally in which it commits to extend credit, (c) failed, within three Business Days after request by the Applicable Administrative Agent, the Borrower or any Issuing Lender, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Applicable Administrative Agent or such Issuing Lender and the Borrower), (d) otherwise failed to pay over to the Applicable Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of or has a parent company that has become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Discharge”: as defined in Section 1.3(d)(ii).

“Disinterested Director”: with respect to any Person and transaction, a member of the board of directors (or equivalent governing body) of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d) above, prior to the date that is ninety-one (91) days after the later of the Revolving Termination Date and the date final payment is due on the Term Loans. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case, in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower (or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution”: on any date, (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Facilities Administrative Agents on or prior to the Closing Date and (b) any other Person that is a competitor of the Borrower or any of its Restricted Subsidiaries, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Facilities Administrative Agents and the Lenders (including by posting such notice to the Platform) not less than three Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Facilities Administrative Agents from time to time.

“Documentation Agents”: BMO Capital Markets Corp., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., Robert W. Baird & Co. Incorporated, Loop Capital Markets, Oppenheimer & Co. and UBS Securities LLC.

“Dollars” and “$”: denote the lawful currency of the United States of America.

“Dollar Equivalent”: with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in any other Approved Currency, the equivalent in Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date.

“Domestic Subsidiary”: any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“DQ List”: as defined in Section 11.6(f)(iv).

“Earnout Obligation”: an obligation to pay the seller in an acquisition a future payment that is contingent upon the financial performance of the business acquired in such acquisition exceeding a specified benchmark level and that becomes payable when such excess financial performance is achieved.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 11.6 (subject to such consents, if any, as may be required under Section 11.6). For the avoidance of doubt, a Disqualified Institution shall not be an Eligible Assignee.

“Environmental Laws”: any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability concerning protection or preservation of the environment and natural resources, including those relating to the generation, use storage, transportation, disposal, release, or threatened release of, or exposure to, Materials of Environmental Concern.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, exemptions and other authorizations issued by any Governmental Authority under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“Escrow Debt”: Indebtedness permitted to be incurred hereunder that is incurred in connection with any transaction permitted hereunder for so long as proceeds thereof have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction.

“ESOP”: the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and the Advanced Drainage Systems, Inc. Employee Stock Ownership Trust, and any successor Benefit Plan, and related trust, thereto.

“ESOP Compensation”: the non-cash charge portion of the ESOP compensation expense reflected in Borrower’s financial statements.

“€STR”: a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

“€STR Administrator”: the European Central Bank (or any successor administrator of the Euro Short Term Rate selected by the Revolving Administrative Agent in its reasonable discretion).

“€STR Administrator’s Website” means the European Central Bank’s website, at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

“€STR Lookback Day”: as defined in the definition of “Daily Simple RFR”.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR”: as defined in the definition of Term Benchmark.

“EURIBOR Rate”: as defined in the definition of Term Benchmark.

“Euro” or “€”: the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Event of Default”: any of the events specified in Section 9; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such fiscal year;

(ii) the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future fiscal year or amortization of a prepaid cash gain that was paid in a prior fiscal year);

(iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year; and

(iv) the aggregate amount of non-cash losses on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; minus

(b) the sum, without duplication, of:

(i) the amount of all non-cash credits included in arriving at such Consolidated Net Income;

(ii) Capital Expenditures made by the Borrower and its Restricted Subsidiaries in cash during such fiscal year (or paid in cash following the end of such fiscal year and prior to the date the mandatory prepayment is required to be made pursuant to Section 4.2(c); provided that any such expenditure included in this clause (b)(ii) pursuant to this parenthetical shall not be deducted in calculating Excess Cash Flow for the fiscal year in which it is made), in each case, except to the extent funded by the incurrence of long-term Indebtedness (other than revolving Indebtedness);

(iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) made by the Borrower and its Restricted Subsidiaries in cash during such fiscal year (other than in respect of any revolving credit facility unless there is an equivalent scheduled permanent reduction in commitments thereunder), in each case, except to the extent funded by the incurrence of long-term Indebtedness;

(iv) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year;

(v) the aggregate amount of non-cash gains on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;

(vi) the aggregate amount of consideration paid in cash during such period with respect to a Permitted Acquisition or other Investment in a third party permitted hereunder, in each case to the extent such payments were not and have not been funded with additional long-term Indebtedness (other than revolving Indebtedness); and

(vii) the aggregate amount of Restricted Payments made in cash during such fiscal year pursuant to clauses (b), (c) and (e) of Section 8.6, Investments made in cash during such fiscal year pursuant to clauses (f), (h), (j), (bb) and (cc) of Section 8.7, and repayments of Indebtedness made in cash during such fiscal year pursuant to clause (i) and (ii) of Section 8.8, in each case, except to the extent funded by the incurrence of long-term Indebtedness (other than revolving Indebtedness).

“Exchange Act”: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate”: the rate at which any currency (the “Original Currency”) may be exchanged into Dollars (the “Exchanged Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (London, England time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Applicable Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that, if at the time of any such determination, no such spot rate can reasonably be quoted, the Applicable Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Indebtedness”: all Indebtedness permitted by Section 8.2 (except the net cash proceeds of any Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt or other Credit Agreement Refinancing Indebtedness).

“Excluded Subsidiaries”: (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary, (c) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower; provided that a Subsidiary that ceases to be a Wholly Owned Subsidiary of the Borrower solely as a result of the Capital Stock of such Subsidiary becoming owned by an Affiliate of the Borrower shall not be deemed to be an Excluded Subsidiary pursuant to this clause (c), (d) any Unrestricted Subsidiary, (e) any special purpose vehicle (or similar entity), (f) any captive insurance subsidiary (g) any not-for-profit Subsidiary, (h) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable Requirement of Law, accounting policies or by contractual obligation existing on the Closing Date (or, with respect to any Subsidiary acquired by the

Borrower or a Restricted Subsidiary after the Closing Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a guaranty pursuant to the Guarantee and Collateral Agreement, or if such guaranty would require governmental (including regulatory) or third party consent, approval, license or authorization (except to the extent that such consent, approval, license or authorization has been obtained) ~~and~~, (i) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a guarantee of or granting Liens to secure the Obligations would be excessive in relation to the practical benefit to be afforded thereby and (j) any Receivables Subsidiary.

“Excluded Swap Obligations”: as defined in the Guarantee and Collateral Agreement.

“Excluded Taxes”: as defined in Section 4.10(b).

“Existing Debt Agreements”: each of (i) the Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as amended from time to time), by and among the Borrower, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent for the lenders party thereto, and the other parties thereto (the “Existing Credit Agreement”); (ii) the Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017, by and among the Borrower, as issuer, the guarantors from time to time party thereto, PGIM, Inc., as a purchaser, and the other purchasers from time to time party thereto and (iii) the First Lien Credit Agreement, dated as of May 27, 2015, among Infiltrator Water Technologies, LLC, as the borrower and Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto.

“Existing Letter of Credit”: any “Letter of Credit” issued for the account of the Borrower or any of its Subsidiaries under the Existing Debt Agreements prior to the Closing Date and scheduled in Schedule 1.1(c).

“Existing Loans”: as defined in Section 4.18(a).

“Existing Tranche”: as defined in Section 4.18(a).

“Extended Loans”: as defined in Section 4.18(a).

“Extended Tranche”: as defined in Section 4.18(a).

“Extending Lender”: as defined in Section 4.18(b).

“Extending Revolving Lender”: as defined in Section 4.18(b).

“Extending Term Loan Lender”: as defined in Section 4.18(b).

“Extension Amendment”: as defined in Section 4.18(c).

“Extension Date”: as defined in Section 4.18(d).

“Extension Election”: as defined in Section 4.18(b).

“Extension Request”: as defined in Section 4.18(a).

“Facility”: any Term Facility or the Revolving Facility, as the context may require, and “Facilities” means all of them, collectively.

“Facilities Administrative Agents”: collectively, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent.

“Factoring Transaction”: any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary thereof pursuant to which the Borrower or such Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not an Affiliate of the Borrower.

“FATCA”: Sections 1471 through 1474 of the Code, effective as of the Closing Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Federal Reserve Bank of New York’s Website”: the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fifth Amendment”: that certain Fifth Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of the Fifth Amendment Effective Date, among the Term Administrative Agent, the Revolving Administrative Agent, the Administrative Agent, the Borrower, the Subsidiary Guarantors, the Issuing Lenders and the Lenders party thereto.

“Fifth Amendment Effective Date”: November 6, 2026.

“First Amendment Effective Date”: September 24, 2019.

“First Tier Foreign Subsidiary”: each Foreign Subsidiary with respect to which the Borrower or any of its Domestic Subsidiaries directly owns or controls all of such Foreign Subsidiary’s issued and outstanding Capital Stock.

“Fitch”: Fitch Ratings, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Fixed Amount”: as defined in Section 1.3(c).

“Fixed Incremental Amount”: as defined in the definition of “Incremental Amount.”

“Fixed Restricted Payment Basket Amount”: $200,000,000 in each fiscal year.

“Floor”: with respect to the Term Facility, 0.00% and with respect to the Revolving Facility, 0.00%.

“Foreign Currency Equivalent”: with respect to an amount denominated in Euros, Canadian Dollars or Pesos, such amount, and with respect to an amount denominated in Dollars, the equivalent in Euros, Canadian Dollars or Pesos of such amount determined at the Exchange Rate on the applicable Valuation Date.

“Foreign Subsidiary”: any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary or that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco”: any Domestic Subsidiary that (a) has no material assets other than equity (or equity and other securities) of one or more (i) Foreign Subsidiaries that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) other Foreign Subsidiary Holdcos, and other incidental assets relating to the ownership interest in any such securities and (b) has no Guarantee Obligations in respect of any Indebtedness of the Borrower or any Domestic Subsidiary. As of the Fourth Amendment Effective Date, the Foreign Subsidiary Holdcos are ADS Worldwide, Inc., a Delaware corporation, ADS International, Inc., a Delaware corporation, ADSI-1, LLC, a Delaware limited liability company, and ADSI-2, LLC, a Delaware limited liability company.

“Former Properties”: as defined in Section 5.17(d).

“Fourth Amendment”: that certain Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Term Administrative Agent, the Revolving Administrative Agent, the Administrative Agent, the Borrower, the Subsidiary Guarantors, the 2026 Refinancing Revolving Lenders, the Issuing Lenders and the 2026 Refinancing Term Lenders party thereto.

“Fourth Amendment Effective Date”: February 27, 2026.

“F-TIIE”: a rate equal to the Overnight Interbank Equilibrium Rate (Tasa de Interés Interbancaria de Equilibrio de Fondeo) as administered by the F-TIIE Administrator.

“F-TIIE Administrator”: the Bank of Mexico (or any successor administrator of the F-TIIE selected by the Revolving Administrative Agent in its reasonable discretion).

“F-TIIE Administrator’s Website”: the Bank of Mexico’s website, at https://www.banxico.org.mx, or any successor source for the F-TIIE identified as such by the F-TIIE Administrator from time to time.

“F-TIIE Lookback Day”: as defined in the definition of “Daily Simple RFR”. “Funding Office”: the office of the Applicable Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Applicable Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time except that for purposes of Section 8.1, GAAP shall be determined on the basis of such principles in effect on the Closing Date and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.1. In the event that any Accounting Change shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement or if the Borrower notifies the Facilities Administrative Agents that the Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date in GAAP regardless of whether any such notice is given before or after any Accounting Change or in the application thereof, then the Borrower and the Facilities Administrative Agents agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Facilities Administrative Agents and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their treatment under generally accepted accounting principles as reflected in the audited financial statements of the Borrower and its consolidated Subsidiaries for the fiscal year ended March 31, 2019, notwithstanding any modifications or interpretive changes thereto that may have occurred thereafter or may occur hereafter, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above and all lease liabilities and right of use assets in each case related to operating leases shall be excluded from all calculations made under this Agreement.

“Governmental Authority”: any nation or government, any state or local or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Restricted Subsidiaries.

“Guarantee and Collateral Agreement”: that certain Guarantee and Collateral

Agreement, substantially in the form of Exhibit A, dated as of the Closing Date, by the Borrower and each Subsidiary Guarantor in favor of the Administrative Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation which (in the case of either clause (a) or clause (b)), guarantees or has the effect of guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Agreements”: any interest rate protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary”: any Restricted Subsidiary that is not a Material Subsidiary; provided that all Immaterial Subsidiaries, in the aggregate, shall not contribute greater than ten percent (10%) of the Borrower’s Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.

“Incremental Amount”: at any time, an amount not to exceed:

(a) the greater of (i) $350,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1; plus

(b) the aggregate principal amount of the sum of (i) voluntary prepayments of Term Loans and Incremental Equivalent Debt and/or permanent reductions of the Revolving Commitments or commitments in respect of any Incremental Equivalent Debt and (ii) the consideration paid in connection with any purchases of any Loans outstanding hereunder pursuant to Section 4.13(b) or Section 11.6(g) by an Affiliated Lender from time to time, except, in each case, to the extent (x) such prepayments were funded with the proceeds of long-term Indebtedness (other than revolving credit facilities) or (y) such Term Loans or Incremental Equivalent Debt were incurred pursuant to the Ratio Incremental Amount (together with clause (a) above, the “Fixed Incremental Amount”, which shall be reduced by previously used amounts of the Fixed Incremental Amount for Incremental Facilities and Incremental Equivalent Debt); plus

(c) an unlimited amount if, after giving effect to the incurrence of any Incremental Facilities or Incremental Equivalent Debt (assuming for this purpose that the Incremental Revolving Commitments being Incurred at the time of such calculation are fully drawn), (i) in the case of Incremental Facilities or Incremental Equivalent Debt secured by a Lien on the Collateral that is pari passu with, or junior to, the Liens securing the Secured Obligations, the Consolidated Senior Secured Net Leverage Ratio is less than or equal to 3.50:1.00, and (ii) in the case of any unsecured Incremental Facilities or unsecured Incremental Equivalent Debt, the Consolidated Net Leverage Ratio is less than or equal to 3.75:1.00 (the amounts described in clauses (i) and (ii) above, the “Ratio Incremental Amount”); provided that for purposes of this clause (c), if the proceeds of the relevant Incremental Facility or Incremental Equivalent Debt will be applied to finance a Limited Condition Acquisition, the Ratio Incremental Amount will be determined in accordance with Section 1.3. It is understood and agreed that if the applicable incurrence test is satisfied on a pro forma basis after giving effect to any Incremental Facility or Incremental Equivalent Debt in lieu thereof, such Incremental Facility or Incremental Equivalent Debt, as applicable, may be incurred under the Ratio Incremental Amount regardless of whether there is capacity under the Fixed Incremental Amount.

“Incremental Commitment Agreement”: an agreement delivered by an Incremental Lender, in form and substance reasonably satisfactory to the Facilities Administrative Agents and accepted by the Borrower, by which an Incremental Lender provides its Incremental Commitment in accordance with the terms of Section 4.17.

“Incremental Commitments”: as defined in Section 4.17(a).

“Incremental Equivalent Debt”: as defined in Section 8.2(w).

“Incremental Facilities”: as defined in Section 4.17(a).

“Incremental Lender”: a Lender, Approved Fund or other Person that provides an Incremental Commitment.

“Incremental Loans”: as defined in Section 4.17(a).

“Incremental Revolving Commitments”: as defined in Section 4.17(a).

“Incremental Revolving Facility”: as defined in Section 4.17(a).

“Incremental Revolving Facility Lender”: with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans”: as defined in Section 4.17(a).

“Incremental Term Facility”: as defined in Section 4.17(a).

“Incremental Term Loan Commitments”: as defined in Section 4.17(a).

“Incremental Term Loans”: as defined in Section 4.17(c).

“Incur”: issue, assume, enter into any Guarantee Obligation in respect of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The accrual of interest or dividends, the accretion of accreted value, the accretion of amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Incurrence-Based Amount”: as defined in Section 1.3(c).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables Incurred in the ordinary course of such Person’s business which are not more than ninety (90) days past due and Earnout Obligations), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of others of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, that the amount of such Indebtedness shall be limited to the lesser of such obligation and the value of the property subject to such Lien if such Person has not assumed or become liable for the payment of such obligation, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Capital Stock of such Person, and (j) for the purposes of Sections 8.2 and 9(e) only, all obligations of such Person in respect of Hedge Agreements, but in each case in the above clauses excluding obligations under operating leases, Escrow Debt and obligations under employment contracts entered into in the ordinary course of business. For the avoidance of doubt, lease liabilities with respect to operating leases shall not be considered Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities”: as defined in Section 11.5.

“Indemnitee”: as defined in Section 11.5.

“Initial Term Commitment”: (a) prior to the Fourth Amendment Effective Date, the Term Commitment of each Initial Term Lender on the Closing Date and (b) from and after the Fourth Amendment Effective Date, the 2026 Refinancing Term Commitment of each 2026 Refinancing Term Lender on the Fourth Amendment Effective Date. The aggregate amount of the Initial Term Commitments of all Initial Term Lenders as of the Closing Date was $1,300,000,000. The aggregate amount of the Initial Term Commitments of all Initial Term Lenders as of the Fourth Amendment Effective Date is $600,000,000.

“Initial Term Facility”: the term loan facility evidenced by the aggregate Initial Term Loans of all Initial Term Lenders at such time.

“Initial Term Lender”: (a) prior to the Fourth Amendment Effective Date, each Term Lender that has a Term Commitment or holds Term Loans on the Closing Date and (b) from and after the Fourth Amendment Effective Date, each 2026 Refinancing Term Lender that has a 2026 Refinancing Term Commitment or holds 2026 Refinancing Term Loans.

“Initial Term Loans”: (a) prior to the Fourth Amendment Effective Date, the Term Loans made on the Closing Date and (b) from and after the Fourth Amendment Effective Date, the 2026 Refinancing Term Loans made on the Fourth Amendment Effective Date.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and technology, know-how, trade secrets and proprietary information of any type, domain names and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”: each Intellectual Property Security Agreement to be executed and delivered by each applicable Loan Party in accordance with Section 5.9 of the Guarantee and Collateral Agreement.

“Intercreditor Agreement”: an intercreditor agreement substantially in the form of Exhibit K-1 hereto or such other form that is reasonably acceptable to the Administrative Agent.

“Interest Payment Date”: (a) as to any Base Rate Loan or Daily RFR Loan (other than any Swingline Loan), the first day of each April, July, October and January to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term Benchmark Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Term Benchmark Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”: as to any Term Benchmark Loan (a) initially, the period commencing on the borrowing or conversion date, as the case may be, and ending, in the case of a Term Benchmark Loan denominated in Dollars or Euros, one, three or six months thereafter, or, in the case of a Term Benchmark Loan denominated in Canadian Dollars, ending one or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months (in the case of a Term Benchmark Loan denominated in Dollars) or ending one or three months (in the case of a Term Benchmark Loan denominated in Canadian Dollars), as selected by the Borrower by irrevocable notice to the Applicable Administrative Agent no later than 1:00 p.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans, as applicable;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Term Benchmark Loan during an Interest Period for such Loan.

“Investments”: as defined in Section 8.7.

“Issuing Lender”: as the context may require, (a) each Lender listed in Schedule 1.1(f) hereto, acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (c) any other Lender that may become an Issuing Lender pursuant to Section 3.7(c), with respect to Letters of Credit issued by such Lender. Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Joint Bookrunner”: each of Bank of America, N.A., PNC Capital Markets LLC, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., Fifth Third Bank, National Association, HSBC Securities (USA) Inc,. Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC.

“Judgment Currency”: as defined in Section 11.22.

“Junior Debt”: as defined in Section 8.8.

“L/C Commitment”: as to each Issuing Lender, the amount listed next to its name in Schedule 1.1(f) hereto, as the same may be reduced or increased from time to time in accordance herewith.

“L/C Fee Payment Date”: the first day of each April, July, October and January and the last day of the Revolving Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11. The L/C Obligations as to any Revolving Lender shall be such Lender’s Revolving Percentage of the L/C Obligations then outstanding.

“L/C Participants”: the collective reference to all the Revolving Lenders (other than the Issuing Lenders in their capacities as such).

“Latest Maturity Date”: as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any Refinancing Revolving Loan or any Refinancing Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers”: each of Bank of America, N.A., PNC Capital Markets LLC, JPMorgan Chase Bank, N.A., BMO Capital Markets Corp., Fifth Third Bank, National Association, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc. and Jefferies Finance LLC.

“Lender Vote/Directive”: as defined in Section 11.19.

“Lender-Related Person”: as defined in Section 11.5(d).

“Lenders”: as defined in the preamble hereto (including for the avoidance of doubt, the Term Lenders, the Revolving Lenders, the Swingline Lender and any Issuing Lender).

“Letters of Credit”: as defined in Section 3.7(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”: any Permitted Acquisition or other permitted Investment that is not conditioned upon receipt of financing.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Notes and each other agreement and each other material certificate or document executed by any Loan Party and delivered to any Facilities Administrative Agent or any Lender pursuant to this Agreement or any Security Document; provided that the Amended and Restated Syndication and Fee Letter, dated as of August 28, 2019, among the Lead Arrangers and the Borrower shall not be a Loan Document.

“Loan Parties”: the collective reference to the Borrower and the Subsidiary Guarantors.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments). The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Majority Facility Lenders with respect to any Facility at any time. The Loans and Commitments of any Affiliated Lender shall, for purposes of this definition, be subject to Section ~~11.21~~11.19.

“Management Advances”: advances, loans or promissory notes issued on an unsecured basis by the Borrower to a Management Investor in accordance with the Management Stock Agreements to fund all or a portion of the purchase price paid in connection with the repurchase by the Borrower of its Capital Stock from such Management Investor, if such repurchase is occasioned by the death, disability, or retirement of such Management Investor.

“Management Investors”: present or former officers, employees or directors of a Group Member who beneficially own outstanding capital stock of the Borrower.

“Management Stock Agreements”: any subscription agreement or stockholders agreement between the Borrower and any Management Investor.

“Material Adverse Effect”: (a) on the Closing Date with respect to the Target, a Target Material Adverse Effect or (b) after the Closing Date, a material adverse effect on (i) the business, assets, property, financial condition or results of operations of the Group Members, taken as a whole or (ii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of any Facilities Administrative Agent or the Lenders hereunder or thereunder.

“Material Assets”: any assets (including, for the avoidance of doubt, any intellectual property) of the Borrower and its Restricted Subsidiaries that are material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, as reasonably determined by the Borrower in good faith.

“Material Domestic Subsidiary”: each Domestic Subsidiary which, for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1, contributed greater than five percent (5.0%) of the Borrower’s Consolidated Total Assets as of the end of such period. For purposes of this definition, Consolidated Total Assets shall be Consolidated Total Assets of (A) the Borrower and its consolidated subsidiaries and (B) the Domestic Subsidiary being tested, in each case determined in accordance with GAAP.

“Material Foreign Subsidiary”: each Foreign Subsidiary which, for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1, contributed greater than five percent (5.0%) of the Borrower’s Consolidated Total Assets as of the end of such period. For purposes of this definition, Consolidated Total Assets shall be Consolidated Total Assets of (A) the Borrower and its consolidated subsidiaries and (B) the Foreign Subsidiary being tested, in each case determined in accordance with GAAP.

“Material Subsidiary”: each Material Domestic Subsidiary and each Material Foreign Subsidiary.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any substances, materials or wastes, defined, listed or regulated as hazardous or toxic under any Environmental Law, including polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances that are regulated pursuant to or could give rise to liability under any Environmental Law.

“Moody’s”: Moody’s Investors Service, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: as estimated in good faith by the Borrower, (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received, and Cash Equivalents at their maturity) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable fees and expenses actually incurred in connection therewith and net of taxes paid, payable or reasonably estimated to be payable as a result thereof and net of the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds) and (b) in connection with any issuance or sale of Capital Stock or any Incurrence of Indebtedness, the cash proceeds received from such issuance or Incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable fees and expenses actually incurred in connection therewith; provided, that amounts provided as a reserve, in accordance with GAAP, against any liability under any indemnification obligations or purchase price adjustment associated with any of the foregoing shall not constitute Net Cash Proceeds except to the extent and at the time any such amounts are released from such reserve.

“Non-Consenting Lender”: as defined in Section 4.13(a).

“Non-Defaulting Lender”: any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”: as defined in Section 4.10(b).

“Non-Extending Lender”: as defined in Section 4.18(e).

“Non-Loan Party Limitation Provision”: as defined in Section 8.7.

“Non-public Information”: information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD of the Securities Act 1933, as amended.

“Non-U.S. Lender”: as defined in Section 4.10(e).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower or any Subsidiary (solely with respect to any Specified Hedge Agreement ~~or~~, Specified Cash Management Arrangement or Specified Supply Chain Arrangement) to any Facilities Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements ~~or~~, Specified Cash Management Arrangements or Specified Supply Chain Arrangements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Arrangements, any Specified Supply Chain Arrangements or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, overdraft charges (including all reasonable fees, charges and disbursements of counsel to any Facilities Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement ~~or~~, Specified Cash Management Arrangement or Specified Supply Chain Arrangement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or any release of the obligations of the Borrower or the Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements ~~or~~, Specified Cash Management Arrangements or Specified Supply Chain Arrangements. Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations.

“Official Body”: the government of the United States of America or of any other nation, or of any political subdivision of such a government, whether federal, state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Organizational Documents”: as to any Person, its certificate or articles of incorporation and by-laws if a corporation, its partnership agreement if a partnership, its limited liability company agreement if a limited liability company, or other organizational or governing documents of such Person.

“Other Applicable Indebtedness”: Indebtedness permitted hereunder that is secured on a pari passu basis with the Obligations.

“Other Representatives”: the Lead Arrangers, the Joint Bookrunners, Syndication Agents and the Documentation Agents.

“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording or filing taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except for any such Taxes described in clause (i) of the definition of Excluded Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.13).

“Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of the Fourth Amendment Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Pari Debt Intercreditor Agreement”: an intercreditor agreement substantially in the form of Exhibit K-2 hereto or such other form that is reasonably acceptable to the Administrative Agent.

“Participant”: as defined in Section 11.6(c)(i).

“Participant Register”: as defined in Section 11.6(c)(iii).

“Patriot Act”: as defined in Section 11.18.

“Payment”: as defined in Section 10.16(a).

“Payment Notice”: as defined in Section 10.16(b).

“Payment Recipient”: as defined in Section 10.16(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Acquisition”: any acquisition by purchase or otherwise of all or substantially all of the business, assets or at least a majority of the Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person so long as, subject to Section 1.3, (a) no Event of Default has occurred and is continuing at the time such acquisition is made and no Event of Default would result from the completion of such acquisition, (b) on a pro forma basis after giving effect to such acquisition, all related transactions (including the Incurrence and use of proceeds of all Indebtedness Incurred in connection therewith) and all other acquisitions and dispositions and related transactions at any time completed as if completed on the first day of the 12-month period ending on the most recent Test Date, (i) the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1 was required on the Test Date) and (ii) the Consolidated Net Leverage Ratio on the Test Date would not have exceeded 6.00:1.00, and (c) if the aggregate consideration for such acquisition is more than $50,000,000, the Borrower delivers to the Facilities Administrative Agents a certificate of a Responsible Officer demonstrating in reasonable detail that the pro forma tests in clause (b) above are satisfied.

“Permitted Factoring Net Investment”: the aggregate cash amount paid by the purchasers under any Permitted Factoring Transactions in connection with their purchase of Receivables Assets, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of such Permitted Factoring Transactions (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Factoring Transactions which are payable to any Person other than the Borrower or any of its Affiliates).

“Permitted Factoring Transaction” means any Factoring Transaction so long as

(a) such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or any Restricted Subsidiary thereof, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(b) all sales, conveyances and/or assignments of Receivables Assets by the Borrower or any Restricted Subsidiary thereof in connection with such Factoring Transaction are made at fair market value (as determined in good faith by the Borrower or any applicable Restricted Subsidiary), and 100% of the proceeds of such sales, conveyances and/or assignments are received in cash,

(c) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower or any applicable Restricted Subsidiary) and may include Standard Securitization Undertakings,

(d) such Factoring Transaction shall be in compliance with each of the Receivables Financing Limitations, and

(e) the Borrower has delivered a certificate signed by a Responsible Officer of the Borrower certifying as to satisfaction of the conditions set forth in clauses (a) through (d) above.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries to secure any Indebtedness shall not be deemed a Permitted Factoring Transaction in and of itself.

“Permitted Foreign Entities”: any First Tier Foreign Subsidiary which is a Restricted Subsidiary.

“Permitted Foreign Investment”: an Investment made by the Borrower or another Loan Party to any Permitted Foreign Entity or any other Wholly Owned Foreign Subsidiary after the Closing Date; provided that, the proceeds of such Investment are used by such Permitted Foreign Entity or Wholly Owned Foreign Subsidiary, as applicable, solely to directly, or indirectly through any Foreign Subsidiary of such Permitted Foreign Entity or Wholly Owned Foreign Subsidiary, finance a Permitted Acquisition.

“Permitted Investors”: collectively, any Management Investors and all of their respective Permitted Transferees.

“Permitted Junior Refinancing Debt”: secured Indebtedness Incurred by the Borrower or any other Loan Party in the form of one or more series of junior lien secured notes or junior lien loans; provided, that (i) such Indebtedness is secured by the Collateral on a junior priority basis to the Obligations hereunder and the obligations in respect of any Permitted Pari Passu Refinancing Debt and such Indebtedness is not secured by any property or assets of the Borrower or any Restricted Subsidiary of the Borrower other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Loans, Refinancing Term Loans, outstanding Revolving Loans or outstanding Refinancing Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is the Latest Maturity Date at the time such Indebtedness is Incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (vii) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement or, if an Intercreditor Agreement has previously been entered into in connection with any other Permitted Junior Refinancing Debt, execute a joinder to the then existing Intercreditor Agreement in substantially the form provided in the Intercreditor Agreement, and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Junior Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens”: any Liens permitted by Section 8.3.

“Permitted Pari Passu Refinancing Debt”: any secured Indebtedness Incurred by the Borrower or any other Loan Party in the form of one or more series of senior secured notes; provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations hereunder and such Indebtedness is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Loans, Refinancing Term Loans, outstanding Revolving Loans or outstanding Refinancing Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is the Latest Maturity Date at the time such Indebtedness is Incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (vi) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement and/or Pari Debt Intercreditor Agreement (as applicable) or, if either such agreement has previously been entered into in connection with any other Permitted Pari Passu Refinancing Debt, execute a joinder to such then existing agreements in substantially the form provided therein, and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Receivables Facility”: any Receivables Facility so long as

(a) such Receivables Facility does not obligate the Borrower or any Restricted Subsidiary thereof, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(b) all sales, contributions, conveyances and/or assignments of Receivables Assets by the Borrower or any Restricted Subsidiary to any Receivables Subsidiary in connection with such Receivables Facility are made at fair market value (as determined in good faith by the Borrower or any applicable Restricted Subsidiary),

(c) any such Receivables Facility (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Receivables Facility is first entered into (as determined in good faith by the Borrower or any applicable Restricted Subsidiary) and may include Standard Securitization Undertakings,

(d) such Receivables Facility shall be in compliance with each of the Receivables Financing Limitations,

(e) the Seller’s Retained Interest and all proceeds thereof shall constitute Collateral hereunder and all necessary steps to perfect a security interest in such Seller’s Retained Interest in favor of the Administrative Agent for the benefit of the Secured Parties are taken by the Borrower or applicable Restricted Subsidiary, and

(f) the Borrower has delivered a certificate signed by a Responsible Officer of the Borrower certifying as to satisfaction of the conditions set forth in clauses (a) through (e) above.

The grant of a security interest in any accounts receivable of the Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a Permitted Receivables Facility in and of itself.

“Permitted Receivables Facility Principal Amount”: on any date of determination, the aggregate cash amount advanced by the lenders or purchasers under Permitted Receivables Facilities to Receivables Subsidiaries in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets, principal payments or otherwise in accordance with the terms of the documents and agreements evidencing, relating to or otherwise governing the Permitted Receivables Facilities.

“Permitted Refinancing”: with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension is unsecured, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations or any Lien securing such Indebtedness is subordinated, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations and such Lien is subordinated, in each case on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, and (e) the primary obligors and guarantors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).

“Permitted Transferees”: in the case of any Management Investors, (i) his or her heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor, as the case may be, and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

“Permitted Unsecured Refinancing Debt”: unsecured Indebtedness Incurred by the Borrower or any other Loan Party in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Loans, Refinancing Term Loans, outstanding Revolving Loans or outstanding Refinancing Revolving Loans, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is the Latest Maturity Date at the time such Indebtedness is Incurred, (iii) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (iv) such Indebtedness is not secured by any Lien on any property or assets of Borrower or any Restricted Subsidiary, and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pesos”: the lawful money of the United Mexican States.

“Plan”: at a particular time, any employee pension benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 7.2(f).

“Pledged Notes”: as defined in the Guarantee and Collateral Agreement.

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Applicable Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Applicable Administrative Agent).

“Projections”: as defined in Section 7.2(b).

“Properties”: as defined in Section 5.17(a).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PTO”: as defined in Section 5.19(c).

“Qualified Counterparty”: with respect to any Specified Hedge Agreement ~~or~~, Specified Cash Management Arrangement or Specified Supply Chain Arrangement, any counterparty thereto that, (i) at or before the time such Specified Hedge Agreement ~~or~~, Specified Cash Management Arrangement or Specified Supply Chain Arrangement was entered into or (ii) on or after the Closing Date, was a Lender or any Facilities Administrative Agent or an affiliate of a Lender.

“Ratio Incremental Amount”: as defined in clause (c) of the definition of “Incremental Amount.”

“Receivables Assets”: accounts receivable (whether existing on the Fifth Amendment Effective Date or arising thereafter) owed to the Borrower or any of its Restricted Subsidiaries which have been sold, conveyed, assigned or otherwise transferred to a Receivables Subsidiary or any other Person in connection with a Factoring Transaction or a Receivables Facility, and (i) all collateral securing such accounts receivable, (ii) all contracts and all guarantees or other payment support obligations (including letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, and (iii) all proceeds of such accounts receivable and other assets which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable.

“Receivables Facility”: any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary, as applicable, sells, contributes, conveys, assigns or otherwise transfers Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries), and such Receivables

Subsidiary pledges all the proceeds of the Receivables Facility, net of transaction expenses, to the transferors of such Receivables Assets as the purchase price for all or a portion of such Receivables Assets, and (b) any other Person that is not an Affiliate of the Borrower (in the case of a sale or pledge by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, pledged, assigned or otherwise transferred).

“Receivables Financing Limitations” means, collectively, the sum of (i) the aggregate outstanding amount of all Permitted Factoring Transactions (provided that the outstanding amount of any Permitted Factoring Transactions for purposes of this definition shall be deemed to be equal to the Permitted Factoring Net Investment at the time of determination with respect thereto), plus (ii) the aggregate outstanding amount of all Permitted Receivables Facilities (provided that the outstanding amount of any Permitted Receivables Facility for purposes of this definition shall be deemed to be equal to the Permitted Receivables Facility Principal Amount at such time with respect thereto), shall not exceed $300,000,000.

“Receivables Subsidiary”: a Wholly Owned Subsidiary of the Borrower that is formed for the purposes of engaging in a Permitted Receivables Facility to which the Borrower or any Restricted Subsidiary sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets, and any business or activities incidental or related to such business, and which is designated by senior management or the board of directors of the Borrower as a Receivables Subsidiary, and:

(A) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(B) with which neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(C) to which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve any specified level of operating results.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member, other than (x) any such settlement or payment arising by reason of any loss of revenues or interruption of business or operations caused thereby and (y) any such settlement or payment constituting reimbursement or compensation for amounts previously paid by any Group Member in respect of the theft, loss, destruction, damage or other similar event relating to any such claim or proceeding.

“Refinanced Debt”: as defined in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing”: the payment in full of the Existing Debt Agreements. “Refinancing Amendment”: an amendment to this Agreement in form and substance reasonably satisfactory to the Facilities Administrative Agents and the Borrower executed by each of (a) the Borrower, (b) the Facilities Administrative Agents and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being Incurred pursuant thereto, in accordance with Section 4.19.

“Refinancing Revolving Commitments”: the revolving credit commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans”: the Revolving Loans made pursuant to any Refinancing Revolving Commitment.

“Refinancing Term Commitments”: one or more Tranches of term loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans”: one or more Tranches of Term Loans that result from a Refinancing Amendment.

“Register”: as defined in Section 11.6(b)(iv).

“Registered Equivalent Notes”: with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantee Obligation) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, an amount equal to the aggregate Net Cash Proceeds received by any Group Member in connection therewith that would have otherwise been required to be applied to prepay the Term Loans pursuant to Section 4.2(b)(i) but for the delivery of the Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends to use an amount equal to all or a specified portion of the Net Proceeds of an Asset Sale or Recovery Event to acquire, improve or repair fixed or capital assets useful in its business, or to complete a Permitted Acquisition.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, improve or repair fixed or capital assets useful in the Borrower’s business, to acquire a brand or trademark and related assets or to complete a Permitted Acquisition.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event the date occurring eighteen months after the receipt by the Borrower of proceeds relating to such Reinvestment Event (or the 180th day thereafter if the Borrower or any of its Restricted Subsidiaries has entered into a legally binding commitment to apply such proceeds in accordance with the applicable Reinvestment Notice).

“Related Persons”: with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, attorneys, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body”: (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any other Approved Currency, (1) the central bank for the Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Removal Effective Date”: as defined in Section 10.9(b).

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice requirement is waived by regulation in effect as of the Closing Date.

“Repricing Transaction”: (i) prepayment or refinancing of all or a portion of the Term Loans concurrently with the Incurrence by the Borrower of any long-term bank debt financing or any other financing similar to the Term Loans having a lower All-In Yield than the All-In Yield applicable to the Term Loans and (ii) any amendment which reduces the All-In-Yield applicable to the Term Loans; provided that “Repricing Transaction” shall not include (a) any Transformative Acquisition and (b) a transaction that results in a Change of Control. For the avoidance of doubt, a Repricing Transaction shall not include any repayment or refinancing consummated with proceeds of an offering of debt or equity securities by the Borrower or any of its Subsidiaries.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. The Loans and Commitments of any Affiliated Lender shall, for purposes of this definition, be subject to Section 11.19.

“Required Prepayment Percentage”: 50%, or, if as of the end of the most recent fiscal year (starting with the fiscal year ending on March 31, 2027), the Consolidated Senior Secured Net Leverage Ratio is less than or equal to 2.25 to 1.00 but greater than 1.75 to 1.00, 25%, or if on the date of the applicable prepayment, the Consolidated Senior Secured Net Leverage Ratio is less than or equal to 1.75 to 1.00, 0%.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Required Revolving Lenders”: at any time, Revolving Lenders having (a) Revolving Loans (other than Swingline Loans) outstanding, (b) L/C Obligations, (c) Swingline Exposures, and (d) unused Revolving Commitments (in each case, calculated based on the Dollar Equivalent thereof) that, taken together, represent more than 50% of the sum of (w) all Revolving Loans (other than Swingline Loans) outstanding, (x) all L/C Obligations, (y) all Swingline Exposures, and (z) the total unused Revolving Commitments at such time (in each case, calculated based on the Dollar Equivalent thereof); provided, that the Revolving Loans, L/C Obligations, Swingline Exposures, and unused Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.

“Required Term Lenders”: at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding. The Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time. The Term Loans of any Affiliated Lender shall, for purposes of this definition, be subject to Section 11.19.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: with respect to any Person, the chief executive officer, president, vice president, chief financial officer, secretary, treasurer, assistant secretary, assistant treasurer, manager, director or duly appointed attorney-in-fact or similar Person or any other person designated by the board of directors or managing officers, as applicable, in a resolution.

“Restricted Payments”: as defined in Section 8.6.

“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately prior and immediately after giving effect to such designation (x) the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1 was required on the Test Date) on a pro forma basis after giving effect to such designation and all related transactions at any time completed as if completed on the first day of the 12-month period ending on the most recent Test Date and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by Borrower shall be evidenced to the Facilities Administrative Agents by promptly delivering to such Facilities Administrative Agents a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Subsidiary pursuant to sub-clause (C) of the definition of Unrestricted Subsidiary in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary.

“Revolving Administrative Agent”: as defined in the preamble to this Agreement.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed, (a) prior to the Fourth Amendment Effective Date, in the case of Lenders party hereto as of the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(e) hereto, (b) from and after the Fourth Amendment Effective Date and prior to the Fifth Amendment Effective Date, in the case of Lenders party hereto as of the Fourth Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule III of the Fourth Amendment ~~and~~, (c) from and after the Fifth Amendment Effective Date, in the case of Lenders party hereto as of the Fifth

Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule II of the Fifth Amendment and (d) in the case of Lenders that become parties hereto after such dates, the amount set forth in the Assignment and Assumption by which such Lender became a party hereto, in each case of the foregoing clauses (a), (b) ~~and~~, (c) and (d), as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of Revolving Commitments as of the Second Amendment Effective Date was $600,000,000. The aggregate amount of Revolving Commitments as of the Fourth Amendment Effective Date ~~is~~was $750,000,000. The aggregate amount of Revolving Commitments as of the Fifth Amendment Effective Date is $1,050,000,000.

“Revolving Commitment Period”: (a) prior to the Fourth Amendment Effective Date, the period from and including the Closing Date up to but excluding the Business Day preceding the Revolving Termination Date (as in effect prior to the Fourth Amendment Effective Date) and (b) from and after the Fourth Amendment Effective Date, the period from and including the Fourth Amendment Effective Date up to but excluding the Business Day preceding the Revolving Termination Date (as in effect from and after the Fourth Amendment Effective Date).

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time (including any Incremental Revolving Commitments).

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans~~.~~, provided that BMO Bank, N.A. shall be permitted to make Revolving Loans denominated in Pesos through its affiliate, Bank of Montreal, Toronto Branch, following which Bank of Montreal, Toronto Branch, shall be deemed a Revolving Lender.

“Revolving Loans”: as defined in Section 3.1(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

“Revolving Termination Date”: the earlier of (a) February 27, 2031 and (b) the date on which the Revolving Commitments are terminated pursuant to any provision of this Agreement.

“RFR”: for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Euro, €STR, (b) Canadian Dollars, CORRA and (c) Mexican Pesos, F-TIIE.

“S&P”: Standard & Poor’s Ratings Services and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Sanctioned Country”: at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the ~~Second~~Fifth Amendment Effective Date, Cuba, Iran, North Korea, ~~Syria,~~ the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state or the Hong Kong Monetary Authority, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50 % or more or controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, or (c) the Hong Kong Monetary Authority.

“SEC”: the Securities and Exchange Commission, any successor thereto and otherwise any analogous Governmental Authority.

“Second Amendment Effective Date”: May 26, 2022.

“Secured Obligations”: as defined in the Guarantee and Collateral Agreement. “Secured Parties”: as defined in the Guarantee and Collateral Agreement. “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Seller’s Retained Interest”: the debt or equity interests held by the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) in a Receivables Subsidiary to which the Borrower or any Restricted Subsidiary has transferred Receivables Assets, including any such debt or equity received as consideration for or as a portion of the purchase price for the Receivables Assets transferred, or any other instrument through which the Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Receivables Assets.

“Senior Representative”: with respect to any series of Permitted Pari Passu Refinancing Debt or Permitted Junior Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, Incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, but that is not a Multiemployer Plan.

“SOFR”: for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Acquisition Agreement Representations”: the representations made by or on behalf of the Target or its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its applicable Affiliates have the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of any such representations in the Acquisition Agreement.

“Specified Cash Management Arrangement”: any arrangement for treasury, depositary or cash management services (including any credit card, commercial card, merchant card or other stored value card services and any processing of payments and other administrative services with respect thereto) provided to the Borrower or any of its Subsidiaries by a Qualified Counterparty in connection with any transfer or disbursement of funds through an automated clearinghouse or on a same day or immediate or accelerated availability basis that has been designated as a Specified Cash Management Arrangement by notice from the Borrower to the Facilities Administrative Agents. The designation by the Borrower of any such arrangement as a Specified Cash Management Arrangement shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral or of the Obligations of the Borrower or any Subsidiary Guarantor under the Guarantee and Collateral Agreement.

“Specified Existing Tranche”: as defined in Section 4.18(a).

“Specified Hedge Agreement”: any Hedge Agreement between the Borrower or any of its Subsidiaries and any Qualified Counterparty that has been designated as a Specified Hedge Agreement by notice from the Borrower to the Facilities Administrative Agents (it being understood that one notice with respect to a specified ISDA Master Agreement may designate all transactions thereunder as being “Obligations” under a Specified Hedge Agreement, without the need for separate notices for each individual transaction thereunder). The designation by the Borrower of any Hedge Agreement as a Specified Hedge Agreement (a) shall constitute a representation and warranty by the Borrower that such Hedge Agreement is permitted by Section 8.11 (upon which such Qualified Counterparty shall be entitled to rely conclusively) and (b) shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral or of the Obligations of the Borrower or any Subsidiary Guarantor under the Guarantee and Collateral Agreement except to the extent expressly set forth in the Guarantee and Collateral Agreement.

“Specified Representations”: the representations and warranties made by the Borrower and the other Loan Parties, as applicable, set forth in Section 5.3(a) (solely with respect to the Loan Parties), Section 5.4, Section 5.5 (solely with respect to Organizational Documents of the Loan Parties), Section 5.11, Section 5.14, Section 5.19, Section 5.20, Section 5.22 and Section 5.23.

“Specified Supply Chain Arrangement”: any arrangement for payables services, including supply chain finance, payables finance, vendor payable programs and other administrative services with respect thereto, provided to the Borrower or any of its Subsidiaries by a Qualified Counterparty, that has been designated as a Specified Supply Chain Arrangement by notice from the Borrower to the Facilities Administrative Agents. The designation by the Borrower of any such arrangement as a Specified Supply Chain Arrangement shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral or of the Obligations of the Borrower or any Subsidiary Guarantor under the Guarantee and Collateral Agreement.

“Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of performance of Affiliates entered into by the Borrower or any Restricted Subsidiary of the Borrower that are customary in a Factoring Transaction or Receivables Facility, as applicable, including, without limitation, those relating to the servicing of Receivables Assets.

“Subsidiary”: as to any Person, mean any corporation, trust, partnership, limited liability company or other business entity of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Wholly Owned Subsidiary of the Borrower that is a Material Domestic Subsidiary (or any other Restricted Subsidiary designated by the Borrower as a Subsidiary Guarantor) and party to the Guarantee and Collateral Agreement from time to time. Notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary shall be required to be a Subsidiary Guarantor.

“Swingline Commitment”: $60,000,000.

“Swingline Exposure”: at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Revolving Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender”: PNC Bank, National Association, in its capacity as the lender of Swingline Loans.

“Swingline Loans”: as defined in Section 3.3(a).

“Swingline Participation Amount”: as defined in Section 3.4(c).

“Syndication Agents”: Bank of America, N.A., PNC Capital Markets LLC and JPMorgan Chase Bank, N.A.

“Target”: Infiltrator Water Technologies Ultimate Holdings, Inc., a Delaware corporation.

“Target Historical Financial Statements”: as defined in Section 5.1(b).

“Target Material Adverse Effect”: a “Material Adverse Change”, as defined in the Acquisition Agreement as of the Closing Date.

“Target Person”: as defined in Section 8.7.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Administrative Agent”: as defined in the preamble to this Agreement.

“Term Benchmark”: when used in connection with any Loan, refers to whether such Loan bears interest at a rate determined by reference to (a) if such Loan is denominated in Dollars, the Term SOFR Rate, (b) if such Loan is denominated in Euros, (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the

Applicable Administrative Agent from time to time; in each case, the “EURIBOR Rate”) at approximately 11:00 a.m. (Brussels, Belgium time), two Business Days prior to the commencement of such Interest Period; provided, that if by such time the EURIBOR Rate in respect of such day has not been so published, or if such day is not a Business Day, then the EURIBOR Rate for such day will be the EURIBOR Rate as published in respect of the first preceding Business Day for which such EURIBOR Rate was published thereon; provided further that any EURIBOR Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three consecutive Business Days and (c) if such Loan is denominated in Canadian Dollars, (i) the Term CORRA Reference Rate for a period equal in length to the applicable Interest Period, as displayed on a page or service providing such quotations as determined by the Revolving Administrative Agent from time to time (the “Term CORRA Rate”) at approximately 1:00 p.m. (Toronto time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if by such time the Term CORRA Rate in respect of such day has not been so published, then the Term CORRA Rate for such day will be the Term CORRA Rate as published in respect of the first preceding Business Day for which such Term CORRA Rate was published thereon; provided further that any Term CORRA Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Term CORRA Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “Term CORRA Reference Rate Lookback Day”); provided that if the Term Benchmark as so determined would be less than the Floor, such rate shall be deemed to be the Floor.

“Term Benchmark Loan”: Loans the rate of interest applicable to which is based upon the applicable Term Benchmark.

“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans under a particular Facility for which the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Term Commitment”: as to any Lender, the obligations of such Lender, if any, to make the Term Loans to the Borrower in an amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(d) hereto.

“Term CORRA Reference Rate”: the forward-looking term rate based on CORRA, as administered by the Term CORRA Reference Rate Administrator.

“Term CORRA Reference Rate Administrator”: CanDeal Benchmark Administration Services Inc. or TSX Inc. (or any successor administrator of the Term CORRA Reference Rate selected by the Revolving Administrative Agent in its reasonable discretion).

“Term Facility”: the Initial Term Facility or any Incremental Term Facility, and “Term Facilities” means all of them, collectively.

“Term Lender”: (a) on the Closing Date, any Lender that has a Term Commitment at such time, and (b) at any time after the Closing Date, any Lender that holds Term Loans (or Term Commitments under any Incremental Term Loan Facility) at such time.

“Term Loans”: an advance made by any Term Lender under any Term Facility.

“Term Loan Maturity Date”: as defined in Section 2.3.

“Term Percentage”: as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

“Term SOFR”: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator”: the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Applicable Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day”: as defined in the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate”: for any calculation with respect to a Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Reference Rate”: the rate per annum determined by the Applicable Administrative Agent as the forward-looking term rate based on SOFR.

“Test Date”: at any time, the last day of the most recently ended fiscal quarter for which the Borrower’s consolidated annual or quarterly financial statements are then available.

“Total L/C Commitments”: $75,000,000.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Tranche”: each tranche of Loans and/or Commitments available hereunder. ~~On~~From and after the Fourth Amendment Effective Date there shall be two tranches comprising (i) the Initial Term Facility and (ii) the Revolving Facility.

“Transaction Costs”: the fees, costs and expenses payable by the Borrower or any of its Restricted Subsidiaries in connection with the Transactions and any other transactions entered into in connection therewith.

“Transactions”: collectively, the Acquisition, the Refinancing and the Borrower’s obtaining of the Initial Term Facility and the Revolving Facility.

“Transferee”: any Assignee or Participant.

“Transformative Acquisition”: any acquisition or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Type”: as to any Loan, its nature as a Base Rate Loan, a Term Benchmark Loan or a Daily RFR Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States”: the United States of America.

“Unrestricted Cash”: cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower in accordance with GAAP; provided that cash and Cash Equivalents that are restricted or secured (i) in favor of the Indebtedness under this Agreement shall be deemed to be Unrestricted Cash and (ii) in favor of other Indebtedness secured by a pari passu or junior Lien on the Collateral as permitted under this Agreement shall be deemed to be Unrestricted Cash (only if such cash and Cash Equivalents are also restricted or secured in favor of the Indebtedness under this Agreement on a pari passu or senior basis to the Lien of such other Indebtedness).

“Unrestricted Subsidiary”:

(i) each Subsidiary, if any, listed on Schedule 1.1(b), (ii) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Borrower in the manner provided below, and (iii) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries (x) owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated or (y) owns (or has an exclusive license to) any Material Assets; provided, that (i)(A) such designation was made at or prior to the Closing Date (and any such Subsidiary so designated is set forth on Schedule 1.1(b) hereto), or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then the fair market value of such designation would be permitted under Section 8.7 and

(ii) any Unrestricted Subsidiary that has been designated as a Restricted Subsidiary may not subsequently be re-designated as an Unrestricted Subsidiary without the prior consent of the Facilities Administrative Agents and in compliance with the definition of Restricted Subsidiary; provided, further, that immediately prior and immediately after giving effect to such designation as an Unrestricted Subsidiary (x) the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1 was required on the Test Date) on a pro forma basis after giving effect to such designation and all related transactions at any time completed as if completed on the first day of the 12-month period ending on the most recent Test Date and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Borrower shall be evidenced to the Facilities Administrative Agents by promptly delivering to the Facilities Administrative Agents a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“Unrestricted Subsidiary Cap”: as defined in Section 8.7.

“Unrestricted Subsidiary Cap Provision”: as defined in Section 8.7.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: for purposes of Sections 5.26 and 8.16 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“Valuation Date”: (i) the date of the making, continuing or converting of any Revolving Loan or any other extension of credit under the Revolving Commitments and (ii) any other date designated by the Applicable Administrative Agent.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Foreign Subsidiary”: any Wholly Owned Subsidiary that is a Foreign Subsidiary.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law or de minimis shares held by nominees or others as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

“Withholding Agent”: the Borrower, any other Loan Party and the Applicable Administrative Agent.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(c) For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., “Term Loans”) or by Type (e.g., “Term Benchmark Term Loans”).

(d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full in cash in immediately available funds of such Obligation (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations and Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made).

1.3 Certain Calculations and Tests. (a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (x) compliance with any financial ratio or test (including Section 8.1 hereof, any Consolidated Coverage Ratio test, any Consolidated Net Leverage Ratio test, any Consolidated Senior Secured Net Leverage Ratio test, the amount of Consolidated Total Assets or any cap expressed as a percentage of Consolidated Total Assets) or (y) the absence of a Default or Event of Default as a condition to (A) the making of any Limited Condition Acquisition or (B) the consummation of any transaction in connection with any Limited Condition Acquisition (including the assumption or incurrence of Indebtedness or Liens in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Date at the time of) either (I) the execution of the definitive agreement with respect to such Limited Condition Acquisition or (II) the consummation of such Limited Condition Acquisition, in each case, after giving effect to the relevant Limited Condition Acquisition or other transaction and any related Indebtedness or Liens on a pro forma basis.

(b) Notwithstanding the foregoing, if the Borrower has made an election to test at the time of the execution of the definitive agreement with respect to a Limited Condition Acquisition or the consummation of any transaction in connection with any Limited Condition Acquisition, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such

Limited Condition Acquisition, any such ratio or test shall be calculated on (A) a pro forma basis assuming such Limited Condition Acquisition or any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Limited Condition Acquisition and any such transactions in connection therewith.

(c) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under Section 4.17 or any covenant that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under Section 4.17 or the same covenant as such Fixed Amount that requires compliance with a financial ratio (including Section 8.1 hereof, any Consolidated Net Leverage Ratio test or any Consolidated Senior Secured Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts being substantially concurrently incurred shall be disregarded in the calculation of the financial ratio or test applicable to such substantially concurrent utilization of the Incurrence-Based Amounts under Section 4.17 or the same covenant as such Fixed Amount.

(d) Notwithstanding anything to the contrary herein, Consolidated EBITDA, Consolidated Net Income and any financial ratios or tests, including the Consolidated Coverage Ratio, Consolidated Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.3(d) or (e), as applicable; provided that notwithstanding anything to the contrary in clauses (i), (ii), (iii) or (iv) of this Section 1.3(d) or Section 1.3(e), as applicable, when calculating the Consolidated Senior Secured Net Leverage Ratio for purposes of determining actual compliance (and not compliance on a pro forma basis or determining compliance giving pro forma effect to a transaction) with Section 8.1, the events described in this Section 1.3(d) or Section 1.3(e) that occurred subsequent to the end of the period of four consecutive fiscal quarters ended on the most recent Test Date shall not be given pro forma effect:

(i) if since the beginning of such period the Borrower or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test is an Incurrence of Indebtedness, Consolidated EBITDA, Consolidated Interest Expense or such ratio or test for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(ii) if since the beginning of such period the Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), then Consolidated EBITDA, Consolidated Interest Expense or such financial ratio or test for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(iii) if since the beginning of such period the Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale, and any financial ratio or test shall be calculated after giving pro forma effect to such Sale as if such Sale had occurred on the first day of such period;

(iv) if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business in a Permitted Acquisition, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period;

(v) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (ii), (iii) or (iv) of Section 1.3(d) if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period; and

(vi) whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings, synergies or annualized impact of buyer fee increases relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or a Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

(e) For the purposes of calculating Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or designated any Restricted Subsidiary as an Unrestricted Subsidiary, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition or designation for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition or designated any Unrestricted Subsidiary as a Restricted Subsidiary, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto, as if such Material Acquisition or designation occurred on the first day of such Reference Period. As used herein, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $50,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $50,000,000.

1.4 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) any reference to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person and (b) any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.5 Interest Rates; SOFR. The Facilities Administrative Agents do not warrant, nor accept responsibility, nor shall the Facilities Administrative Agents have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein (including the rates in the definition of “SOFR”) or with respect to any alternative or successor rates or replacement rates of any of the reference rates referred to herein, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.7(b), will be similar to, or produce the same value or economic equivalence of, the applicable reference rate referred to herein or have the same volume or liquidity as it did prior to its discontinuance or unavailability.

1.6 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Refinancing Term Loans, Refinancing Revolving Loans, Extended Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in immediately available funds”, “in cash” or any other similar requirement.

1.7 Compliance with Certain Sections. For purposes of determining compliance with Section 8, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, prepayment of Indebtedness or other transaction meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of a particular covenant under Section 8, such transaction (or portion thereof), subject to the Unrestricted Subsidiary Cap Provision, at any time shall be permitted under one or more of such clauses at the time of such transaction or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified by the Borrower in any manner not expressly prohibited by this Agreement.

1.8 Exchange Rates; Currency Equivalents; Basket Calculations.

(a) The Applicable Administrative Agent shall determine the Exchange Rates as of each Valuation Date to be used for calculating Dollar Equivalent amounts of extensions of credit and amounts outstanding hereunder denominated in other Approved Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Applicable Administrative Agent.

(b) Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Term Benchmark Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Term Benchmark Loan is denominated in another Approved Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such other Approved Currency, with 0.5 or a unit being rounded upward), as determined by the Applicable Administrative Agent.

(c) For purposes of determining compliance with the Consolidated Coverage Ratio, Consolidated Net Leverage Ratio and Consolidated Senior Secured Net Leverage Ratio, the amount of any Indebtedness denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date of the financial statements on which the applicable Consolidated EBITDA is calculated.

(d) For the avoidance of doubt, in the case of a Loan denominated in an Approved Currency other than Dollars, except as expressly provided herein, all interest and fees shall accrue and be payable thereon based on the actual amount outstanding in such Approved Currency (without any translation into the Dollar Equivalent thereof).

SECTION 2. AMOUNT AND TERMS OF TERM LOANS

2.1 Term Loans. Subject to the terms and conditions hereof, (a) each Initial Term Lender will make a Term Loan denominated in Dollars to the Borrower on the Fourth Amendment Effective Date in the amount of such Initial Term Lender’s Initial Term Commitment on the Fourth Amendment Effective Date and (b) each Term Lender that holds Term Commitments under any Incremental Term Loan Facility agrees to make a Term Loan to the Borrower as and when set forth in the applicable Incremental Commitment Agreement. Term Loans shall be either Term Benchmark Loans or Base Rate Loans, as determined by the Borrower and notified to the Term Administrative Agent in accordance with Sections 2.2 and 4.3. The Initial Term Commitments will automatically terminate upon funding of the Initial Term Loans on the Fourth Amendment Effective Date.

2.2 Procedure for the Initial Term Loan Borrowing. (a) The Borrower shall give the Term Administrative Agent irrevocable notice, which must be received by the Term Administrative Agent prior to 5:00 p.m., New York City time, one Business Day prior to the anticipated Fourth Amendment Effective Date, requesting that the Initial Term Lenders make Initial Term Loans on the Fourth Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such notice, the Term Administrative Agent shall promptly notify each Initial Term Lender thereof. Not later than 1:00 p.m., New York City time, on the Fourth Amendment Effective Date, each Initial Term Lender shall make available to the Term Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loans to be made by such Initial Term Lender.

(b) The Term Administrative Agent shall credit the account of the Borrower on the books of such office of the Term Administrative Agent with the aggregate amounts made available to the Term Administrative Agent by the Initial Term Lenders in immediately available funds.

2.3 Repayment of Initial Term Loans. The Initial Term Loans shall mature and be payable in full on February 28, 2033 (such date, the “Term Loan Maturity Date”), and shall also be repayable prior to that date in consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage of 0.25% of the original aggregate principal amount of the Initial Term Loans outstanding on the Fourth Amendment Effective Date, due commencing on July 1, 2026 and continuing on the first day of each consecutive April, July, October and January thereafter.

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

3.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) denominated in Dollars or any other Approved Currency to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Extensions of Credit then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. Revolving Loans that are repaid may be reborrowed during the Revolving Commitment Period, subject to the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or, in the case of Loans denominated in Pesos, Daily RFR Loans or, in the case of Loans denominated in Dollars, Base Rate Loans, as determined by the Borrower and notified to the Revolving Administrative Agent in accordance with Sections 3.2 and 4.3.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

3.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided, that the Borrower shall give the Revolving Administrative Agent irrevocable notice, which must be received by the Revolving Administrative Agent prior to (a) 1:00 p.m., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, (b) 11:00 a.m., New York City time, on the requested Borrowing Date, in the case of Base Rate Loans or (c) 10:00 a.m., New York City time, four (4) Business Days prior to the requested Borrowing Date, in the case of Daily RFR Loans, and which shall specify (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan, the respective lengths of the initial Interest Period therefor and the currency thereof. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Revolving Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Revolving Administrative Agent for the account of the Borrower at the Funding Office prior to (i) in the case of Term Benchmark Loans, 12:00 noon, New York City time, or (ii) in the case of Base Rate Loans, 1:00 p.m., New York City time, and, in each case, on the Borrowing Date requested by the Borrower in funds immediately available to the Revolving Administrative Agent. Such amounts will then be made available to the Borrower by the Revolving Administrative Agent crediting an account of the Borrower maintained by the Revolving Administrative Agent, in like amounts and funds as received by the Revolving Administrative Agent.

3.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender may in its sole discretion make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period available by making swing line loans in Dollars (“Swingline Loans”) to the Borrower. After making a requested Swingline Loan, the sum of (i) the Swingline Lender’s aggregate principal amount of all Revolving Loans, (ii) the Revolving Percentage of the L/C Obligations and (iii) all outstanding Swingline Loans may exceed the Swingline Lender’s Revolving Commitment; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment, (ii) the Borrower shall not request any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (iii) the Swingline Lender shall not be required to make any Swingline Loans under this Section 3.3 at any time when an Event of Default has occurred and is continuing. Subject to the foregoing, Swingline Loans may be repaid and reborrowed from time to time.

(b) Swingline Loans shall be Base Rate Loans only.

(c) The Borrower shall repay all outstanding Swingline Loans (i) on each Borrowing Date for Revolving Loans, (ii) on the Revolving Termination Date, (iii) on a weekly basis as determined by the Swingline Lender and (iv) on demand by the Swingline Lender at any time when an Event of Default has occurred and is continuing.

3.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans; Successor Swingline Lenders. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable notice not later than 1:00 p.m., New York City time, on the proposed Borrowing Date, specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period) and such notice shall constitute certification by the Borrower to the Swingline Lender that the unused portion of the Revolving Facility is greater than or equal to the Swingline Loans and the Swingline Lender shall be entitled to rely conclusively on such certification. Each borrowing of Swingline Loans shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Revolving Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Revolving Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Revolving Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to do so), request a borrowing of Revolving Loans in an amount equal to the aggregate outstanding Swingline Loans and apply the proceeds of such borrowing to the repayment of the Swingline Loans. Each Revolving Lender agrees to fund its Revolving Percentage of any such borrowing so requested in immediately available funds, not later than 10:00 a.m., New York City time, on the first Business Day after the date of such borrowing is requested. The proceeds of such Revolving Loans shall immediately be made available by the Revolving Administrative Agent to the Swingline Lender for application to the repayment of Swingline Loans. The Borrower agrees to pay, and irrevocably authorizes the Swingline Lender and Revolving Administrative Agent to charge the Borrower’s accounts with the Swingline Lender or Revolving Administrative Agent as necessary to pay, all outstanding Swingline Loans to the extent amounts received from the Revolving Lenders upon any such request are not sufficient to repay the outstanding Swingline Loans.

(c) If the Swingline Lender at any time determines that it is precluded from making a request for a borrowing of Revolving Loans pursuant to Section 3.4(b), whether by reason of the occurrence of a Default described in Section 9(f) or otherwise for any reason, each Revolving Lender hereby purchases from the Swingline Lender an undivided participating interest in the then outstanding Swingline Loans (a “Swingline Participation Amount”) and shall promptly upon demand of the Swingline Lender complete such purchase at par by paying to the Swingline Lender an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate outstanding Swingline Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, that if any such payment is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including: (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or the failure to satisfy any of the conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Revolving Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Revolving Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 4.5(b). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(g) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Revolving Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 3.4(f) above.

3.5 Commitment Fees, etc. (a) The Borrower agrees to pay to the Revolving Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Fourth Amendment Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each April, July, October and January and on the Revolving Termination Date, commencing on the first of such dates to occur after the Fourth Amendment Effective Date.

(b) The Borrower agrees to pay to each of the Facilities Administrative Agents the fees in the amounts and on the dates agreed to in writing by the Borrower and such Facilities Administrative Agent.

3.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Revolving Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments, which notice may be conditioned upon the occurrence of any other transaction and, if such condition is not satisfied on or prior to the date specified in such notice, may be revoked by the Borrower; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $500,000, or a whole multiple thereof or the Total Revolving Commitment, and shall reduce permanently the Revolving Commitments then in effect. Unless previously terminated in accordance with the terms hereof, the Revolving Commitments shall automatically terminate on the Revolving Termination Date.

3.7 Letter of Credit Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender (other than any Issuing Lender referred to in clause (b) of the definition of “Issuing Lender”), in reliance on the agreements of the other Revolving Lenders set forth in Section 3.10(a), agrees to issue, on a sight basis, letters of credit (“Letters of Credit”) for the account of the Borrower (or for the account of any Subsidiary of the Borrower if the Borrower requests a Letter of Credit for such Subsidiary’s account; provided, that notwithstanding that a Letter of Credit may be issued or outstanding hereunder in support of any obligations of, or for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse each Issuing Lender hereunder for any and all drawings under such Letter of Credit; provided, further, that the Borrower shall act as the applicant of each Letter of Credit on behalf of a Subsidiary) on any Business Day at any time and from time to time until the date that is ten days prior to the Revolving Termination Date, in such form as may be approved from time to time by such Issuing Lender; provided, that the applicable Issuing Lender shall have no obligation to cause any Letter of Credit to be issued if, after giving effect to such issuance, (i) the L/C Obligations would exceed the Total L/C Commitments, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero, (iii) [reserved] or (iv) the available balance of all outstanding Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s L/C Commitment; provided, that each Issuing Lender, may at its sole discretion issue a Letter of Credit although after giving effect to such issuance the stated amount of all outstanding Letters of Credit issued by such Issuing Lender would exceed its L/C Commitment, so long as after giving effect to such issuance the L/C Obligations would not exceed the Total L/C Commitments. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be denominated in Dollars and expire no later than the earlier of (i) the first anniversary of its date of issuance and (ii) the date that is five days prior to the Revolving Termination Date; provided, that any Letter of Credit with a one-year term may provide, with the consent of the applicable Issuing Lender, for the automatic extension thereof for additional periods of up to one year (which shall in no event extend beyond the date referred to in clause (ii) above). If, as of the Revolving Termination Date, any Letter of Credit for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then undrawn amount of all outstanding Letters of Credit with all such Cash Collateral or Backstop L/Cs denominated in Dollars. “Cash Collateralize” shall mean to (i) pledge and deposit with or deliver to the Revolving Administrative Agent, for the benefit of the applicable Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances of deposit accounts under the sole dominion and control of the Revolving Administrative Agent on terms reasonably satisfactory to the Revolving Administrative Agent in an amount equal to 100% of the total amount then available under the applicable Letters of Credit pursuant to documentation in form and substance reasonably satisfactory to the Revolving Administrative Agent and such Issuing Lender (which documents are hereby consented to by the Lenders) (“Cash Collateral”) or (ii) deliver to the applicable Issuing Lender one or more backstop letters of credit in form and substance reasonably acceptable to, and issued by financial institutions reasonably acceptable to the applicable Issuing Lender that has issued such Letter of Credit and the Revolving Administrative Agent (each such letter of credit, a “Backstop L/C”). Derivatives of such above defined terms shall have corresponding meanings.

(b) No Issuing Lender shall at any time be obligated to cause any Letter of Credit to be issued hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or such Issuing Lender’s internal policies relating to the issuance of Letters of Credit.

(c) The Borrower may, at any time and from time to time with the consent of the Revolving Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender being so designated, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement. Any Lender designated as an issuing lender pursuant to this Section 3.7(c) shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender or Issuing Lenders and such Lender.

(d) The Borrower hereby agrees that each Existing Letter of Credit shall be deemed to be a Letter of Credit under this Agreement as of the date on which the Lender that issued such Existing Letter of Credit becomes a Revolving Lender hereunder.

(e) Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Revolving Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Revolving Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.9. From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or amend or extend any outstanding Letter of Credit issued by it.

(f) Any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Revolving Administrative Agent and the Borrower, in which case, such Issuing Lender may be replaced in accordance with Section 3.7(e).

3.8 Procedure for Issuance of Letters of Credit. (a) The Borrower may from time to time request that any Issuing Lender (other than any Issuing Lender referred to in clause (b) of the definition of “Issuing Lender”) issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Lender at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, such Issuing Lender will notify the Revolving Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of written confirmation from the Revolving Administrative Agent that after giving effect to the requested issuance, none of the statements specified in clauses (i) through (iv) of the first sentence of Section 3.7(a) would be true, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith to be processed in accordance with its customary policies and procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Revolving Administrative Agent) promptly following the issuance thereof. Such Issuing Lender shall promptly furnish to the Revolving Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(b) The making of each request for a Letter of Credit by the Borrower shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.7(a) or any Requirement of Law applicable to the Loan Parties. Unless each Issuing Lender has received notice from the Revolving Administrative Agent before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6.2 are not satisfied, or that the issuance of such Letter of Credit would violate Section 3.7, then such Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with its customary policies and procedures.

3.9 Fees and Other Charges. (a) The Borrower will pay a fee on the undrawn and unexpired amount of each Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender computed at the rate of 0.125% per annum and payable quarterly in arrears on each L/C Fee Payment Date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.10 Letter of Credit Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each drawing paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a drawing is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Revolving Administrative Agent for the account of such Issuing Lender upon demand of such Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such drawing, or any part thereof, that is not so reimbursed and the Revolving Administrative Agent shall promptly forward such amounts to such Issuing Lender.

(b) If any amount required to be paid by any L/C Participant to the Revolving Administrative Agent for the account of any Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Revolving Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Revolving Administrative Agent for the account of such Issuing

Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Revolving Administrative Agent for the account of any Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of any Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.10 shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Revolving Administrative Agent or any Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Revolving Administrative Agent or such Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, that if any such payment received by Revolving Administrative Agent or such Issuing Lender, as the case may be, shall be required to be returned by the Revolving Administrative Agent or such Issuing Lender, such L/C Participant shall return to the Revolving Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed to such L/C Participant.

3.11 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender within one Business Day after such Issuing Lender notifies the Borrower of the date and amount of a drawing presented under any Letter of Credit paid by such Issuing Lender (or on the next Business Day, if such notice is received any time after 11:00 a.m., New York time, on such day) for the amount of such drawing so paid. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant drawing is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter, Section 4.5(c).

3.12 Obligations Absolute. The Borrower’s obligations under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or purportedly transferred or any claims whatsoever of the

Borrower against any beneficiary of such Letter of Credit or any such transferee or purported transferee, (ii) payment by each Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.12, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender or any Related Person of such Issuing Lender. The Borrower agrees that any action taken by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.13 Letter of Credit Payments. If a compliant drawing shall be presented for payment under any Letter of Credit, the applicable Issuing Lender that issued such Letter of Credit shall promptly notify the Revolving Administrative Agent who in turn shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any drawing presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to causing the applicable Issuing Lender that has issued such Letter of Credit to determine that the documents (including each drawing, if any) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

4.1 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Applicable Administrative Agent (i) no later than 1:00 p.m., New York City time (or such later time as the Applicable Administrative Agent may agree in its sole discretion), (x) three Business Days prior thereto in the case of Term Benchmark Loans denominated in Dollars, (y) four Business Days prior thereto in the case of Term Benchmark Loans denominated in any Approved Currency other than Dollars and (ii) and no later than 1:00 p.m., New York City time (or such later time as the Applicable Administrative Agent may agree in its sole discretion), one Business Day prior thereto in the case of Loans that are Base Rate Loans, in each case which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or Base Rate Loans and the currency of the Loan being repaid; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Applicable Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or other financing or events, in which case such notice may be revoked by the Borrower (by notice to the Applicable Administrative Agent on or prior to the specified date) if such condition is not satisfied), together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b) Any optional prepayments of the Term Facilities shall be credited to the remaining scheduled installments of the Term Facilities thereof as specified by the Borrower or, if not specified, pro rata to the remaining installments of each of the Facilities on a pro rata basis.

(c) Notwithstanding the foregoing, a prepayment premium shall apply to any prepayment of Initial Term Loans occurring on or prior to the six month anniversary of the Fourth Amendment Effective Date from the proceeds of a Repricing Transaction in an amount equal to 1.00% of the principal amount of any Term Loans subject to such prepayment or, in the case of any Repricing Transaction effected through an amendment, the principal amount of Term Loans outstanding immediately prior to such amendment of any Term Lender that is replaced in connection with such amendment pursuant to the Borrower’s exercise of its mandatory assignment rights to replace a Lender under Section 4.13.

4.2 Mandatory Prepayments. (a) If at any time after the Closing Date any Group Member receives any Net Cash Proceeds from the Incurrence of any Indebtedness (other than Excluded Indebtedness), the Borrower shall prepay the Term Loans on a pro rata basis on the date of such receipt in an amount equal to 100% of such Net Cash Proceeds; provided, that if at the time of such prepayment such Group Member is required to prepay any Other Applicable Indebtedness (to the extent and if required by the terms of the definitive documentation governing such other Indebtedness), then the Borrower may apply 100% of such Net Cash Proceeds to prepay the Term Loans and prepay, redeem or repurchase such Other Applicable Indebtedness on a pro rata basis on the date of such receipt; provided, further, that (A) any prepayment, redemption or repurchase of such Other Applicable Indebtedness shall be at par (or less than par), (B) the portion of such prepayment amount allocated to such Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, (C) the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this Section 4.2(a) shall be reduced accordingly and (D) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid, redeemed or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(b) If at any time after the Closing Date any Group Member receives any Net Cash Proceeds from any Asset Sale or Recovery Event in an amount exceeding $50,000,000 in any fiscal year, then, the Borrower shall (i) if no Reinvestment Notice shall have been delivered in respect thereof, prepay the Term Loans on a pro rata basis on the fifth Business Day following the date of such receipt in an amount equal to 100% of such excess Net Cash

Proceeds or (ii) if a Reinvestment Notice has been delivered in respect thereof, prepay the Term Loans in an amount equal to the Reinvestment Prepayment Amount, if any, on a pro rata basis on the Reinvestment Prepayment Date; provided, that if at the time of such prepayment the Borrower or such Group Member is required to prepay any Other Applicable Indebtedness (to the extent and if required by the terms of the definitive documentation governing such other Indebtedness), then the Borrower may apply 100% of such excess Net Cash Proceeds (or the Reinvestment Prepayment Amount, as applicable) to prepay the Term Loans and prepay, redeem or repurchase such Other Applicable Indebtedness on a pro rata basis on the date of such receipt; provided, further, that (A) any prepayment, redemption or repurchase of such Other Applicable Indebtedness shall be at par (or less than par), (B) the portion of such prepayment amount allocated to such Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, (C) the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this Section 4.2(b) shall be reduced accordingly, and (D) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid, redeemed or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(c) Within 5 Business Days after the date the Borrower is required to deliver financial statements pursuant to Section 7.1(a)(i) starting with the fiscal year ending on March 31, 2027, and the related Compliance Certificate pursuant to Section 7.2(a), the Borrowers shall prepay outstanding Term Loans in an aggregate principal amount equal to the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended less the aggregate amount of all voluntary prepayment of principal of Term Loans pursuant to Section 4.1 during such fiscal year to the extent such payments were not and have not been funded with additional long-term Indebtedness (other than Revolving Loans) or the use of the Available Amount; provided that such prepayment shall only be required under this Section 4.2(c) if the net amount required to be prepaid in any fiscal year is greater than or equal to $25,000,000; provided, that if at the time of such prepayment the Borrower or such Group Member is required to prepay any Other Applicable Indebtedness (to the extent and if required by the terms of the definitive documentation governing such other Indebtedness), then the Borrower may apply such amount otherwise required to be applied as a prepayment pursuant to this Section 4.2(c) on a pro rata basis to the prepayment of the Term Loans to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided, further, that (A) any prepayment, redemption or repurchase of such Other Applicable Indebtedness shall be at par (or less than par), (B) the portion of such prepayment amount allocated to such Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, (C) the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this Section 4.2(c) shall be reduced accordingly, and (D) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid, redeemed or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(d) If at any time after the Closing Date, the aggregate Revolving Extensions of Credit then outstanding exceed the Revolving Commitments then in effect, the Borrower (without notice or demand) shall immediately prepay outstanding Swingline Loans or Revolving Loans and pay any unpaid Reimbursement Obligations (or, if no Swingline Loans or Revolving Loans are outstanding, Cash Collateralize outstanding Letters of Credit) in an amount sufficient to eliminate any such excess.

(e) Mandatory prepayments of Term Loans (i) shall be applied to Base Rate Loans and Term Benchmark Loans on a pro rata basis and (ii) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Each such prepayment shall be credited to the remaining scheduled installments of the Term Facilities thereof as specified by the Borrower or, if not specified, to the next eight scheduled quarterly installments of the Term Loans in direct order of maturity and thereafter to the remaining scheduled quarterly installments of the Term Loans on a pro rata basis.

(f) Other than with respect to mandatory prepayments upon the Incurrence of any Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt or other Credit Agreement Refinancing Indebtedness pursuant to Section 4.2(a), the applicable Lenders may elect not to accept any mandatory prepayment by giving written notice of such election to the Applicable Administrative Agent no later than 12:00 p.m., New York City time, one Business Day prior to such mandatory prepayment date; provided that such election must be for the full (and not partial) amount of such mandatory prepayment (each such Lender, a “Declining Lender”). Any prepayment amount declined by the Declining Lenders (the “Declined Amount”) shall be retained by the Borrower.

(g) Notwithstanding any other provisions of this Section 4.2 to the contrary, with respect to any prepayment required pursuant to Section 4.2(a), (b) or (c), if at the time of such prepayment, the Group Member receiving the Net Cash Proceeds (i) is prohibited, restricted or delayed by applicable local law from repatriating such Net Cash Proceeds or Excess Cash Flow to the Borrower, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 4.2(a), (b) or (c) but may be retained by the applicable Group Member so long, but only so long, as the applicable local law will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 4.2(a), (b) or (c) to the extent provided therein or (ii) cannot repatriate such funds to the Borrower without (in the good faith determination of the Borrower) incurring material adverse tax consequences with respect to such repatriated amount, the Net Cash Proceeds or Excess Cash Flow (or portion thereof) so affected may be retained by the applicable Group Member (the Borrower hereby agrees to cause the applicable Group Member to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects) until such time as such material adverse costs would not apply to the repatriation thereof, at which time the mandatory prepayments otherwise required by Section 4.2(a), (b) or (c) with respect to such Net Cash Proceeds or Excess Cash Flow shall be made.

4.3 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term Benchmark Loans denominated in Dollars to Base Rate Loans by giving the Applicable Administrative Agent prior irrevocable notice of such election no later than 12:00 noon, New York City time, on the Business Day preceding the proposed conversion date; provided, that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Term Benchmark Loans by giving the Applicable Administrative Agent prior irrevocable notice of such election no later than 1:00 p.m., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefore); provided, that no Base Rate Loan under a particular Facility may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Applicable Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. If the Borrower requests a conversion to Term Benchmark Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Upon receipt of any such notice the Applicable Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Applicable Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Term Benchmark Loan denominated in Dollars under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Applicable Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations; provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Dollar denominated Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period; provided, further, that if the Borrower shall fail to give any required notice as described in this Section 4.3(b) such Loans shall be automatically converted, on the last day of such then expiring Interest Period, to Term Benchmark Loans having an Interest Period of one month. So long as no Event of Default has occurred and is continuing, if the Borrower requests a continuation of Term Benchmark Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Upon receipt of any such notice the Applicable Administrative Agent shall promptly notify each relevant Lender thereof.

4.4 Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Term Benchmark Tranches shall be outstanding at any one time.

4.5 Interest Rates and Payment Dates; Administrative Agent Fees; Other Fees. (a) Each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Term Benchmark determined for such day plus the Applicable Margin. Each Daily RFR Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period with respect thereto at a fluctuating rate per annum (computed on the basis of a year of 360 days (or, where the rate of interest is calculated on the basis of CORRA, 365 (or 366, as the case may be) days) and actual days elapsed) equal to the Daily Simple RFR plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) (i) If any portion of the principal of any Loan or Reimbursement Obligation is not paid when due (whether at the stated maturity, by acceleration or otherwise), such portion of such principal shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to Section 4.5(a) or 4.5(b) plus 2.00% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Facility plus 2.00% per annum and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.00% per annum (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2.00% per annum), in each case, with respect to both clause (i) and clause (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to Section 4.5(c) shall be payable from time to time on demand.

(e) The Borrower agrees to pay to the Applicable Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Other Representatives and the Applicable Administrative Agent in connection with this Agreement.

4.6 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate and Term Benchmark Loans the rate of interest on which is calculated on the basis of the Term CORRA Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Applicable Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Term Benchmark. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Applicable Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Interest shall accrue on each Loan for each day on which it is made or outstanding, except the day on which it is repaid unless it is repaid on the same day that it was made.

(b) Each determination of an interest rate by the Applicable Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Applicable Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Applicable Administrative Agent in determining any interest rate pursuant to Section 4.5(a).

(c) In the event that any financial statement or compliance certificate delivered pursuant to Sections 7.1 or 7.2 respectively is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Commitment Fee Rate for any period (an “Applicable Period”) than the Commitment Fee Rate applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Facilities Administrative Agents a corrected financial statement and a corrected compliance certificate for such Applicable Period, (ii) the Commitment Fee Rate shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrower shall promptly pay to the Facilities Administrative Agents (for the account of the Lenders and the Issuing Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Commitment Fee Rate for such Applicable Period. This Section 4.6(c) shall not limit the rights of the Facilities Administrative Agents or the Lenders with respect to Section 4.5(b) and Section 9 hereof, and shall survive the termination of this Agreement.

4.7 Inability to Determine Interest Rate; Benchmark Replacement.

(a) If prior to the first day of any Interest Period:

(i) the Applicable Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or the Eurodollar Base Rate, as applicable (including, without limitation, because the Term SOFR Rate is not available or published on a current basis), for the applicable currency and such Interest Period, or

(ii) the Applicable Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate or the Eurodollar Base Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Applicable Administrative Agent shall give written notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans (provided, that the Borrower may rescind such request promptly after receipt of such notice), (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Base Rate Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Applicable Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Specified Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark for any Currency, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2), (3) or (4) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Applicable Administrative Agent has not received, by such time, written notice from Lenders comprising the Required Lenders of each applicable Tranche of objection to (i) with respect to a Benchmark Replacement determined in accordance with clause (2) or (3) of the definition of “Benchmark Replacement”, the related Benchmark Replacement Adjustment and (ii) with respect to a Benchmark Replacement determined in accordance with clause (4) of the definition of “Benchmark Replacement”, such Benchmark Replacement.

(c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Applicable Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Applicable Administrative Agent will promptly notify the Borrower and the applicable Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Applicable Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (f) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Applicable Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section 4.7.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for a Loan bearing interest based on or with reference to such Benchmark or conversion to or continuation of Loans bearing interest based on or with reference to the affected Benchmark to be made, converted or continued during any such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan or conversion to Loans denominated in Dollars (in the case of Loans denominated in an Approved Currency other than Dollars, in an amount equal to the Dollar Equivalent of such Approved Currency) bearing interest based upon the Base Rate. During a Benchmark Unavailability Period for a given Benchmark or at any time that a tenor for a then-current Benchmark is not an Available Tenor, any component of the Base Rate based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Applicable Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Applicable Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Applicable Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

4.8 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be of the relevant Lenders.

(b) Each payment (including each prepayment but excluding any purchase of Loans pursuant to Section 11.6(g)) by the Borrower on account of principal of and interest on the Term Loans shall be made, pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Applicable Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds. The Applicable Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Applicable Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Applicable Administrative Agent, the Applicable Administrative Agent may assume that such Lender is making such amount available to the Applicable Administrative Agent, and the Applicable Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Applicable Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Applicable Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Applicable Administrative Agent. A certificate of the Applicable Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.8(e) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Applicable Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Applicable Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(f) Unless the Applicable Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Applicable Administrative Agent, the Applicable Administrative Agent may assume that the Borrower is making such payment, and the Applicable Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Applicable Administrative Agent by the Borrower within three Business Days after such due date, the Applicable Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the any Facilities Administrative Agent or any Lender against the Borrower.

4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, or compliance by any Lender or the any Facilities Administrative Agent with any request or directive whether or not having the force of law from any central bank or other Governmental Authority made subsequent to the date such Lender or the Applicable Administrative Agent, as applicable, becomes a party hereto:

(i) shall subject any Lender or any Facilities Administrative Agent to any Tax of any kind whatsoever with respect to this Agreement, or any other Loan Documents, and Commitment or Obligation, any Letter of Credit, any Application or any Term Benchmark Loan made by it, or its deposits, reserves, other liabilities or capital attributable thereto, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes imposed on amounts payable hereunder, Other Taxes and Excluded Taxes; provided, that this provision shall not affect any obligation of the Borrower under Section 4.10);

(ii) shall impose, modify or hold applicable any reserve, liquidity requirements, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Term Benchmark hereunder; or

(iii) shall impose on such Lender any other condition; and

the result of any of the foregoing is to increase the cost to such Lender or the Applicable Administrative Agent, by an amount that such Lender or the Applicable Administrative Agent, as applicable, reasonably deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or the Applicable Administrative Agent, upon its written demand (accompanied by a certificate of the type described in Section 4.9(c)), any additional amounts necessary to compensate such Lender or the Applicable Administrative Agent for such increased cost or reduced amount receivable. If any Lender or any Facilities Administrative Agent becomes entitled to claim any additional amounts pursuant to this Section 4.9(a), it shall promptly notify the Borrower (with a copy to the Applicable Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements whether or not having the force of law from any Governmental Authority made subsequent to the date such Lender becomes a party hereto shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity requirements and such Lender’s desired return on capital) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Applicable Administrative Agent) of a written request (accompanied by a certificate of the type described in clause (c) below) therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. For purposes of this Agreement, and notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be have been enacted, adopted or issued after the date each Lender has become a party hereto, regardless of the date such act, requests, rules, regulations, guidelines or directives enacted, adopted or issued.

(c) A certificate as to any additional amounts payable pursuant to this Section 4.9 submitted by any Lender to the Borrower (with a copy to the Applicable Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 4.9, the Borrower shall not be required to compensate a Lender pursuant to this Section 4.9 for any amounts Incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 4.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.10 Taxes. (a) Except to the extent required under applicable law, all payments made under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is a Non-Excluded Tax (as defined below) or an Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.10) each of the Facilities Administrative Agents or Lenders receives an amount equal to the sum it would have received had no such deduction or withholding been made; provided, however, that, for the avoidance of doubt, the Borrower shall not be required to increase any such amounts payable to any Lender or any Facilities Administrative Agent with respect to any Excluded Taxes (other than Other Taxes).

(b) “Non-Excluded Taxes” shall mean all Taxes, other than Excluded Taxes. “Excluded Taxes” shall mean Taxes imposed on or with respect to a Lender or Facilities Administration Agent or required to be withheld or deducted from a payment to a Lender or Facilities Administration Agent (i) measured by net income (however denominated), branch profits Taxes and franchise Taxes imposed on any Facilities Administrative Agent or any Lender or its applicable lending office or any branch, in each case as a result of a present or former connection between such Facilities Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from any such Administrative Agent or such Lender having executed, delivered, become a party to or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) that are attributable to such Lender’s or such Facilities Administrative Agent’s failure to comply (other than as a result of any change in any Requirement of Law) with the requirements of Sections 4.10(e) or (f), (iii) that are United States federal withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (other than pursuant to a replacement by the Borrower under Section 4.13), except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment to receive additional amounts from the Borrower with respect to the Taxes pursuant to this Section 4.10 and (iv) any withholding taxes imposed under FATCA.

(c) In addition, but without duplication of Section 4.10(a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Whenever any Taxes are payable by or on account of a Loan Party to a Governmental Authority pursuant to this Section 4.10, as promptly as possible thereafter the Borrower shall send to each of the Facilities Administrative Agents for their own accounts or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay or cause to be paid any such Taxes when due to the appropriate taxing authority or fails to remit or cause to be remitted to any Facilities Administrative Agent the required receipts or other required documentary evidence, the Loan Parties shall indemnify each of the Facilities Administrative Agents and the Lenders for any incremental Taxes, interest or penalties that may become payable by such Facilities Administrative Agent or any Lender as a result of any such failure.

(e) Each Lender or Facilities Administrative Agent (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Applicable Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8IMY (together with any required attachments), Form W-8EXP and/or Form W-8BEN or W-8BEN-E (claiming benefits of an applicable tax treaty) or Form W-8ECI, as applicable (or successor form) or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver properly updated forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Applicable Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Applicable Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.10(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 4.10(e) that such Non-U.S. Lender is not legally able to deliver. Each Lender or Facilities Administrative Agent that is not a Non-U.S. Lender shall furnish an accurate and complete U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Lender or such Facilities Administrative Agent is not subject to U.S. backup withholding, and to the extent it may lawfully do so at such times, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form.

(f) A Lender or Facilities Administrative Agent that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Applicable Administrative Agent (if applicable)), at the time or times upon reasonable request in writing by the Borrower or the Applicable Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Applicable Administrative Agent as will enable the Borrower or the Applicable Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.10(e)) shall not be required if in such Lender’s or the Applicable Administrative Agent’s reasonable judgment such completion, execution or submission would subject such Lender or the Applicable Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or the Applicable Administrative Agent.

(g) If any Lender or Facilities Administrative Agent determines, in its reasonable discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.10, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Facilities Administrative Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Facilities Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Facilities Administrative Agent or such Lender in the event such Facilities Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.10(g), in no event will any Lender or Facilities Administrative Agent be required to pay any amount to any Loan Party under this Section 4.10(g) the payment of which would place such Lender or such Facilities Administrative Agent in a materially less favorable net after-Tax position than such Lender or such Facilities Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.10(g) shall not be construed to require any Facilities Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) The Borrower and each Loan Party shall indemnify each Lender and each Facilities Administrative Agent within twenty (20) days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes paid or payable by such Lender or such Facilities Administrative Agent or any of their respective Affiliates, as applicable, on or with respect to any payment by or on account of any obligation of the Borrower or such Loan Party hereunder (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.10) or otherwise arising in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that neither the Borrower nor any Loan Party shall be obligated to make payment to any Lender or any Facilities Administrative Agent, as applicable, pursuant to this Section 4.10(h) in respect of penalties, interest or other similar liabilities attributable to such Non-Excluded Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of such Lender or such Facilities Administrative Agent, as the case may be, seeking indemnification as determined in a final, non-appealable judgment of a court of competent jurisdiction. An original official receipt, or certified copy thereof, as to the amount of such payment, delivered to the Borrower by a Lender or by any Facilities Administrative Agent on its own behalf or on behalf of any such Person, shall be conclusive absent manifest error.

(i) The agreements in this Section 4.10 shall survive resignation or replacement of any Facilities Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments or this Agreement and the repayment, satisfaction or discharge of the Loans, Obligations and all other amounts payable under any Loan Document.

(j) If a Lender changes its applicable lending office (other than with respect to the designation of a new lending office pursuant to a request by the Borrower under Section 4.12) or assigns its rights (other than with respect to an assignment made pursuant to Section 4.13) or sells participations therein and the effect of the change, assignment or participation, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under Section 4.9(a)(i) or 4.10, the Borrower shall not be obligated to pay such additional amount in excess of amounts the Borrower was obligated to pay prior to such change, assignment or participation (except to the extent such obligation to pay a greater amount results from change in a Requirement of Law that occurs after such change, assignment or participation).

(k) If a payment made to a Lender or Applicable Administrative Agent under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Applicable Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Applicable Administrative Agent shall deliver to the Borrower and the Applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Applicable Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Applicable Administrative Agent as may be necessary for the Borrower and the Applicable Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or such Applicable Administrative Agent has complied with such Lender’s or Applicable Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this 4.10(k), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

4.11 Indemnity. The Borrower agrees to indemnify each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term Benchmark Loans but excluding loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 4.11 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9, 4.10(a) or 4.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 4.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9, 4.10(a) or 4.15. Subject to the terms and conditions set forth in Section 10.7, the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

4.13 Replacement of Lenders. (a) The Borrower may replace (at its sole expense and effort), with a replacement lender reasonably satisfactory to the Applicable Administrative Agent, any Lender that (x) requests payment of any amounts payable under Section 4.9, 4.10(a) or 4.15, (y) is a Defaulting Lender hereunder or (z) declines to deliver any requested consent to a waiver, amendment or other modification of any provision of the Loan Documents that has been consented to by the Borrower, the Applicable Administrative Agent, the Required Lenders and, if otherwise required, the Majority Facility Lenders (any such Lender who does not agree to such consent, waiver or other modification, a “Non-Consenting Lender”), but only if (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of the replacement of a Revolving Lender, the replacement lender is reasonably acceptable to the Issuing Lenders and the Swingline Lender , (iii) prior to any such replacement, such Lender has taken no action under Section 4.12 so as to eliminate the demand or condition giving rise to the Borrower’s replacement right, (iv) the replacement lender purchases, at par, all Loans and other amounts owing to the replaced Lender on or prior to the date of replacement and assumes all obligations of the replaced Lender under the Loan Documents in accordance with Section 11.6 (except that the Borrower shall pay the registration and processing fee referred to therein), (v) the Borrower compensates the replaced Lender under Section 4.11 if any Term Benchmark Loan outstanding to the replaced Lender is purchased other than on the last day of the Interest Period relating thereto, (vi) in the case of any such replacement resulting from a claim for compensation under Section 4.9 or Section 4.10, such replacement will result in a reduction in such compensation or payments thereafter, and (vii) the Borrower shall pay the replaced Lender all amounts payable under Section 4.9 or Section 4.10. Notwithstanding the foregoing, all rights and claims of the Borrower, the Applicable Administrative Agent and the Lenders against any replaced Lender that has defaulted in its obligation to make Loans hereunder shall be in all respects and unaffected by the replacement of such Lender.

(b) If the Borrower is unable to find a replacement for any Non-Consenting Lender, the Borrower may purchase the outstanding principal of such Non-Consenting Lender’s Loans (and terminate its undrawn Commitments), in each case, subject to the terms and conditions set forth in Section 11.6(g).

4.14 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) Each Facilities Administrative Agent, on behalf of the Borrower, shall maintain a Register pursuant to Section 11.6(b), and a sub-account therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by such Facilities Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, but the failure of any Lender or any Facilities Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d) The Borrower agrees that, upon the request to the Applicable Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

4.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Term Benchmark Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Term Benchmark Loans, continue Term Benchmark Loans as such and convert Base Rate Loans to Term Benchmark Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Term Benchmark Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

4.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable Requirement of Law:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 3.5 (and Borrower shall not be required to pay any such fee that would have otherwise been required to such Defaulting Lender);

(b) the Aggregate Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Majority Facility Lenders under any Facility have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders under Section 11.1;

(c) if any Swingline Exposure or any L/C Obligations exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Defaulting Lender’s Swingline Exposure and L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Exposure and L/C Obligations does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments and (y) the sum of the Revolving Extensions of Credit, Swingline Exposure and L/C Obligations of any Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Revolving Administrative Agent (x) first, prepay such Swingline Exposure and any unpaid Reimbursement Obligations and (y) second, Cash Collateralize such Defaulting Lender’s remaining L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.7(a) for so long as such L/C Obligations are outstanding;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to Section 4.16(c)(ii) and Section 3.7(a), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.9(a) or (b) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv) if the L/C Obligations of the Non-Defaulting Lenders is reallocated pursuant to Section 4.16(c)(i), then the fees payable to the Lenders pursuant to Section 3.9(a) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Percentages; or

(v) if any Defaulting Lender’s L/C Obligations are neither cash collateralized nor reallocated pursuant to Section 4.16(c)(i) or (ii), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.9(a) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the applicable Issuing Lenders until such L/C Obligations are cash collateralized and/or reallocated;

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and each Issuing Lender shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.16(c) and Section 3.7(a), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.16(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) in the event and on the date that each of the Revolving Administrative Agent, the Borrower, the Issuing Lenders and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Revolving Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, subject to Section 11.23, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.17 Incremental Facilities. (a) So long as no Event of Default exists or would arise therefrom, the Borrower shall have the right, at any time and from time to time after the Second Amendment Effective Date to (i) request new term loan commitments under one or more new term loan credit facilities to be included in this Agreement and/or increase the principal amount of any class of Term Loans (each, an “Incremental Term Facility” and, collectively, the “Incremental Term Loan Commitments”) and/or (ii) increase the Total Revolving Commitment (each, an “Incremental Revolving Facility” and, such commitments, the “Incremental Revolving Commitments”; together with the Incremental Term Loan Commitments, the “Incremental Commitments” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”) so long as the aggregate outstanding principal amount of all unutilized Incremental Commitments and Incremental Loans does not exceed the Incremental Amount (and the Borrower shall deliver a certificate, on or prior to the date on which such Incremental Commitment shall become effective to the Facilities Administrative Agents certifying that the Borrower is in compliance with this Section 4.17). Any Incremental Term Loan Commitment Incurred in the form of increases to any Class of existing Term Loans shall be identical to and form part of such Term Loans. Any Incremental Revolving Commitments shall be Incurred in the form of increases to the Revolving Commitments and shall be identical to and form part of such Revolving Facility.

(b) Each request from the Borrower pursuant to this Section 4.17 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. The Incremental Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or financial institution (any such bank or other financial institution, an “Additional Lender”) subject, in respect of any Additional Lender not already a Lender hereunder, to the same consent requirements that would apply to such Lender as an assignee pursuant to Section 11.6. Any allocation of any Incremental Commitments to any Affiliated Lender shall be subject to the terms of Section 11.6(g).

(c) No Incremental Commitment or Incremental Loans shall be effective unless the Borrower delivers to the Facilities Administrative Agents an Incremental Commitment Agreement executed and delivered by the Borrower and the proposed Additional Lenders and such other documentation relating thereto as the Facilities Administrative Agents may reasonably request. Notwithstanding anything in Section 11.1 to the contrary, an Incremental Commitment Agreement may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Facilities Administrative Agents, to effect the provisions of this Section 4.17; provided, however, that (i) (A) the Incremental Term Loan Commitments will not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors, and will be secured on a pari passu or (at the Borrower’s option) junior basis by the same Collateral securing the Loans, (B) the Incremental Term Loan Commitments and any incremental loans drawn thereunder (the “Incremental Term Loans”) shall rank pari passu in right of payment with or (at the Borrower’s option) junior to the Loans hereunder and (C) no Incremental Commitment Agreement may provide for any Incremental Commitment or any Incremental Term Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans; (ii) no Lender will be required to provide any such Incremental Commitment unless it so agrees; (iii) the interest rate margins, upfront fees, original issue discount, any interest rate floors and any customary arrangement or commitment fees applicable to the loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Additional Lenders; provided, that in the event that the All-In Yield for any Incremental Term Facility incurred by the Borrower on or prior to the date that is twelve (12) months after the Fourth Amendment Effective Date is higher than the All-In Yield for any existing Term Loans hereunder by more than 50 basis points, then the Applicable Margin for such Term Loans shall be increased to the extent necessary so that the All-In Yield for such Term Loans is equal to the All-In Yield for such Incremental Term Facility minus 50 basis points; (iv) such Incremental Commitment Agreement may provide for the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder and may provide class protection for any additional credit facilities in a manner consistent with those provided the Facilities pursuant to the provisions of Section 11.1 as in effect on the Closing Date; (v) the final maturity date of any Incremental Loans or Incremental Commitments shall be no earlier than the Latest Maturity Date and the Weighted Average Life to Maturity of any Incremental Loans made pursuant to Incremental Term Loan Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans; (vi) the prepayment provisions shall be determined by the Borrower and the applicable Additional Lenders; provided that they shall not be more favorable than the prepayment provisions applicable to the Term Loans; (vii) if such Incremental Loans or Incremental Commitment shall be secured on a junior basis, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement or if such agreement has been previously entered into in connection with any other permitted Indebtedness secured on a junior basis, execute a joinder to such then existing agreement in substantially the form provided therein; and (viii) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Incremental Commitment Agreement, shall otherwise be reasonably satisfactory to the Facilities Administrative Agents.

(d) The Facilities Administrative Agents shall promptly notify each Lender whenever any Incremental Commitment becomes effective.

(e) No Incremental Commitment Agreement shall become effective unless the Facilities Administrative Agents have received (i) a certificate executed by a Responsible Officer of the Borrower to the effect that no Event of Default has occurred and is continuing (subject to Section 1.3), and (ii) such additional Security Documents, legal opinions, board resolutions, certificates and other documentation as may be required by such Incremental Commitment Agreement or reasonably requested by the Facilities Administrative Agents.

(f) Upon the implementation of any Incremental Revolving Facility pursuant to this Section 4.17, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving

Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 4.17) and (ii) the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Commitments (after giving effect to any increase in the Revolving Commitment pursuant to this Section 4.17); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g) Subject to clause (i) below, each Incremental Commitment Agreement shall contain representations and warranties by the Borrower substantially in the form of those made by the Borrower in this Agreement, except for any exceptions, disclosures or modifications reasonably acceptable to the Facilities Administrative Agents, the Borrower and the Additional Lender(s) making an Incremental Commitment pursuant to such Incremental Commitment Agreement; provided that in connection with any Permitted Acquisition or similar committed investment that constitutes a Limited Condition Acquisition, such representations and warranties will be limited to Specified Representations and the Additional Lender(s) making such Incremental Commitment may elect to waive the requirement to make any other representations and warranties.

(h) [reserved].

(i) Notwithstanding anything to the contrary in this Section 4.17 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Acquisition, the conditions to entering into and availability of such Incremental Facility (including applicability of customary “SunGard” or other “certain funds” conditionality), and the timing of satisfaction or waiver of any such conditions (as between being satisfied or waived upon execution of an amendment evidencing such Incremental Facility or upon the making of any Incremental Loans thereunder), shall be as agreed to among the Borrower and the Incremental Lenders.

4.18 Extension Amendments. (a) The Borrower may at any time and from time to time request that all or a portion, including one or more Tranches, of any commitments or the Loans (including any Extended Loans), each existing at the time of such request (each, an “Existing Tranche” and the Loans of such Tranche, the “Existing Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, “Extended Tranche” and the Loans of such Tranche, the “Extended Loans”) and to provide for other terms consistent with this Section 4.18. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Facilities Administrative Agents (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms (other than provided in Section 4.18(c) below) shall be identical to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”) except (x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the commitment fee, if any, with respect to the Extended Tranche may be higher or lower than the commitment fee, if any, for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided, that, notwithstanding anything to the contrary in this Section 4.18 or otherwise, (1) such Extended Tranche shall not be, (x) in the case of any Extended Tranche relating to Loans under any of the Term Facilities hereunder, in an amount less than $100,000,000 and shall be in integral multiples of $50,000,000 in excess thereof and (y) in the case of any Extended Tranche relating to Loans under the Revolving Facility hereunder, in an amount less than $50,000,000 and shall be in integral multiples of $25,000,000 in excess thereof, (2) no Extended Tranche shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Existing Tranches, (3) the repayment (other than in connection with a permanent repayment and, if applicable, termination of commitments), the mandatory prepayment and the commitment reduction of any of Loans or Commitments under the Extended Tranches shall be made on a pro rata basis with all other outstanding Loans or Commitments (including all Extended Tranches) respectively; provided, that, Extended Loans may, if the Extending Lenders making such Extended Loans so agree, participate on a less than pro rata basis in any voluntary or mandatory repayment or prepayment or commitment reductions hereunder, (4) the final maturity of any Extended Tranche shall not be earlier than, and if such Extended Tranche is a term facility, shall not have a Weighted Average Life to Maturity shorter than the applicable Specified Existing Tranche, (5) each Lender in the Specified Existing Tranche shall be permitted to participate in the Extended Tranche in accordance with its pro rata share of the Specified Existing Tranche and (6) assignments and participations of Extended Tranches shall be governed by the same assignment and participation provisions applicable to Loans and Commitments hereunder as set forth in Section 11.6. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Tranche converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans (and, if applicable, commitments) from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender” and with respect to Term Loans an “Extending Term Loan Lender” and with respect to Revolving Commitments an “Extending Revolving Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Facilities Administrative Agents (an “Extension Election”) on or prior to the date specified in such

Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, fees or prepayments referenced in Section 4.18(a) and which, except to the extent expressly contemplated by the penultimate sentence of this Section 4.18(c) and notwithstanding anything to the contrary set forth in Section 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Borrower, the Facilities Administrative Agents and the Extending Lenders. No Extension Amendment shall provide for any Extended Tranche in an aggregate principal amount that is less than (x) in the case of any Extended Tranche relating to Loans under either of the Term Facilities hereunder, in an amount less than $100,000,000 and shall be in integral multiples of $50,000,000 in excess thereof and (y) in the case of any Extended Tranche relating to Loans under the Revolving Facility hereunder, in an amount less than $50,000,000 and shall be in integral multiples of $25,000,000 in excess thereof; provided, that no Extension Amendment may provide for any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches. It is understood and agreed that each Lender has consented to each amendment to this Agreement and the other Loan Documents authorized by this Section 4.18 and the arrangements described above in connection therewith for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 4.18 and the arrangements described above in connection therewith. In connection with any Extension Amendment, the Borrower shall, if requested by the Facilities Administrative Agents, deliver an opinion of counsel reasonably acceptable to the Facilities Administrative Agents as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended or affected thereby.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with Section 4.18(a) (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date) and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Tranches, such loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Tranches to the applicable Extended Tranches so converted by such Lender on such date.

(e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Applicable Administrative Agent and the Non-Extending Lender, (A) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided, that neither the Applicable Administrative Agent nor any Lender shall have any obligation to the Borrower to obtain a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Loans and/or a commitment on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full at par by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption or (B) prepay the Loans and, at the Borrower’s option, if applicable, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to Section 4.11, without premium or penalty. In connection with any such replacement under this Section 4.18, if the Non-Extending Lender does not execute and deliver to the Applicable Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full in cash by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date without any action on the part of such Non-Extending Lender and the Assignment and Assumption executed by the replacement Lender shall be effective for the purposes of this Section 4.18.

(f) This Section 4.18 shall supersede any provisions in Section 4.8 or Section 11.1 to the contrary.

(g) No amendment, conversion or exchange of Loans pursuant to any Extension Amendment in accordance with Section 4.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

4.19 Refinancing Facilities. (a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (A) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (A) will be deemed to include any then outstanding Incremental Loans under any Incremental Term Loan Commitments) and any then outstanding Refinancing Term Loans or (B) all or any portion of the Revolving Loans (or unused Revolving Commitments or any Incremental Loans or unused Incremental Revolving Commitments or any unused Refinancing Revolving Commitment of Refinancing Revolving Loans) under this Agreement, in the form of (x) Refinancing Term Loans or Refinancing Term Commitments or (y) Refinancing Revolving Loans or Refinancing Revolving Commitments, as

the case may be, in each case pursuant to a Refinancing Amendment; provided, that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, (iii) (x) with respect to any Refinancing Revolving Loans or Refinancing Revolving Commitments, will have a maturity date that is not prior to the maturity date of Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Refinancing Term Loans or Refinancing Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced, (iv) will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the Borrower and the Lenders thereof, and (v) will have other terms and conditions that are substantially identical to (or in the case of any Credit Agreement Refinancing Indebtedness in the form of notes, are on market terms or are substantially identical to), or (taken as a whole) are no more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than the Refinanced Debt; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, Incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 6.2 and, to the extent reasonably requested by the Facilities Administrative Agents, receipt by the Facilities Administrative Agents of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Facilities Administrative Agents). Each Tranche of Credit Agreement Refinancing Indebtedness Incurred under this Section 4.19 shall be in an aggregate principal amount that is (x) not less than $100,000,000 in the case of Refinancing Term Loans or $50,000,000 in the case of Refinancing Revolving Loans and (y) an integral multiple of $50,000,000 in excess thereof in the case of Refinancing Term Loans or $25,000,000 in excess thereof in the case of Refinancing Revolving Loans. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Refinancing Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments and in each case with the consent of the applicable Issuing Lenders and Swingline Lenders. The Facilities Administrative Agents shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness Incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans, Refinancing Revolving Loans, Refinancing Revolving Commitments and/or Refinancing Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Facilities Administrative Agents, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Termination Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) This Section 4.19 shall supersede any provisions in Section 4.8 or Section 11.1 to the contrary.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Facilities Administrative Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Facilities Administrative Agents and each Lender that, on and as of the Closing Date and on and as of each date as required by Section 6.2(b):

5.1 Financial Condition.

(a) The (i) audited consolidated balance sheets and the related consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year ended March 31, 2024, reported on by Deloitte & Touche LLP, and for the fiscal year ended March 31, 2025, reported on by Deloitte & Touche LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2025 and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the nine-month period ended December 31, 2025 and for the comparable period of the preceding fiscal year certified by a Responsible Officer of the Borrower, in each case, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as of such dates and their consolidated results of operations and consolidated cash flows for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes) (such financial statements, the “Borrower Historical Financial Statements”). All such financial statements, including the related schedules and notes (if any) thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

(b) The (i) audited consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and of cash flows of the Target and its consolidated Subsidiaries for the fiscal year ended December 31, 2017, reported on by Deloitte & Touche LLP, and for the fiscal year ended December 31, 2018, reported on by Deloitte & Touche LLP, and (ii) the unaudited consolidated balance sheet of the Target and its consolidated Subsidiaries as of May 31, 2019 and the related consolidated statement of income, stockholders’ equity and cash flows as of and for the five-month period ended May 31, 2019, in each case, present fairly in all material respects the consolidated financial condition of the Target and its consolidated Subsidiaries, as of such dates and their consolidated results of operations and consolidated cash flows for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes) (such financial statements, the “Target Historical Financial Statements”). All such financial statements, including the related schedules and notes (if any) thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein).

(c) As of the Closing Date, no Group Member has any material Guarantee Obligations, contingent liabilities or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this Section 5.1 other than as contemplated by the Loan Documents.

5.2 No Change. There has not been since the Closing Date, any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law and Organizational Documents, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit under this Agreement. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings under this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions, the borrowings under this Agreement or the execution, delivery, performance, validity or enforceability of the Loan Documents except (i) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect except as specifically described in Schedule 5.4 and (ii) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, each other Loan Document upon execution will constitute the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents and the issuance of Letters of Credit and the borrowings hereunder do not and will not violate in any material respect any Requirement of Law, Organizational Documents or any material Contractual Obligation of the Borrower or any Material Subsidiary or result in or require the creation or imposition of any Lien on any property or revenues of the Borrower or any Material Subsidiary in any material respect pursuant to any Requirement of Law, Organizational Documents or material Contractual Obligation (other than the Liens created by the Security Documents). No Group Member is subject to any Requirement of Law, Organizational Documents or Contractual Obligation that has had or would reasonably be expected to have a Material Adverse Effect.

5.6 Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

5.7 No Default. No Default or Event of Default has occurred and is continuing.

5.8 Ownership of Property; Liens. Each of the Borrower and its Material Subsidiaries, to the knowledge of the Borrower, has good and valid title to, or a valid leasehold interest in, all its material property and none of such property is subject to any Lien except Permitted Liens.

5.9 Intellectual Property. Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent such failure to own or possess the right to use, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending before a governmental authority against any Group Member by any Person challenging or questioning the use of any Intellectual Property, or the validity or enforceability of any Intellectual Property owned by any Group Member, and (b) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

5.10 Taxes. Each Group Member has filed or caused to be filed all Federal and state income and other material Tax returns that are required to be filed and has paid all material Taxes due and payable by such Group Member or any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (except that are being contested in good faith by appropriate proceedings diligently conducted and for which such Person, as applicable, has set aside on its books adequate reserves in conformity with GAAP); as of the Closing Date, no tax Lien has been filed (other than Liens for taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member), and, to the knowledge of the Borrower, no claim is being asserted, with respect to any material Tax, fee or other charge. No Group Member intends to treat the Loan, the Transactions, or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4).

5.11 Federal Regulations. No part of the proceeds of any Loans or Revolving Extensions of Credit will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Board.

5.12 Labor Matters. Except as, in the aggregate, there has not had and would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) to the knowledge of the Borrower, hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law regarding minimum wages or overtime payments; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

5.13 ERISA. Neither a Reportable Event nor a failure to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, whether or not waived, which resulted in any material liability to any Group Member or Commonly Controlled Entity, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. No Group Member or Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA. No such Multiemployer Plan is Insolvent, or was determined to or expected to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, and no Single Employer Plan was determined to or expected to be in “at risk” status as defined in Section 430 of the Code or Section 303 of ERISA, and no Group Member or Commonly Controlled Entity would become subject to any material liability under ERISA if any Group Member or Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Group Member has any liability with respect to any employee benefit plan that is not subject to the laws of the United States or a political subdivision thereof that would reasonably be expected to result in a Material Adverse Effect.

5.14 Investment Company Act. No Group Member is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15 Restricted Subsidiaries. As of the Closing Date, (a) Schedule 5.15 sets forth the name and jurisdiction of organization of each Restricted Subsidiary and, as to each such Restricted Subsidiary, the percentage of each class of Capital Stock owned by any Group Member and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Group Member (other than the Borrower), except as created by the Loan Documents.

5.16 Use of Proceeds. (a) The proceeds of the Initial Term Loans made on the Closing Date shall be used to finance the Transactions and any amounts that remain unutilized after the consummation of the Transactions may be used by the Borrower and its Subsidiaries after the Closing Date for ongoing working capital needs and general corporate purposes and (b) on or after the Closing Date, the Borrower and its Subsidiaries may use proceeds from Revolving Loans, Letters of Credit, Swingline Loans and proceeds of any Incremental Loans for working capital, Permitted Acquisitions or other general corporate purposes.

5.17 Environmental Matters. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties currently owned, leased or operated by any Group Member (the “Properties”) do not contain either (i) any Materials of Environmental Concern or (ii) contamination in amounts or concentrations or under circumstances, in either case that constitute, or would reasonably be expected to give rise to liability of any Group Member under, any Environmental Law;

(b) no Group Member has received any written notice of violation, alleged violation, non-compliance or liability or potential liability, under Environmental Laws with regard to any of the Properties or any Group Member’s operation of any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge that any such notice is likely to be received or is being threatened;

(c) the Group Members (i) conduct the Business in compliance with Environmental Law, (ii) hold all Environmental Permits (each of which is in full force and effect) required pursuant to Environmental Law for the conduct of the Business, and (iii) are in compliance with all such Environmental Permits;

(d) Materials of Environmental Concern have not been transported or disposed of by or on behalf of any Group Member from the Properties in violation of, or in a manner or to a location that would give rise to liability under, any Environmental Law, nor during any Group Member’s ownership or operation of the Properties or, to the knowledge of the Borrower, at any formerly owned, leased or operated facilities or properties (“Former Properties”) have any material quantity of Materials of Environmental Concern been generated, treated, stored or disposed of, released or threatened to be released at, on or under any of the Properties or Former Properties or otherwise in connection with the Business in violation of Environmental Law, or in a manner that could give rise to liability under, any Environmental Law; and

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or is reasonably likely to be named as a party with respect to the Properties or the Business or, to the knowledge of the Borrower, any Former Properties, nor are there any consent decrees, consent orders, administrative orders or other orders, or other binding administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business or, to the knowledge of the Borrower, any Former Properties.

5.18 Accuracy of Information, etc. No statement or information (other than any projections and information of a general economic or general industry nature) contained in this Agreement, any other Loan Document, or any other material document, certificate or written statement furnished by or on behalf of any Group Member to any Facilities Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading, in the light of the circumstances under which they were made (after giving effect to all supplements). The forecasts, projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds and products thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. In the case of the Pledged Stock consisting of certificated securities described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, to the extent provided therein, when financing statements, other filings specified on Schedule 4 to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on Schedule 4 to the Guarantee and Collateral Agreement and the other actions described in Section 4.3 of the Guarantee and Collateral Agreement are completed, the Guarantee and Collateral Agreement shall be effective to create a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case (to the extent provided therein) prior and superior in right to any other Person (except for Permitted Liens), to the extent that a Lien in such Collateral can be perfected by the filing of the UCC-1 financing statement or other filing specified on Schedule 4 to the Guarantee and Collateral Agreement;

(b) [Reserved].

(c) When delivered and at all times thereafter, each Intellectual Property Security Agreement, together with the Guarantee and Collateral Agreement, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Intellectual Property Collateral described therein and the proceeds and products thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally. Upon the filing of (i) each Intellectual Property Security Agreement in the appropriate indexes of the United States Patent and Trademark Office (the “PTO”) relative to United States patents and United States trademarks, and the United States Copyright Office relative to United States copyrights, if any, together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing in the offices specified on Schedule 4 of the Guarantee and Collateral Agreement, each Intellectual Property Security Agreement shall constitute (to the extent provided in the Guarantee and Collateral Agreement) a perfected Lien on, and security interests in, all right, title and interest of the Loan Parties in such Intellectual Property Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case (except as expressly set forth therein) prior and superior in right to any other Person (except for Permitted Liens); provided, that, notwithstanding anything to the contrary in any of the Loan Documents, the Loan Parties shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any Intellectual Property Collateral in any jurisdiction other than the United States of America, and subsequent filings in the PTO and United States Copyright Office and actions and filings under applicable law to obtain the equivalent perfection may be necessary with respect to registrations for Intellectual Property acquired by any Loan Party after the Closing Date.

5.20 Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the Transactions and the Incurrence of all Indebtedness and the obligations being Incurred in connection herewith and therewith will be, Solvent.

5.21 [Reserved].

5.22 Anti-Terrorism Laws. (a) No Group Member or any Subsidiary of any Group Member is in violation of (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act or (iii) or any other similar anti-terrorism laws. No part of the proceeds of the Loans or the Revolving Extensions of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or the United Kingdom Bribery Act of 2010, as amended.

(b) No Group Member or Subsidiary of any Group Member is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any applicable anti-terrorism law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person or entity who is affiliated with a Person or entity listed above.

(c) No Group Member knowingly (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.23 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers, and, to the knowledge of the Borrower, its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any of its Subsidiaries or any of their respective officers, or (b) to the knowledge of the Borrower, any director, employee or agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will directly or knowingly indirectly violate Anti-Corruption Laws or applicable Sanctions.

5.24 EEA Financial Institutions. No Loan Party is an Affected Financial Institution.

5.25 Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certificate last delivered with respect to the Borrower, if applicable, is true and correct in all material respects.

5.26 Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause any Facilities Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause any Facilities Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it on the Closing Date is subject to the satisfaction (or waiver), prior to the making of such extension of credit, of the following conditions precedent:

(a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, the Administrative Agent and each Person identified herein as a Lender signatory hereto, and (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor.

(b) Closing Certificate of the Borrower. The Administrative Agent shall have received (i) a certificate executed on behalf of the Borrower by a Responsible Officer of the Borrower dated as of the Closing Date, substantially in the form of Exhibit J, and (ii) a good standing certificate for the Borrower from its jurisdiction of organization.

(c) Financial Statements. The Administrative Agent shall have received the Borrower Historical Financial Statements and the Target Historical Financial Statements.

(d) Fees. The Administrative Agent shall have received confirmation reasonably satisfactory to it that all fees required to be paid and all reasonable and documented invoiced expense reimbursements (to the extent invoiced at least 2 Business Days prior to the Closing Date) payable by any Loan Party for account of any of the Other Representatives, Administrative Agent or Lenders on or before the Closing Date will be paid concurrently with the funding of the Term Loans on the Closing Date (which amounts may be offset against the proceeds of the Facilities).

(e) Closing Certificate of the Guarantors, Certificate of Incorporation; Good Standing. The Administrative Agent shall have received (i) a certificate of each Subsidiary Guarantor, dated the Closing Date, substantially in the form of Exhibit C, and (ii) a good standing certificate for each Subsidiary Guarantor from its jurisdiction of organization.

(f) Legal Opinions. The Administrative Agent shall have received a customary legal opinion of Squire Patton Boggs (US) LLP, counsel to the Loan Parties.

(g) Pledged Stock; Stock Powers; Pledged Notes. Except as set forth on Schedule 7.13, arrangements consistent with the applicable payoff letters or otherwise reasonably satisfactory to the Administrative Agent shall have been made for the delivery of all (i) certificates representing the shares of Capital Stock listed on Schedule 2 to the Guarantee and Collateral Agreement, together with an undated stock power or equivalent for each such certificate executed in blank by the pledgor thereof and (ii) each promissory note (if any) listed on Schedule 2 to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit I, which shall document the solvency of the Borrower and its Subsidiaries, on a consolidated basis, as of the Closing Date after giving effect to the Transactions and other transactions contemplated hereby.

(i) Existing Indebtedness. Arrangements reasonably satisfactory to the Administrative Agent shall have been made for the delivery of all documents or instruments necessary to release all Liens securing all obligations of the Borrower, the Target and their respective Subsidiaries under the Existing Debt Agreements and all Guarantee Obligations of the Borrower, the Target and their respective Subsidiaries in respect of the obligations under the Existing Debt Agreements.

(j) Filings, Registrations and Recordings. Any Uniform Commercial Code financing statement required by the Guarantee and Collateral Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein (to the extent such Lien may be perfected by the filing of UCC financing statement), prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

(k) Lien Searches. The Administrative Agent shall have received the results of a recent lien search with respect to each Loan Party in the jurisdiction where each such Loan Party is located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 8.3 or discharged substantially concurrently with or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(l) Perfection Certificate. The Administrative Agent shall have received a perfection certificate executed by the Borrower, dated as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent.

(m) Patriot Act. The Lenders shall have received from the Loan Parties, at least three Business Days prior to the Closing Date, (i) to the extent reasonably requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate in relation to the Borrower.

(n) Specified Acquisition Representation and Specified Representations. (i) The Specified Acquisition Agreement Representations shall be true and correct as of the Closing Date and (ii) the Specified Representations shall be true and correct in all material respects as of the Closing Date, except, in each case, to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that, in case of subclause (i) hereof, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(o) Target Material Adverse Effect. Since December 31, 2018, no Target Material Adverse Effect shall have occurred.

(p) Concurrent Acquisition. Substantially concurrently with the initial funding of the Facilities, the Acquisition shall be consummated, in all material respects, in accordance with the terms of the Acquisition Agreement.

(q) Borrowing Notices. The Administrative Agent shall have received a notice of borrowing pursuant to Section 2.2.

6.2 Conditions to Each Extension of Credit after the Closing Date. Subject to Section 1.3 and Section 4.17(i), the agreement of each Lender to make any extension of credit requested to be made by it on the date of this Agreement or any other date is subject to the satisfaction (or waiver) of the following conditions precedent:

(a) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) Borrowing Notices. The Revolving Administrative Agent shall have received (i) a notice of borrowing pursuant to Section 3.2 or 3.4, as the case may be, in connection with any borrowing under the Revolving Commitments or Swingline Loans or (ii) an Application pursuant to Section 3.8 for issuance of a Letter of Credit on behalf of the Borrower.

Each borrowing by and issuance or increase of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.

SECTION 7. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made) or any Loan or other amount (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made) is owing to any Lender or any Facilities Administrative Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

7.1 Financial Statements.

(a) Furnish to each Facilities Administrative Agent on behalf of each Lender:

(i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without any material qualification or exception including a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (except to the extent solely due to the scheduled occurrence of a maturity date within one year from the date of such audit or the potential inability to satisfy the financial covenant set forth in Section 8.1), by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (or, in the case of the first fiscal quarter ending after the Closing Date, 60 days after the end of such fiscal quarter), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

(b) All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(c) Notwithstanding the foregoing such financial statements may be delivered in the form and with the accompanying certifications required by applicable Requirements of Law for filing Forms 10-K and Forms 10-Q with the SEC.

Documents required to be delivered pursuant to Section 7.1 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which such report or other information is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting and delivery requirements of such Section.

7.2 Certificates; Other Information. Furnish to each Facilities Administrative Agent on behalf of each Lender (or, in the case of clause (g), to the relevant Lender):

(a) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default, in each case except as specified in such certificate and (ii)(x) a Compliance Certificate containing all information and calculations reasonably necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Commitment Fee Rate and Excess Cash Flow, and (y) to the extent not previously disclosed to the Facilities Administrative Agents, a description of any change in the jurisdiction of organization of any Loan Party and, concurrently with the delivery of any financial statements pursuant to Section 7.1(a)(i) only, a listing of any registered or applied-for material Intellectual Property in the United States acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered pursuant to Section 7.13);

(b) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”);

(c) if the Borrower is not then a reporting company under the Exchange Act within 45 days after the end of each fiscal quarter of the Borrower (90 days, in the case of the fourth fiscal quarter of any fiscal year, and 60 days, in the case of the first fiscal quarter ending after the Closing Date), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(d) [reserved];

(e) within five Business Days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(f) concurrently with the delivery of any document or notice required to be delivered pursuant to Section 7.1 or 7.2, Borrower shall indicate in writing whether such document or notice contains Non-public Information. Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to any Group Member or their securities) and, if documents or notices required to be delivered pursuant to Section 7.1 or 7.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Non-public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. If Borrower has not indicated whether a document or notice delivered pursuant to Section 7.1 or 7.2 contains Non-public Information, each Applicable Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Group Members and their securities. Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Facilities Administrative Agents make available to “public-side” Lenders budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein; and

(g) promptly, such additional financial and other information (including, without limitation, information regarding any Single Employer Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Facilities Administrative Agents or any Lender may from time to time reasonably request (including any information that any Lender reasonably requests in order to comply with its obligations under any “know-your-customer” or anti-money laundering laws or regulations, including Patriot Act and the Beneficial Ownership Regulation).

Documents required to be delivered pursuant to Section 7.2 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which such report or other information is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting and delivery requirements of such Section.

7.3 Payment of Obligations; Payment of Taxes. (a) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where failure to pay, discharge or otherwise satisfy such material obligations, in the aggregate, has not had and would not reasonably be expected to result in a Material Adverse Effect; and

(b) pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises when due and payable, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets; provided, no such Tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefore and for any accrued interest and potential penalties or other costs relating thereto, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral to satisfy such Tax or claim and (c) any Tax or claim determined to be due, together with any interest or penalties thereon is promptly paid after final resolution of such contest.

7.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary to conduct its business, except, in each case, as otherwise permitted by Section 8.4 and except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

7.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain with reputable insurance companies insurance on all its property in at least such amounts and against such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business.

7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit, upon reasonable prior notice, any persons designated by the Administrative Agent, or upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at such reasonable times and upon reasonable intervals and to discuss the business, operations, properties and financial and other condition of the Group Members with officers of the Group Members and with their independent certified public accountants at such reasonable times and upon reasonable intervals, in each case as any Facilities Administrative Agent or, upon the occurrence of and during the continuance of an Event of Default, any Lender may reasonably request; provided, that, unless an Event of Default has occurred and is continuing, such visitation and inspection rights may only be exercised by the Administrative Agent once per calendar year. Notwithstanding anything to the contrary in this Section 7.6, none of the Group Members will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that such Group Member shall have notified the Administrative Agent that such document, information or other matter is being withheld on the basis of the foregoing.

7.7 Notices. Promptly (but in any event within any time period that may be specified below) upon any Responsible Officer of any Group Member acquiring knowledge thereof, give notice to each Facilities Administrative Agent and each Lender of the following:

(a) the occurrence of any Default or Event of Default;

(b) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein;

(c) any litigation or proceeding affecting any Group Member (i) which is reasonably expected to be determined adversely and, if so determined, would have or would reasonably be expected to have a Material Adverse Effect, (ii) in which injunctive or other temporary or specific relief is sought which, if granted, would reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, the incurrence of a failure to satisfy the minimum funding standard (as defined in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA) (whether or not waived) with respect to a Single Employer Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan; and

(e) any other development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the relevant Group Member has taken or proposes to take with respect thereto.

7.8 Environmental Laws. (a) Comply in all material respects and conduct the Business in compliance with, and make all commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply in all material respects with and maintain, and make all commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all Environmental Permits required pursuant to Environmental Law for the conduct of the Business or their respective operations, in each case except for any such non-compliance or failure to obtain that, individually or in the aggregate, would not be expected to result in a Material Adverse Effect.

(b) (b) Except as would not be expected to result in a Material Adverse Effect, (i) unless being contested in good faith, conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required in writing by a Governmental Authority under Environmental Laws and (ii) promptly comply, to the extent practicable, in all material respects with all other lawful orders and directives of all Governmental Authorities regarding Environmental Laws unless the order or directive in being contested in good faith; provided, that compliance within deadlines set by such orders or authorities shall be deemed to be prompt.

7.9 Additional Collateral, etc. (a) With respect to any property (other than fee-owned property) constituting Collateral acquired after the Closing Date by the Borrower or any Subsidiary Guarantor as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien (except as expressly set forth in the applicable Security Document), within 30 days of such acquisition (or within such longer period of time as reasonably consented to by the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a (except as expressly set forth in the applicable Security Document) perfected security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b) [Reserved].

(c) With respect to any new Restricted Subsidiary that is not an Excluded Subsidiary (or such other Restricted Subsidiary designated by the Borrower as a Subsidiary Guarantor) created or acquired after the Closing Date by any Group Member (which, for the purposes of this Section 7.9(c), shall include any existing Restricted Subsidiary that ceases to be a Foreign Subsidiary or an Excluded Subsidiary), promptly (or within such period of time as reasonably consented to by the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Restricted Subsidiary (to the extent constituting Collateral) that is owned by any Loan Party, (ii) to the extent constituting Collateral, deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers or equivalents, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions reasonably necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Secured Parties a (to the extent provided in the Guarantee and Collateral Agreement) perfected security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to each Facilities Administrative Agent a certificate of such Restricted Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to (i) any new Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary) that is a Material Foreign Subsidiary or a direct or indirect parent of any Material Subsidiaries or (ii) any Foreign Subsidiary owned by any Group Member (other than by any Group Member that is a Foreign Subsidiary) that (x) becomes a Material Foreign Subsidiary or (y) is a direct or indirect parent of any Subsidiary that becomes a Material Foreign Subsidiary, promptly (or within such period of time as reasonably consented to by the Administrative Agent) (A) execute and deliver to the Administrative Agent such amendments or supplements to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a (except as expressly set forth in the Guarantee and Collateral Agreement) perfected security interest in the Capital Stock of such new Foreign Subsidiary (to the extent constituting Collateral) that is owned by any such Group Member, (B) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers or equivalents, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and take such other action as may be reasonably necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) If the aggregate amount of Consolidated Total Assets as of the end of the most recently ended fiscal period for which financial statements have been delivered pursuant to Section 7.1 attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceeds ten percent (10.0%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of such period, the Borrower (or, in the event the Borrower has failed to do so within sixty (60) days of delivery of such financial statements, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” or sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries or Material Foreign Subsidiaries, respectively.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i) no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;

(ii) no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Law;

(iii) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any Taxes or expenses payable relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent;

(iv) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any Intellectual Property registered in any non-U.S. jurisdiction or the Capital Stock of Foreign Subsidiaries) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign Intellectual Property or the Capital Stock of Foreign Subsidiaries); and

(v) no actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Loan Parties evidenced by a note in excess of $25,000,000, Indebtedness of any non-Loan Party that is owing to any Loan Party in excess of $25,000,000 (which shall be evidenced by an intercompany note and pledged to the Administrative Agent)) and certificated Capital Stock of Wholly Owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Guarantee and Collateral Agreement to the extent otherwise required by Section 7.9(a). Notwithstanding the foregoing, in each case subject to the terms and conditions set forth in (and to the extent required by) the Guarantee and Collateral Agreement, in the case of any Collateral consisting of uncertificated securities in excess of $25,000,000, the applicable Loan Party shall have caused the issuer thereof to either (x) register the Administrative Agent as the owners of such uncertificated securities or (y) promptly agree in writing that such issuer will comply with instructions issued or originated by the Administrative Agent without further consent of such Loan Party.

7.10 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 5.16.

7.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as any Facilities Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of perfecting or renewing the rights of the Facilities Administrative Agents and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the borrower or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by any Facilities Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will, if reasonably requested by such Facilities Administrative Agent, use commercially reasonable efforts to execute and deliver, or to cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Facilities Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

7.12 Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the Term Loans provided pursuant to this Agreement, in each case, from at least two of S&P, Moody’s and Fitch.

7.13 Post-Closing Items. The Borrower will deliver the items described on Schedule 7.13 within the period or by the date specified therein or, within such longer period of time or by such later date as reasonably consented to by the Administrative Agent.

SECTION 8. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made) or any Loan or other amount (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made) is owing to any Lender or any Facilities Administrative Agent hereunder, the Borrower shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

8.1 Financial Condition Covenant. Permit the Consolidated Senior Secured Net Leverage Ratio, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending March 31, 2026) to exceed 4.25:1.00; provided that the covenant contained in this Section 8.1 shall not apply unless on such last day, the Total Revolving Extensions of Credit (including any L/C Obligations which are not Cash Collateralized) exceed 35% of the aggregate principal amount of Revolving Commitments then in effect (a “Covenant Triggering Event”).

8.2 Indebtedness. Create, issue, assume, become liable in respect of or otherwise Incur, or suffer to exist, any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness (i) of the Borrower to any Restricted Subsidiary, (ii) of any Subsidiary Guarantor to the Borrower or any Restricted Subsidiary, (iii) of any Restricted Subsidiary that is not a Subsidiary Guarantor to any other Restricted Subsidiary that is not a Subsidiary Guarantor, and (iv) to the extent permitted pursuant to Section 8.7, of any Restricted Subsidiary that is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor;

(c) Guarantee Obligations Incurred in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower, any Subsidiary Guarantor and, to the extent permitted pursuant to Section 8.7, of any Restricted Subsidiary that is not a Subsidiary Guarantor; and Guarantee Obligations Incurred by any Restricted Subsidiary that is not a Subsidiary Guarantor of obligations of any other Restricted Subsidiary that is not a Subsidiary Guarantor;

(d) Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the Closing Date and listed on Schedule 8.2(d) and any Permitted Refinancing thereof;

(e) Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed, immediately after giving effect to the issuance or Incurrence of such Indebtedness and taken together with all such Indebtedness Incurred and then outstanding under this Section 8.2(e), the greater of (i) $400,000,000 and (ii) 10% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 and any Permitted Refinancing of such Indebtedness;

(f) Hedge Agreements permitted under Section 8.11;

(g) Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in an aggregate principal amount not to exceed at any time the greater of (i) $200,000,000 and (ii) 5% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1;

(h) unsecured Indebtedness of the Borrower in respect of Management Advances in an aggregate principal amount not to exceed $10,000,000 Incurred in any fiscal year;

(i) guarantees of Indebtedness of directors, officers and employees of Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of Investments then outstanding under Section 8.7(f), shall not at any time exceed $20,000,000;

(j) (i) Indebtedness of a Restricted Subsidiary of the Borrower acquired in a Permitted Acquisition and outstanding at the time of such Permitted Acquisition, (ii) Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness so long as, in the case of each of clauses (i) and (ii), (x) such Indebtedness was not Incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of such Indebtedness does not at any time exceed $50,000,000, and (iii) any Permitted Refinancing of such Indebtedness under clause (i) or (ii);

(k) guarantees of Indebtedness of a Person which is not a Restricted Subsidiary of the Borrower and in which the Borrower or a Restricted Subsidiary made an investment permitted by Section 8.7(m) or preferred Capital Stock of a Foreign Subsidiary which such Foreign Subsidiary is obligated to purchase, redeem, retire or otherwise acquire, if the aggregate outstanding principal amount so guaranteed and the aggregate outstanding redemption value of such Capital Stock, when added to (i) unreimbursed payments made in respect of such guarantees and (ii) Investments then outstanding under Section 8.7(m), does not at any time exceed $25,000,000;

(l) [reserved];

(m) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations (including in connection with workers’ compensation), or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case Incurred in the ordinary course of business;

(n) Indebtedness in respect of (i) Specified Cash Management ~~Obligations~~Arrangements, netting services, overdraft protections and otherwise in connection with deposit accounts and (ii) Specified Supply Chain Arrangements;

(o) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in connection with permitted Investments or permitted Dispositions;

(p) Indebtedness consisting of promissory notes issued to present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise to finance the purchase or redemption of Capital Stock of Borrower, to the extent the applicable Restricted Payment is permitted by Section 8.6;

(q) Indebtedness representing insurance premiums owing in the ordinary course of business;

(r) unsecured Indebtedness of any Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Cash Proceeds received by the Borrower from capital contributions or the issuance or sale of Capital Stock (other than Disqualified Capital Stock) to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment and (ii) any Permitted Refinancing Indebtedness thereof;

(s) (i) Indebtedness of the Borrower or any Subsidiary Guarantor Incurred in connection with a Permitted Acquisition; provided that (A) (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with, or junior to, Liens securing the Secured Obligations, the Consolidated Senior Secured Net Leverage Ratio after giving effect to the Incurrence thereof (subject to Section 1.3) is less than or equal to 3.50:1.00, and (y) in the case of any unsecured Indebtedness, the Consolidated Net Leverage Ratio is less than or equal to 3.75:1.00, in each case assuming for the purposes of this Section 8.2(s) that any revolving commitments being incurred pursuant to this Section 8.2(s) at the time of such calculation are fully drawn), (B) such Indebtedness is not scheduled to mature prior to (x) in the case of such Indebtedness secured on a pari passu basis, the Latest Maturity Date and (y) in the case of such Indebtedness secured on a junior basis or unsecured, the date that is 91 days after the Latest Maturity Date (provided that, this clause (B) shall not apply to any bridge loans permitted under this Section 8.2(s) prior to its conversion), (C) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (D) if such Indebtedness is secured, the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (E) if such Indebtedness is secured on a pari passu basis, such Indebtedness must be in the form of senior secured notes, and (F) if such Indebtedness is secured, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to, if secured on a pari passu basis, a Pari Debt Intercreditor Agreement and, as applicable, the Intercreditor Agreement and, if secured on a junior basis, an Intercreditor Agreement or if such agreement has been previously entered into in connection with any other permitted Indebtedness, execute a joinder to such then existing agreement in substantially the form provided therein, and (ii) any Permitted Refinancing thereof;

(t) Indebtedness in respect of bid, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance or surety, appeal or similar bonds issued for the account of and completion guarantees and other similar obligations provided by any Group Member in each case in the ordinary course of business and consistent with past practices, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(u) Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries permitted by the terms of this Agreement and Incurred in the ordinary course of business;

(v) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Indebtedness and any Permitted Refinancing thereof;

(w) (i) Indebtedness of the Borrower or any Subsidiary Guarantor in respect of one or more series of notes or loans that are either senior or subordinated and unsecured or secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Obligations (or any bridge loans to the extent that the long-term indebtedness into which such bridge loans convert into otherwise satisfies the requirements of this Section 8.2(w)) that are issued or made in lieu of Incremental Loans (any such Indebtedness, “Incremental Equivalent Debt”); provided that (A) such Indebtedness is not scheduled to mature prior to (x) in the case of such Indebtedness secured on a pari passu basis, the Latest Maturity Date and (y) in the case of such Indebtedness secured on a junior basis or unsecured, the date that is 91 days after the Latest Maturity Date (provided that, this clause (A) shall not apply to any bridge loans permitted under this Section 8.2(w) prior to its conversion), (B) the aggregate principal amount of all such Indebtedness Incurred pursuant to this Section 8.2(w) shall not exceed the Incremental Amount, (C) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (D) in the case of such Indebtedness that is secured, the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (E) such unsecured or senior Incremental Equivalent Debt shall not provide for any scheduled prepayments of principal prior to the final maturity date of such debt, (F) if such Indebtedness is secured on a pari passu basis, such Indebtedness must be in the form of senior secured notes and (G) if such Indebtedness is secured, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to, if secured on a pari passu basis, a Pari Debt Intercreditor Agreement and, if secured on a junior basis, an Intercreditor Agreement or if such agreement has been previously entered into in connection with any other permitted Indebtedness, execute a joinder to such then existing agreement in substantially the form provided therein, and (ii) any Permitted Refinancing thereof;

(x) unsecured Indebtedness of the Borrower or any Subsidiary Guarantor so long as (i) such Indebtedness (A) matures no earlier than the date that is 91 days after the Latest Maturity Date (provided that, this clause (A) shall not apply to any bridge loans to the extent that the long-term indebtedness into which such bridge loans convert into otherwise satisfies the requirements of this clause (A)) and (B) does not require any mandatory prepayments, redemptions, sinking fund payments or purchase offers prior to maturity, except in case of certain customary asset sales or changes of control (provided that, this clause (B) shall not apply with respect to any mandatory prepayments of bridge loans permitted under this Section 8.2(x) with the proceeds of other unsecured Indebtedness, including senior unsecured notes) and (ii) subject to Section 1.3, on the date of the Incurrence of such Indebtedness, and any Permitted Refinancing in respect thereof, as the case may be, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00;

(y) Indebtedness for employer contributions to the ESOP not in excess of limitations set forth in Section 404 of the Code and Indebtedness arising under Borrower’s stock repurchase liability under the ESOP; ~~and~~

(z) so long as no Event of Default has occurred and is continuing or would result therefrom, additional Indebtedness of the Group Members in an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $600,000,000 and (ii) 15% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1~~.~~; and

(aa) Indebtedness incurred pursuant to Permitted Factoring Transactions and Permitted Receivables Facilities.

The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

8.3 Liens. Create, become subject to, assume or otherwise incur, or suffer to exist, any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments or government charges not yet due or that are being contested in good faith by appropriate proceedings and for which the relevant Group Member has set aside reserves with respect on its books in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance, old age pensions, or other social security or retirement benefits or similar legislation;

(d) (i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or (ii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(e) easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances and minor title defects or matters that would be disclosed in an accurate survey affecting real property incurred in the ordinary course of business that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Group Member or materially detract from the value of the real property subject thereto;

(f) Liens created pursuant to the Loan Documents;

(g) Liens securing Indebtedness permitted by Section 8.2(e) if (i) such Liens are created substantially simultaneously with the Incurrence of such Indebtedness (for the acquisition of certain property) or within 270 days thereafter and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (except for additions and accessions to such assets, replacements and products thereof and customary deposits); provided, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(h) any interest or title of a lessor under any lease entered into by a Group Member in the ordinary course of its business and covering only the assets so leased and other statutory and common law landlords’ liens under leases;

(i) Liens in existence on the Closing Date listed on Schedule 8.3(i) and modifications, replacements, renewals or extensions thereof; provided, that no such Lien is spread to cover any additional property after the Closing Date and the amount of the aggregate obligations, if any, secured by any such Lien are not increased;

(j) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 9;

(k) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, if (i) any Indebtedness secured by such Liens is permitted by Section 8.2(j), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of any Group Member; and Liens on such property or assets securing refinancings, renewals and extensions of such Indebtedness permitted under Section 8.2(j);

(l) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted pursuant to Section 8.2(g);

(m) Liens on property subject to sale-leaseback transactions;

(n) licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of business that do not, individually or in the aggregate, materially interfere with the conduct of the business of the Borrower or any of its Restricted Subsidiaries taken as a whole;

(o) (i) any encumbrances or restrictions with respect to the Capital Stock of any Unrestricted Subsidiary, (ii) consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries and (iii) any encumbrance or restriction (including put and call arrangements) in favor of a joint venture party with respect to the Capital Stock of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(p) [reserved];

(q) Liens securing Indebtedness permitted by Section 8.2(s);

(r) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens (i) on earnest money deposits of cash or Cash Equivalents in connection with any Investments made pursuant to Section 8.7(h) or 8.7(z) or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 8.5;

(t) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(u) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods and similar arrangements;

(v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.7;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted under Section 8.2(q);

(y) Liens in connection with the sale or transfer of any assets in a transaction permitted under Section 8.5, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof solely relating to such assets so sold or transferred;

(z) Liens in favor of a Loan Party on assets of a Subsidiary that is not required to be a Subsidiary Guarantor;

(aa) Liens on Collateral securing Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, secured Indebtedness Incurred pursuant to Section 8.2(v) (provided that, if secured on a pari passu basis, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Pari Debt Intercreditor Agreement and, if applicable, the Intercreditor Agreement, and if secured on a junior basis, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement or if such agreement has been previously entered into in connection with any other permitted Indebtedness, execute a joinder to such then existing agreement in substantially the form provided therein) and any Permitted Refinancing thereof;

(bb) [reserved];

(cc) Liens solely on the proceeds of Escrow Debt and any interest thereof, securing the applicable Escrow Debt;

(dd) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Group Member in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of such Group Member; ~~and~~

(ee) Liens not otherwise permitted by this Section 8.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds at any one time the greater of (x) $120,000,000 and (y) 3% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1~~.~~; and

(ff) (i) Liens on Receivables Assets incurred in connection with Permitted Factoring Transactions and Permitted Receivables Facilities (including Liens on such Receivables Assets resulting from precautionary UCC filings or from recharacterization of any such Permitted Factoring Transactions or Permitted Receivables Facilities as a financing or a loan) and (ii) Liens on Seller’s Retained Interest to the extent such Lien is required under the terms of such Permitted Receivables Facility, and, to the extent subordination is required under the terms of the Permitted Receivables Facility, the security interest of the Administrative Agent (for the benefit of the Secured Parties) in such Seller’s Retained Interest shall be subordinated to any Liens on such Seller’s Retained Interest in favor of the agent, trustee, lenders or other secured party under the Permitted Receivables Facility pursuant to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent.

8.4 Fundamental Changes. Merge into, consolidate or amalgamate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business or (solely with respect to the Borrower) change its jurisdiction of organization to any jurisdiction outside of the United States, except:

(a) (1) any Restricted Subsidiary of the Borrower may be merged, amalgamated, consolidated or liquidated (i) with or into the Borrower if the Borrower is the continuing or surviving corporation, (ii) with or into any Subsidiary Guarantor if the Subsidiary Guarantor is the continuing or surviving corporation or (iii) subject to Section 8.7(j), with or into any Foreign Subsidiary; and (2) any Restricted Subsidiary that is not a Loan Party may be merged, amalgamated or consolidated with or into any other Restricted Subsidiary that is not a Loan Party;

(b) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise) as permitted by Section 8.5 (other than Section 8.5(c)), or to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(j), any Foreign Subsidiary; and any Restricted Subsidiary that is not a Loan Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Restricted Subsidiary that is not a Loan Party;

(c) any Restricted Subsidiary may merge into or consolidate with any Person in order to consummate a Disposition made in compliance with Section 8.5 (other than Section 8.5(c)) in which the surviving entity is not a Subsidiary;

(d) any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; provided, further, that, if the other party is not a Loan Party, no Default exists after giving effect to such transaction;

(e) any merger, consolidation or amalgamation between the Borrower or a Subsidiary Guarantor, on the one hand, and any other Person, on the other hand; provided, that the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving entity of any such merger, consolidation or amalgamation;

(f) any merger, consolidation or amalgamation between a Restricted Party that is not a Loan Party, on the one hand, and any other Person, on the other hand; provided, that such Restricted Subsidiary is the surviving entity of any such merger, consolidation or amalgamation; and

(g) upon consummation of the Acquisition, Ocean Sub, Inc. may merge with and into Target, with Target as the surviving entity.

8.5 Disposition of Property. Dispose of any of its property (which, for the avoidance of doubt, shall not include any stock of the Borrower), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except, subject to the Non-Loan Party Limitation Provision:

(a) the Disposition of (i) obsolete, used, surplus or worn out property in the ordinary course of business (including the abandonment or other Disposition of Intellectual Property that is in the reasonable judgment of the Borrower, no longer economically practicable to maintain or used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole), (ii) Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries and (iii) cash and Cash Equivalents;

(b) the sale of inventory or the licensing, sublicensing or other disposition of Intellectual Property in the ordinary course of business;

(c) Dispositions expressly permitted by Sections 8.4(a), 8.4(b) and 8.4(e);

(d) the sale or issuance of (i) Capital Stock of any Restricted Subsidiary to the Borrower or any Subsidiary Guarantor and (ii) Capital Stock of any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor;

(e) sale-leaseback transactions;

(f) sales, transfers or dispositions by the Borrower or any of its Restricted Subsidiaries of non-strategic assets purchased as part of a Permitted Acquisition, so long as (i) no Default then exists or would result therefrom, (ii) the Borrower or such Restricted Subsidiary receives at least fair market value (as determined in good faith by the Borrower), (iii) the aggregate proceeds received by the Borrower or such Restricted Subsidiary from all such sales, transfers or dispositions relating to a given Permitted Acquisition do not exceed 40% of the aggregate consideration paid for such Permitted Acquisition and (iv) such non-strategic assets are sold, transferred or disposed of on or prior to the first anniversary of such Permitted Acquisition;

(g) Asset Swaps;

(h) Dispositions of property from (a) the Borrower to any Subsidiary Guarantor, (b) any Subsidiary Guarantor to any other Subsidiary Guarantor or the Borrower, (c) any Restricted Subsidiary that is not a Subsidiary Guarantor to any other Restricted Subsidiary that is not a Subsidiary Guarantor or to any Loan Party and (d) the Borrower or any Subsidiary Guarantor to any Restricted Subsidiary; provided that the amount of Dispositions made in reliance on this sub-clause (d) shall not exceed $50,000,000 per fiscal year;

(i) Dispositions expressly permitted by Section 8.3, Section 8.6 and Section 8.7;

(j) leases or subleases of property in the ordinary course of business which do not materially interfere with the conduct of the business of the Borrower or any of its Restricted Subsidiaries taken as a whole;

(k) Dispositions of property in connection with Recovery Events;

(l) Dispositions of past due accounts receivable in connection with the collection, write down or compromise thereof in the ordinary course of business;

(m) other Dispositions of property having an aggregate fair market value not in excess of $50,000,000 (as determined by the Borrower in good faith);

(n) sales, transfers, leases and other dispositions to a Foreign Subsidiary; provided, that any such sales, transfers, leases or other dispositions from the Borrower or any Subsidiary Guarantor shall be made (i) in compliance with Section 8.9 and (ii) to the extent not made in compliance with Section 8.9, shall be treated as an Investment in such Foreign Subsidiary and shall be permitted only to the extent permitted pursuant to Section 8.7;

(o) Dispositions of Investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the consideration received shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Borrower);

(p) sales, forgiveness or other dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(q) any issuance or sale of Capital Stock in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(r) the issuance of Capital Stock by a Restricted Subsidiary that represents all or a portion of the consideration paid by the Borrower or a Restricted Subsidiary in connection with any Investment permitted by Section 8.7, including in connection with the formation of a joint venture with a Person other than a Restricted Subsidiary;

(s) Dispositions of other property; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and been continuing or would result from such Disposition, (ii) with respect to any Disposition pursuant to this Section 8.5(s) of property having an aggregate fair market value (determined as of the closing of such Disposition) not to exceed $50,000,000, the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 120 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $50,000,000 and (iii) such Disposition is for fair market value as reasonably determined by the Borrower in good faith;

(t) [reserved];

(u) the Disposition of Capital Stock of the Borrower’s Canadian Subsidiaries from the Borrower to ADS Worldwide, Inc.; ~~and~~

(v) Dispositions of Capital Stock deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Stock represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise~~.~~; and

(w) any Disposition of Receivables Assets to a Receivables Subsidiary in a Permitted Receivables Facility or to any other Person in a Permitted Factoring Transaction.

8.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock (other than Disqualified Capital Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that, subject to the Non-Loan Party Limitation Provision:

(a) (i) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to (x) the Borrower or any Subsidiary Guarantor and (y) to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests); and (ii) any Restricted Subsidiary that is not a Loan Party may make Restricted Payments to any Restricted Subsidiary;

(b) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase the Borrower’s Capital Stock from present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise under any stock option or employee stock ownership plan approved by the board of directors of the Borrower, in an aggregate amount (net of any proceeds received by the Borrower in connection with resales of any Capital Stock so purchased) not exceeding $10,000,000 in any fiscal year (with unused amounts carried over to the succeeding fiscal year);

(c) [Reserved];

(d) Restricted Payments by the Borrower to redeem in whole or in part any of its Capital Stock for another class of its Capital Stock or rights to acquire its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new Capital Stock; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Capital Stock are at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby; provided, further, that the only consideration paid for any such redemption is Capital Stock of the Borrower or the proceeds of any substantially concurrent equity contribution or issuance of Capital Stock;

(e) So long as no Event of Default has occurred and is continuing or would result therefrom (i) the Borrower may make Restricted Payments in an aggregate amount not to exceed (x) the Fixed Restricted Payment Basket Amount in any fiscal year, less (y) any Restricted Payments made pursuant to this Section 8.6(e), any Investments made pursuant to Section 8.7(z) and any repayments, repurchases, redemptions, defeasances or other acquisitions, retirements or discharges of Junior Debt pursuant to Section 8.8, in each case, made in reliance on the Fixed Restricted Payment Basket Amount during such fiscal year, plus (z) the Available Amount, and (ii) the Borrower shall be permitted to make unlimited Restricted Payments so long as the Consolidated Net Leverage Ratio is less than 3.50:1.00 after giving pro forma effect to such Restricted Payment;

(f) any dividends required by the terms of Capital Stock held by the ESOP may be paid;

(g) the Borrower may repurchase its Capital Stock upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other equity derivatives or the settlement price of such convertible securities; provided that such repurchase shall not be paid in cash;

(h) the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Borrower;

(i) the Borrower may make Restricted Payments in an aggregate amount not to exceed the aggregate amount of net cash proceeds received from sales or issuances of the Capital Stock of the Borrower (other than Disqualified Capital Stock) after the Closing Date to the extent such net cash proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment;

(j) any repurchase of Capital Stock deemed to occur upon the non-cash exercise of Capital Stock to pay Taxes shall be permitted; and

(k) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 8.6 shall be permitted.

8.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 8.2;

(d) Guarantee Obligations to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;

(e) Investments held by the Borrower or any Restricted Subsidiary on the Closing Date and described on Schedule 8.7(e);

(f) loans and advances to directors, officers and employees of any Group Member of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members, together with the aggregate amount of Indebtedness outstanding under Section 8.2(i), not to exceed $20,000,000 at any one time outstanding;

(g) non-cash consideration received in any Disposition permitted by Section 8.5;

(h) any Permitted Acquisition; provided that the aggregate amount of consideration paid in respect of all Permitted Acquisitions of (x) Persons that do not become Subsidiary Guarantors and/or (y) assets that do not become Collateral shall not exceed 10.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1;

(i) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

(j) Investments (x) in Restricted Subsidiaries that are not Subsidiary Guarantors (including Permitted Acquisitions of Persons which become Foreign Subsidiaries, Incurrence of Guarantee Obligations with respect to obligations of Foreign Subsidiaries, loans made to Foreign Subsidiaries and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiaries) or (y) in joint ventures or other similar agreements or partnerships, in each case so long as the aggregate amount of all such Investments made by the Borrower or any of its Restricted Subsidiaries pursuant to this Section 8.7(j) after the Second Amendment Effective Date does not, immediately after giving effect to such Investments (subject to Section 1.3), exceed the greater of (i) $400,000,000 and (ii) 10% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1;

(k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(l) Hedge Agreements permitted under Section 8.11;

(m) intercompany Investments by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party;

(n) Investments expressly permitted by Sections 8.3, 8.4 and 8.6(c);

(o) Asset Swaps consummated in compliance with Section 8.5;

(p) any indemnity obligations in connection with the Acquisition;

(q) intercompany loans permitted by Section 8.2;

(r) advances of payroll payments to employees in the ordinary course of business;

(s) lease, utility and other similar deposits in the ordinary course of business;

(t) Investments to the extent financed by the issuance of Capital Stock of the Borrower;

(u) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;

(v) any Investment in an aggregate amount not to exceed at any time the aggregate amount of Net Cash Proceeds received from sales or issuances of Capital Stock of the Borrower after the Closing Date to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount, or to build any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment;

(w) [reserved];

(x) Investments (i) in Restricted Subsidiaries in connection with reorganizations or other activities related to tax planning; provided that, after giving effect to any such reorganization or other activity related to tax planning, the security interest of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, taken as a whole, is not materially impaired and (ii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party consisting of the contribution of Capital Stock of any Person that is not a Loan Party (other than Capital Stock constituting Collateral);

(y) any Investments in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; provided that any entity that serves to hold cash balances for the purposes of making such advances to Subsidiaries or joint ventures is a Loan Party;

(z) guarantees of leases (other than Capital Lease Obligations), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(aa) Permitted Foreign Investments;

(bb) subject to Section 1.3, so long as no Event of Default has occurred and is continuing or would result therefrom (i) the Borrower may make Investments in an aggregate amount not to exceed (x) the Fixed Restricted Payment Basket Amount in any fiscal year, less (y) any Investments made pursuant to this Section 8.7(bb), any Restricted Payments made pursuant to Section 8.6(e), and any repayments, repurchases, redemptions, defeasances or other acquisitions, retirements or discharges of Junior Debt pursuant to Section 8.8, in each case made in reliance on the Fixed Restricted Payment Basket Amount during such fiscal year, plus (z) the Available Amount and (ii) the Borrower shall be permitted to make unlimited Investments so long as the Consolidated Net Leverage Ratio is less than 3.50:1.00 after giving pro forma effect to such Investment;

(cc) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding, not exceeding the greater of (i) $200,000,000 and (ii) 5% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1; ~~and~~

(dd) Guarantee Obligations of the Borrower in connection with obligations of the Restricted Subsidiaries party to Specified Hedge Agreements ~~and~~, Specified Cash Management Arrangements~~.~~ and Specified Supply Chain Arrangements; and

(ee) Investments of Receivables Assets in a Receivables Subsidiary in connection with a Permitted Receivables Facility and holding the Equity Interests in a Receivables Subsidiary.

For purposes of covenant compliance with this Section 8.7, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. In addition, to the extent an Investment is permitted to be made by any Group Member directly in any other Person (each such person, a “Target Person”) under any provision of this Section 8.7, such Investment may be advanced or contributed by the Group Member to a Restricted Subsidiary that is not a Loan Party for purposes of ultimately making the relevant Investment in the Target Person without such advancement or contribution constituting an Investment for purposes of Section 8.7 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 8.7 as if made by the applicable Group Member directly in the Target Person).

Notwithstanding anything to the contrary in this Agreement, in no event shall (a) the Borrower or any of its Restricted Subsidiaries (i) designate (it being understood that any such designation shall be considered an Investment as set forth in the definition of Unrestricted Subsidiary in an amount equal to the fair market value of the Borrower’s or Restricted Subsidiary’s (as applicable) Investment therein), make any Investment in, or Dispose of assets to, or make any Restricted Payments to, Unrestricted Subsidiaries in an aggregate amount exceeding the greater of $200,000,000 and 5% of Consolidated Total Assets (the “Unrestricted Subsidiary Cap”); provided that, for avoidance of doubt, there shall be no (i) “rebuilding” of the Unrestricted Subsidiary Cap, including, without duplication, with proceeds received on account of any indebtedness incurred by an Unrestricted Subsidiary, return of investment or proceeds from the sale thereof or any redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or (ii) reclassification of the Unrestricted Subsidiary Cap (this clause (a), the “Unrestricted Subsidiary Cap Provision”) and (b) any Loan Party (i) dispose of (including, by way of exclusive license) any Material Asset to any Subsidiary that is not a Loan Party or (ii) contribute or otherwise invest any Material Asset to or in any Subsidiary that is not a Loan Party (this clause (b), together with the Unrestricted Subsidiary Cap Provision, the “Non-Loan Party Limitation Provision”).

8.8 Optional Payments and Modifications of Certain Debt Instruments; Certain Modifications. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any unsecured Indebtedness (other than any intercompany Indebtedness) or subordinated or junior lien Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate outstanding principal amount in excess of $50,000,000 (including in such principal amount all indebtedness issued under the same instrument) (collectively, “Junior Debt”) (other than in connection with Junior Debt, a Permitted Refinancing therefor or the conversion of any Junior Debt to Capital Stock of the Borrower (other than Disqualified Capital Stock)); provided, that on any date after the Closing Date, the Borrower may (i) so long as no Event of Default has occurred and is continuing or would result therefrom, redeem, repurchase, defease or otherwise prepay Junior Debt in an aggregate amount not to exceed (x) the Fixed Restricted Payment Basket Amount in any fiscal year, less (y) any Restricted Payments made pursuant to Section 8.6(e), any Investments made pursuant to Section 8.7(z) and any repayments, repurchases, redemptions, defeasances or other acquisitions, retirements or discharges of Junior Debt pursuant to this Section 8.8, in each case made in reliance on the Fixed Restricted Payment Basket Amount during such fiscal year, plus (z) the Available Amount, (ii) redeem, repurchase, defease or otherwise prepay Junior Debt in an unlimited amount, so long as no Event of Default has occurred and is continuing or would result therefrom and the Consolidated Senior Secured Net Leverage Ratio is less than 2.50:1.00, (iii) convert any Junior Debt to Capital Stock (other than Disqualified Capital Stock) and (iv) prepay, redeem, purchase or defease any Junior Debt with any Permitted Refinancing thereof permitted pursuant to Section 8.2, or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any of the Junior Debt (other than technical corrections or modifications) (i) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by any Junior Debt, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith; (ii) which adds or relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Restricted Subsidiaries to any more onerous or more restrictive provisions; or (iii) which otherwise materially and adversely affects the interests of the Lenders, taken as a whole, under this Agreement or any other Loan Document without the prior consent of the Facilities Administrative Agents (such consent not to be unreasonably withheld); provided that it is understood and agreed that the foregoing limitation shall not prohibit any Permitted Refinancing Indebtedness in respect thereof that is otherwise permitted by Section 8.2.

8.9 Transactions with Affiliates. Enter into any transaction with a value in excess of $25,000,000, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or its Restricted Subsidiaries), unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms not materially less favorable to the relevant Group Member, than it would obtain in an arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may do the following:

(a) Restricted Payments may be made to the extent permitted by Section 8.6;

(b) loans may be made and other transactions may be entered into by the Borrower and its Restricted Subsidiaries to the extent expressly permitted by Sections 8.2, 8.4, 8.5 and 8.7;

(c) customary fees and indemnifications may be paid to directors of the Borrower and its Restricted Subsidiaries;

(d) the Borrower and its Restricted Subsidiaries may in the ordinary course of business (i) enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Restricted Subsidiaries and (ii) establish Benefit Plans and make amendments and contributions thereto;

(e) the execution, delivery and performance of a tax sharing agreement with respect to any of the charges, taxes or assessments described in clause (B) of Section 8.6(c)(ii), to the extent that payments in connection with such tax sharing agreement are permitted by Section 8.6(c)(ii);

(f) [reserved];

(g) sales of Capital Stock (other than Disqualified Capital Stock) of the Borrower to its Affiliates and options and warrants exercisable therefore and the granting of registration and other customary rights in connection therewith;

(h) any transaction with an Affiliate where the only consideration paid is Capital Stock of the Borrower (other than Disqualified Capital Stock);

(i) any transaction with an Affiliate existing on the Closing Date and listed on Schedule 8.9(i);

(j) [reserved];

(k) leases or subleases of property in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(l) transactions between or among the Borrower and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction;

(m) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Borrower or any of its Restricted Subsidiaries pursuant to the terms of this Agreement; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of the Borrower when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger); ~~and~~

(n) any other transactions with an Affiliate, which is approved by a majority of Disinterested Directors of the Borrower in good faith~~.~~; and

(o) transactions with Affiliates pursuant to Permitted Factoring Transactions and Permitted Receivables Facilities.

8.10 [Reserved].

8.11 Hedge Agreements. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual or anticipated exposure (other than those in respect of Capital Stock) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

8.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on or about a day other than March 31 or change the Borrower’s method of determining fiscal quarters without the prior consent of the Facilities Administrative Agents (not to be unreasonably withheld).

8.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, become subject to, assume or otherwise incur, or suffer to exist, any Lien upon any of its assets, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is or may become a party other than (a) this Agreement, the other Loan Documents and under any Hedge Agreement permitted under Section 8.11, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, if the prohibition or limitation therein is only effective against the assets financed thereby, (c) agreements for the benefit of the holders of Liens described in Section 8.3(k) or 8.3(l) and applicable solely to the property subject to such Lien, (d) any agreement existing on the Closing Date and listed on Schedule 8.13(d), (e) covenants in documents creating Liens permitted by Section 8.3(k) prohibiting further Liens on the properties encumbered thereby, (f) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations or securing any Credit Agreement Refinancing Indebtedness and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Secured Obligations, (g) covenants in any Indebtedness permitted pursuant to Section 8.2 to the extent such restrictions or conditions are no more restrictive, taken as a whole, than the restrictions and conditions in the Loan Documents or, in the case of subordinated Indebtedness, are market terms at the time of issuance or, in the case of

Indebtedness of any Restricted Subsidiary that is not a Loan Party, are imposed solely on any Restricted Subsidiary that is not a Loan Party, (h) any prohibition or limitation that (1) exists pursuant to Requirements of Law or any request of any Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries, (2) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale, solely with respect to such property subject to such sale, (3) is contained in leases, subleases, licenses, sublicenses or similar agreements, in each case, so long as such provisions are customary and such leases, subleases, licenses or similar agreements were entered into in the ordinary course of business, (4) exists in any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), (5) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (b), (f), (g) or (h)(4); provided that such amendments and refinancings are, taken as a whole, no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing, (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (j) customary restrictions that arise in connection with any Lien permitted by Section 8.3 on any asset or property that is not, and is not required to be, Collateral that relates to the asset or property subject to such Lien, (k) any restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (i) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, and (l) customary provisions in joint venture agreements, partnership agreements or limited liability company governance documents and other similar agreements applicable to joint ventures or non-Wholly Owned Subsidiaries and applicable solely to such joint venture or non-Wholly Owned Subsidiary.

8.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of any Group Member to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, any Group Member, (b) make loans or advances to, or other Investments in, any Group Member, or (c) transfer any of its assets to any Group Member, except, in each case, for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date (including any indenture in connection with the Transactions and any other transactions expected to be entered into in connection therewith) or in connection with the Transactions and any other transactions expected to be entered into in connection therewith, (iii) any encumbrance or restriction with respect to a Restricted Subsidiary or any of its Restricted Subsidiaries pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which it became a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary) and outstanding on such date, which encumbrance or restriction is not applicable to the any other Group Member or the properties or assets of any other Group Member, (iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, as determined by the Borrower in good faith, to the Lenders than the encumbrances and restrictions contained in such predecessor agreement, (v) with respect to clause (c), any encumbrance or restriction (A) that restricts the subletting, assignment or transfer of any property or asset or right and is contained in any lease, license or other contract entered into in the ordinary course of business or (B) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, (vi) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (vii) any encumbrances or restrictions applicable solely to a Restricted Subsidiary that is not a Loan Party and contained in any credit facility extended to such Restricted Subsidiary, (viii) restrictions in the transfers of assets encumbered by a Lien permitted by Section 8.3, (ix) any encumbrance or restriction arising under or in connection with any agreement or instrument relating to any Indebtedness permitted by Section 8.2 if the encumbrance or restriction is not materially more disadvantageous to the Lenders, taken as a whole, than is customary in comparable financings (as determined in good faith by the Borrower), (x) any encumbrance or restriction arising under or in connection with any agreement or instrument governing Capital Stock of any Person other than a Wholly Owned Subsidiary that is acquired after the Closing Date, (xi) customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 8.5 pending the consummation of such Disposition, (xii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures, (xiii) any holder of a Lien permitted by Section 8.3(k) restricting the transfer of the property subject thereto, (xiv) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale, (xv) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person, (xvi) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis, and (xvii) any restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xviii) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

8.15 Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date or that are reasonably related thereto or similar or complementary thereto or are reasonable extensions thereof, including without limitation the processing, sale and distribution of recycled plastic resin.

8.16 Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause any Facilities Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause any Facilities Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

SECTION 9. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay (i) any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof or (ii) any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within 5 Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall fail to observe or perform any agreement contained in clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8 of this Agreement; provided, that any failure by the Borrower to observe any term, covenant or agreement under Section 8.1 shall not constitute an Event of Default with respect to the Term Loans until the earlier of (i) the date that the Revolving Lenders declare all outstanding obligations under the Revolving Loans and Revolving Commitments to be immediately due and payable as a result of the Borrower’s failure to observe such term, covenant or agreement in Section 8.1 and (ii) the date on which the Revolving Administrative Agent or the Revolving Lenders exercise any remedies with respect to the Revolving Loans in accordance with Section 9; provided, further, that any failure by the Borrower to observe any term, covenant or agreement under Section 8.1 may be waived from time to time pursuant to clause (xiii) of Section 11.1; or

(d) any Loan Party shall fail to observe or perform any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) or paragraph (l) of this Section 9), and such failure shall continue unremedied for a period of 30 days after written notice thereof is given to the Borrower by any Facilities Administrative Agent or any Lender; or

(e) the Borrower or any Material Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including any Hedge Agreement or Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist beyond the period of grace provided in such instrument or agreement, if any, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) or (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000,000; provided, further, that this paragraph (e) shall not apply to (A) secured Indebtedness that becomes due as a result of the Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness unless such secured Indebtedness is not paid on such due date or (B) with respect to Indebtedness incurred under any Hedge Agreement, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Subsidiary; or

(f) (i) the Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standard (as defined in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i), (iii), (iv), (v) and (vi) above, such event or condition, together with all other such events or conditions, if any, would, in the aggregate, reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees for the payment of money shall be entered against the Borrower or any Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000,000 or more, and all such judgments or decrees shall not have been vacated, paid, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason other than as set forth in Section 11.14, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable or (except as expressly set forth therein or as a result of the actions, or lack thereof, by the Administrative Agent) perfected as to any property of the Loan Parties having an aggregate value exceeding $100,000,000; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert, in each case, other than in connection with a release of any Subsidiary Guarantor in accordance with the terms of this Agreement; or

(k) Change of Control shall occur,

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Revolving Administrative Agent may, or upon the request of the Required Revolving Lenders shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) the Facilities Administrative Agents may, or upon the request of the Required Lenders shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (C) if such event is the failure by the Borrower to observe any term, covenant or agreement under Section 8.1 and exists solely with respect to the Revolving Loans and/or the Revolving Commitments, the Revolving Administrative Agent may, and at the request of the Required Revolving Lenders, shall, take any of the following actions solely as they relate to Revolving Loans and/or the Revolving Commitments: (i) by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) by notice to the Borrower, declare the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. The Borrower shall, at the time of acceleration pursuant to this paragraph, Cash Collateralize the aggregate then undrawn and unexpired amount of all Letters of Credit then outstanding. Amounts held in such cash collateral account shall be applied by the Revolving Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been terminated, if any, shall be applied to repay any of the other Secured Obligations pursuant to the requirements of the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired or been terminated, all Reimbursement Obligations shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 10. THE FACILITIES ADMINISTRATIVE AGENTS AND OTHER REPRESENTATIVES

10.1 Appointment. Each Lender (and, if applicable, each other Secured Party) (and, in the case of (x) the Revolving Administrative Agent, each Revolving Lender, the Swingline Lender and each Issuing Lender and (y) the Term Administrative Agent, each Term Lender) hereby irrevocably designates and appoints the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Other Representatives or the Facilities Administrative Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Facilities Administrative Agents or any Other Representative. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent, the Term Administrative Agent or the Revolving Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2 Delegation of Duties. Each Facilities Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Persons of each of the Facilities Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Facilities Administrative Agents. The Facilities Administrative Agents shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Facilities Administrative Agent acted with gross negligence or willful misconduct in the selection of such agents or attorneys-in-fact.

10.3 Exculpatory Provisions. No Facilities Administrative Agent, or Other Representative nor any of their respective Related Persons shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by any Facilities Administrative Agent or the Other Representatives under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Facilities Administrative Agents and the Other Representatives

(i) shall not be under any obligation to any Lender or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party;

(ii) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; and

(iii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the respective Facilities Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Facilities Administrative Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Facilities Administrative Agent to liability or that is contrary to any Loan Document or Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

The Facilities Administrative Agents shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Facilities Administrative Agents shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

10.4 Reliance by the Facilities Administrative Agents. Each Facilities Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Facilities Administrative Agent. The Applicable Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Applicable Administrative Agent. Each Facilities Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Facilities Administrative Agent shall in all cases be fully exculpated from and protected against any action or claim by any Lender or affiliate thereof, in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or all Revolving Lenders or Required Revolving Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

10.5 Notice of Default. None of the Term Administrative Agent, the Revolving Loan Administrative Agent or the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent, the Term Administrative Agent and the Revolving Loan Administrative Agent, as the case may be, has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Facilities Administrative Agents receive such a notice, the Facilities Administrative Agents shall give notice thereof to the Lenders. The Facilities Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until such Facilities Administrative Agent shall have received such directions, such Facilities Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Secured Parties.

10.6 Non-Reliance on Administrative Agent, the Revolving Administrative Agent and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent nor the Other Representatives or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or any Other Representative hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or any Other Representative to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Other Representatives that it has, independently and without reliance upon the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, the Other Representatives or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender and Issuing Lender

(and, if applicable, each other Secured Party) also represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and Issuing Lender (and, if applicable, each other Secured Party) also represents that (i) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities and (ii) it will, independently and without reliance upon the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, the Other Representative or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any Specified Hedge Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Facilities Administrative Agent hereunder, such Facilities Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of any Facilities Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.7 Indemnification. The Lenders agree to indemnify each Facilities Administrative Agent and each Other Representative in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Facilities Administrative Agent or Other Representative in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Hedge Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or Other Representative under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s, the Term Administrative Agent’s, the Revolving Administrative Agent’s or such Other Representative’s gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

10.8 Agent in Its Individual Capacity. Each Facilities Administrative Agent, each Other Representative and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Facilities Administrative Agent were not the Administrative Agent, the Term Administrative Agent, the Revolving Administrative or an Other Representative, as applicable. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Facilities Administrative Agent and each Other Representative in its individual capacity as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or Other Representative, as applicable and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Facilities Administrative Agent and each Other Representative in its individual capacity as such.

10.9 Successor Administrative Agent.

(a) The Administrative Agent may resign as Administrative Agent, the Term Administrative Agent may resign as Term Administrative Agent and the Revolving Administrative Agent may resign as Revolving Administrative Agent. If the Administrative Agent, the Term Administrative Agent or the Revolving Administrative Agent shall have given notice of its resignation as Administrative Agent, the Term Administrative Agent or Revolving Administrative Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders (or, (x) in the case of a resignation by the Revolving Administrative Agent, the Required Revolving Lenders or (y) in the case of a resignation by the Term Administrative Agent, the Required Term Lenders) shall appoint a financial institution as a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, the Term Administrative Agent or the Revolving Administrative Agent, as applicable and the term “Administrative Agent”, “Term Administrative Agent” or “Revolving Administrative Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s, Term Administrative Agent’s or Revolving Administrative Agent’s rights, powers and duties as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, Term Administrative Agent or Revolving Administrative Agent or any of the parties to this Agreement or any holders of the Loans; provided that in no event shall any such successor Administrative Agent, Term Administrative Agent or Revolving Administrative Agent be a Defaulting Lender or a Disqualified Institution. If no successor agent has accepted appointment as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, as applicable, by the date that is 30 days following a retiring Administrative Agent’s, Term Administrative Agent’s or Revolving Administrative Agent’s notice of resignation (such date, or such earlier day as shall be agreed by the Required Lenders (or, (x) in the case of a resignation by the Revolving Administrative Agent, the Required Revolving Lenders or (y) in the case of a resignation by the Term Administrative Agent, the Required Term Lenders), the “Resignation Effective Date”), then the resigning Administrative Agent, Term Administrative Agent or Revolving Administrative Agent may, on behalf of the Lenders (or the Term Lenders or Revolving Lenders, as applicable), appoint a successor Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, as applicable, which shall be a financial institution with an office in New York, New York, or an Affiliate of any such bank; provided that in no event shall any such successor Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, as applicable, be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After any retiring Administrative Agent’s, Term Administrative Agent’s or Revolving Administrative Agent’s resignation as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, as applicable, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Term Administrative Agent or Revolving Administrative Agent under this Agreement and the other Loan Documents. Effective as of the Second Amendment Effective Date, Barclays Bank PLC has resigned in its capacity as Term Administrative Agent and as Administrative Agent and shall be deemed to be a retired Administrative Agent with respect thereto, with no further obligations or duties, but the indemnification and other provisions of this Article 10 shall continue to inure to its benefit. Effective as of the Fourth Amendment Effective Date, Barclays Bank PLC has resigned in its capacity as Administrative Agent and in its capacity as Term Administrative Agent and shall be deemed to be a retired Administrative Agent and a retired Term Administrative Agent with respect thereto, with no further obligations or duties, but the indemnification and other provisions of this Article 10 shall continue to inure to its benefit.

(b) If the Person serving as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent is no longer a Lender or, only with respect to the Revolving Administrative Agent, Issuing Lender hereunder, the Borrower may request, and if agreed to by the Required Lenders (or in the case of (x) the Revolving Administrative Agent, the Required Revolving Lenders or (y) the Term Administrative Agent, the Required Term Lenders) may, by 30 days’ prior written notice to such Person, remove such Person as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, as applicable and, subject to the approval by the Borrower (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing), appoint a successor, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, Term Administrative Agent or the Revolving Administrative Agent, as applicable, and the term “Administrative Agent”, “Term Administrative Agent” or “Revolving Administrative Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s, Term Administrative Agent’s or Revolving Administrative Agent’s rights, powers and duties as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent, Term Administrative Agent or Revolving Administrative Agent,

as applicable, or any of the parties to this Agreement or any holders of the Loans; provided that in no event shall any such successor Administrative Agent, Term Administrative Agent or Revolving Administrative Agent be a Defaulting Lender or a Disqualified Institution. If no such successor shall have been so appointed by the Required Lenders (or, in the case of (x) the Revolving Administrative Agent, the Required Revolving Lenders or (y) the Term Administrative Agent, the Required Term Lenders) and shall have accepted such appointment within such 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the Required Lenders (or, in the case of (x) the Revolving Administrative Agent, the Required Revolving Lenders or (y) the Term Administrative Agent, the Required Term Lenders) may, on behalf of the Lenders (or the Revolving Lenders, as applicable), appoint a successor Administrative Agent, Term Administrative Agent or Revolving Administrative Agent, which shall be a financial institution with an office in New York, New York, or an Affiliate of any such bank; provided that in no event shall any such successor Administrative Agent, Term Administrative Agent or Revolving Administrative Agent be a Defaulting Lender or a Disqualified Institution. After any such Person’s replacement as Administrative Agent, Term Administrative Agent or Revolving Administrative Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Term Administrative Agent or Revolving Administrative Agent under this Agreement and the other Loan Documents.

10.10 Facilities Administrative Agents Generally. Except as expressly set forth herein, the neither of the Facilities Administrative Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

10.11 Other Representatives. Each of the Lead Arrangers and the Joint Bookrunners, the Syndication Agent and the Documentation Agents, in its several capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.

10.12 Withholding Tax. To the extent required by any applicable law, the Applicable Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of Section 4.10, if any Governmental Authority asserts a claim that the Applicable Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Applicable Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or the Applicable Administrative Agent has paid over to a Governmental Authority applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment or because of a Lender’s failure to comply with the Section 11.6(c) relating to the maintenance of a Participant Register, each Lender shall indemnify the Applicable Administrative Agent, within 10 days demand therefor, fully for all amounts paid, directly or indirectly, by the Applicable Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Applicable Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Applicable Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Applicable Administrative Agent under this Section 10.12. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Applicable Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.13 Facilities Administrative Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Facilities Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Facilities Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any Issuing Lender and the Facilities Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, such Issuing Lender and such Facilities Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, such Issuing Lender and such Facilities Administrative Agent under Sections 3.5, 3.13, 4.5 and 11.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to any Facilities Administrative Agent and, in the event that such Facilities Administrative Agent shall consent to the making of such payments directly to the Lenders and the applicable Issuing Lender, to pay to such Facilities Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Facilities Administrative Agent and its agents and counsel, and any other amounts due such Facilities Administrative Agent under Sections 3.5, 3.13, 4.5 and 11.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender to authorize the Facilities Administrative Agents to vote in respect of the claim of any Lender or any Issuing Lender in any such proceeding.

10.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Other Representatives and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Applicable Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Other Representatives and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or any Other Representative or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent, the Term Administrative Agent or the Revolving Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

10.15 Intercreditor Agreements. The Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent is authorized to enter into the Intercreditor Agreement ~~and~~, the Pari Debt Intercreditor Agreement ~~(and~~and any intercreditor agreement in accordance with Section 8.3(ff)(ii) (and, in each case, any amendments, amendments and restatements, restatements or waivers of or supplements or joinders to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) in connection with the incurrence of any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Indebtedness permitted by the terms of this Agreement to be secured by the Collateral on a pari passu or junior priority secured basis (or, with respect to any Permitted Receivables Facilities, on a senior basis with respect to Seller’s Retained Interest in accordance with Section 8.3(ff)), and the parties hereto acknowledge that each of the Intercreditor Agreement, any intercreditor agreement in accordance with Section 8.3(ff)(ii) and the Pari Debt Intercreditor Agreement is (if entered into) binding upon them. Each Lender (a) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the documentation relating to any Indebtedness incurred as permitted by this Agreement which is (in accordance with the terms hereof) to be secured thereby, on a pari passu, or junior secured basis to the Liens securing the Secured Obligations (or, with respect to any Permitted Receivables Facilities, on a senior basis with respect to Seller’s Retained Interest in accordance with Section 8.3(ff)), which Liens securing any such other Indebtedness shall be subject to the terms and conditions of the Intercreditor Agreement, any intercreditor agreement in accordance with Section 8.3(ff)(ii) and/or the Pari Debt Intercreditor Agreement executed and delivered as required hereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement ~~and/or~~, the Pari Debt Intercreditor Agreement and any such other intercreditor agreement permitted under Section 8.3(ff)(ii) (if entered into), and (c) hereby authorizes and instructs the Applicable Administrative Agent to enter into the Intercreditor Agreement, any intercreditor agreement in accordance with Section 8.3(ff)(ii) and the Pari Debt Intercreditor Agreement (and, in each case, any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence of any secured Indebtedness as contemplated above.

10.16 Erroneous Payment.

(a) Each Lender and each Issuing Lender (and each Participant of any of the foregoing, by its acceptance of a Participation) hereby acknowledges and agrees that if the Applicable Administrative Agent notifies such Lender or Issuing Issuer that the Applicable Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender or Issuing Lender (any of the foregoing, a “Payment Recipient”) from the Applicable Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Applicable Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Applicable Administrative Agent to any Payment Recipient under this Section 10.16 shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Applicable Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Applicable Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Applicable Administrative Agent of such occurrence and, upon demand from the Applicable Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Applicable Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Payment Recipient under this Section 10.16 shall be made in same-day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Applicable Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Applicable Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower and each other Subsidiary hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Applicable Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Subsidiary except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Subsidiary.

(e) Each party’s obligations, agreements and waivers under this Section 10.16 shall survive the resignation or replacement of the Applicable Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 11. MISCELLANEOUS

11.1 Amendments and Waivers. Except as provided in Section 4.17, 4.18 and 4.19 and subject to Section 4.7(b) and Section ~~11.21~~11.19, none of this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. Subject to the provisions of the proviso in this Section 11.1, the Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Applicable Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and not the Required Lenders, (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any L/C Obligations or to reduce any fee payable hereunder, and (z) any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 4.2 which shall only require the approval of the Majority Facility Lenders of each Facility adversely affected thereby and not the Required Lenders), or increase the amount or extend the expiration date of any Lender’s Commitment, in each case, without the written consent of each Lender directly affected thereby (but not, for the avoidance of doubt, the consent of the Required Lenders); (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, except as set forth in Section 11.14, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; provided, further that, any amendment to Section 11.14 to permit the release of all or substantially all of the Collateral or release all or substantially all of the value of the guarantees of the Subsidiary Guarantors under the Guarantee and Collateral Agreement shall also require the written consent of all Lenders; (iv) extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, in each case, without the written consent of each Lender directly affected thereby; (v) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 6.2 without the written consent of the Majority Facility Lenders under the Revolving Facility; (vi) amend, modify or waive any provision of Section 4.8 without the written consent of the Majority Facility Lenders under each Facility affected thereby, except that the additional written consent of each Lender directly and adversely affected thereby shall be required in the case of Section 4.8(a), 4.8(c) and the first sentence of Section 4.8(b); (vii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (viii) amend, modify or waive any provision of Section 10 without the written consent of the Administrative Agent, Term Administrative Agent, Revolving Administrative Agent or Other Representative adversely affected thereby; (ix) amend, modify or waive any provision of Section 3.3 or 3.4 without the written consent of the Swingline Lender; (x) amend, modify or waive any provision of Sections 3.7 to 3.14 without the written consent of each Issuing Lender; (xi) other than in connection with any debtor-in-possession financing, (x) subordinate, or have the effect of subordinating, the Obligations to any other Indebtedness, or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness, in each case, without the written consent of each Lender directly and adversely affected thereby; (xii) any terms of Section 4.16 without the consent of each Lender (other than any Defaulting Lender); (xiii) amend, modify or waive any of the terms and provisions (and related definitions) of Section 8.1 (even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligations or to reduce any fee payable hereunder) or any of the terms and provisions of the proviso set forth in clause (c) of Section 9, without the written consent of the Majority Facility Lenders under the Revolving Facility; provided, further, that, notwithstanding anything else in this Agreement to the contrary, any such amendment, waiver or other modification pursuant to this clause (xiii) shall be effective for all purposes of this Agreement with the written consent of only the Majority Facility Lenders under the Revolving Facility (or the Revolving Administrative Agent with the prior written consent thereof) and the Borrower; (xiv) modify or extend the maturity date of any Letter of Credit to a date that is later than the maturity date applicable to the Revolving Commitments, without the consent of each Revolving Lender; or (xv) amend, modify or waive any provision of Section 11.7 hereof or Section 6.5 of the Guarantee and Collateral Agreement, in each case, without the written consent of each Lender directly and adversely affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) solely with the written consent of the Required Lenders, the Applicable Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

Notwithstanding anything to the contrary herein the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any technical ambiguity, omission, mistake, defect or inconsistency.

11.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission (including email)), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent and addressed as set forth in an administrative questionnaire delivered to the Applicable Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:

Advanced Drainage Systems, Inc.

4640 Trueman Boulevard

Hilliard, Ohio 43026

Attention: Scott Cottrill

Telecopy: (614) 658-0052

Email: Scott.Cottrill@ads-pipe.com

with copies, which shall not constitute notice, to each of:

Advanced Drainage Systems, Inc.

4640 Trueman Boulevard

Hilliard, Ohio 43026

Attention: Dean Bruno

Telecopy: (614) 658-0286

Email: dean.bruno@ads-pipe.com

and

Squire Patton Boggs (US) LLP

2000 Huntington Center

41 South High Street

Columbus, Ohio 43215

Attention: Matthew Palmer

Telecopy: (614) 365-2499

Email: Matthew.Palmer@squirepb.com

The Term Administrative Agent:

For payments, advances, rates, lender requests

Bank of America, N.A.

900 W. Trade St.

Mail Code: NC1-026-06-04

Charlotte, NC 28255

Attention: Tierra Hinton

Telephone: 980-386-9521

Electronic Mail: tierra.hinton@bofa.com

For financials, communications

Bank of America, N.A. Agency Management

540 W. Madison St

Mail Code: IL4-540-22-29

Chicago, Illinois 60601

Attention: Denise Jones

Telephone: 312.828.1846

Telecopier: 877.206.8413

Electronic Mail: denise.j.jones@bofa.com

The Revolving Administrative Agent:

PNC Bank, National Association

155 Broad Street, 7th Floor

Columbus, OH 43215

Attention: Anthony Irwin, Senior Vice President

Telephone: +1 (614) 463-8844

Facsimile: +1 (614) 463-6770

Email: Anthony.irwin@pnc.com

With a copy to:

PNC Agency Services, PNC Bank, National Association

500 First Avenue

Pittsburgh, PA 15219

Attention: Agency Services, Brian Hays

Telephone: +1 (412) 762-0915

Telecopy: +1 (412) 762-8672

The Administrative Agent:

PNC Bank, National Association

155 Broad Street, 7th Floor

Columbus, OH 43215

Attention: Anthony Irwin, Senior Vice President

Telephone: +1 (614) 463-8844

Facsimile: +1 (614) 463-6770

Email: Anthony.irwin@pnc.com

With a copy to:

PNC Agency Services, PNC Bank, National Association

500 First Avenue

Pittsburgh, PA 15219

Attention: Agency Services, Brian Hays

Telephone: +1 (412) 762-0915

Telecopy: +1 (412) 762-8672

(b) No notice, request or demand to or upon the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, any Issuing Lender, the Lenders, or the Borrower shall be effective until received. The Borrower shall be conclusively deemed to have received any notice, request or demand if such notice, request or demand is sent by courier service and delivery thereof is confirmed by the courier, if it is sent by fax or electronic transmission and receipt thereof is confirmed orally, if it is sent by certified mail or if it is served by any manner of service of process permitted by law. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Applicable Administrative Agent. Approval of such procedures may be limited to particular notices or communications;

(c) (i) Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Applicable Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Sections 2 and 3 if such Lender or such Issuing Lender, as applicable, has notified the Applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Applicable Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to each of them hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Applicable Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefore.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Term Administrative Agent, the Revolving Loan Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

11.5 Payment of Expenses; Indemnity; Damage Waiver.

(a) The Borrower agrees (i) to pay or reimburse each Lender, each Issuing Lender, each Other Representative, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication (including syndication expenses and travel expenses) of the Facilities and the development, preparation and execution of, and any amendment, supplement or modification to this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary counsel to the Lenders, the Issuing Lenders, the Other Representatives, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and, to the extent reasonably determined by the Facilities Administrative Agents to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction per affected party and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower 3 Business Days prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (ii) to pay or reimburse each Lender, each Issuing Lender, each Other Representative, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent for all its documented and out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and including the fees and disbursements of one primary counsel to the Lenders, the Issuing Lenders, the Other Representatives, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and, to the extent reasonably determined by the Administrative Agent, the Term Administrative Agent or the Revolving Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction per affected party and (iii) to pay, indemnify, and hold each Lender, each Issuing Lender, each Other Representative, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents.

(b) The Borrower shall indemnify each Lender, each Issuing Lender, each Other Representative, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and each of their and their affiliates’ respective officers, directors, employees, attorneys, affiliates, agents, members, partners and advisors (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (and shall reimburse each Indemnitee as the same are incurred), any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the syndication of the Facilities and the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or any related transaction or the violation of, noncompliance with or liability under, any Environmental Law or related to any Materials of Environmental Concern applicable to the operations of any Group Member or any of the Properties or the unauthorized use by Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons or any claim, litigation, investigation or proceeding relating to any of the foregoing, or preparation of a defense in connection therewith, regardless of whether such claim, litigation, investigation or proceeding is brought by the Borrower, the Borrower’s equity holders or creditors, an Indemnitee or any other person or entity, whether any Indemnitee is a party thereto, including in each case the reasonable and documented fees and disbursements of one primary counsel to the Lenders, the Issuing Lenders, the Other Representatives, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and Indemnitees and, to the extent reasonably determined by the Administrative Agent, the Term Administrative Agent or the Revolving

Administrative Agent, as applicable, to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction per affected party (all the foregoing in this clause (b), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from (x) the willful misconduct, bad faith or gross negligence of such Indemnitee or its Related Persons, (y) a material breach by such Indemnitee of its express and material contractual obligations under this Agreement or the Loan Documents pursuant to a claim made by the Borrower, or (z) disputes between and among the Indemnitees (other than disputes involving the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or the Other Representatives in their respective capacities as such) other than any dispute related to any act or omission by the Borrower or any of its Subsidiaries.

(c) All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted pursuant to the notice information for the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Facilities Administrative Agents.

(d) To the fullest extent permitted by applicable law, none of the Borrower or the Loan Parties shall assert, and each of the Borrower and Loan Parties hereby waives, any claim against any Facilities Administrative Agent, any Other Representatives, any Issuing Lender and any Lender, and any Related person of any of the foregoing Persons (each such Person being called a “Lender-Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided, that the foregoing will not limit the Borrower’s indemnity obligations set forth in Section 11.5(b) above. No Lender-Related Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(e) The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 11.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or other costs and expenses arising from any non-Tax claim.

11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.6.

(b) (i) Subject to the conditions set forth in Section 11.6(c) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided, that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (2) for an assignment to any Person if an Event of Default under Section 9(a) or Section 9(f) has occurred and is continuing; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Applicable Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B) the Applicable Administrative Agent; provided, that no consent of the Applicable Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, except in the case of an assignment of a Revolving Commitment to an Assignee that does not already have a Revolving Commitment; and

(C) each Issuing Lender and the Swingline Lender, in case of an assignment of a Revolving Commitment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Applicable Administrative Agent) shall not be less than $5,000,000 (or, in the case of any of the Term Loans, $500,000) unless each of the Borrower and the Applicable Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Applicable Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that such processing and recordation fee may be waived by the Applicable Administrative Agent in its sole discretion;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Applicable Administrative Agent an administrative questionnaire;

(D) the Assignee, if it shall not be a Lender, shall deliver to the Borrower and the Applicable Administrative Agent the forms and documentation required pursuant to Section 4.10 (e), (f) and (k);

(E) no such assignment shall be made to an assignee that is a Defaulting Lender or any subsidiary of a Defaulting Lender at the time of such assignment and any such purported assignment thereto shall be deemed null and void and no such assignment shall be made to a Disqualified Institution, as further set forth in Section 11.6(f);

(F) notwithstanding anything to the contrary herein, no such assignment shall be made to any Affiliated Lender unless made in compliance with the additional terms and conditions set forth in Section 11.6(g); and

(G) notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(iii) Subject to acceptance and recording thereof pursuant to Section 11.6(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with, and subject to the limitations of Section 11.6(c).

(iv) Each Facilities Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of (as to the applicable Facilities) the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (each, a “Register” and, collectively, the “Registers”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, each Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, each Issuing Lender and any Lender (solely with respect to any entry relating to such Lender’s Commitment or Loans), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), and any written consent to such assignment required by Section 11.6(b), the Applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or any other Person, sell participations to one or more banks or other entities (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender a Disqualified Institution or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1 and (2) directly affects such Participant. Subject to Section 11.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 or 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6(b); provided, that such Participant shall be subject to the provisions of Section 4.13 as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided, that such Participant shall be subject to Section 11.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from change in a Requirement of Law that occurs after the Participant acquired the applicable participation). Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 4.10 unless such Participant complies with Section 4.10(e) and (f). Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.13 with respect to any Participant.

(iii) Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan (or other right or obligation) hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose any portion of its Participant Register to any Person except to the extent such disclosure is necessary to establish that the Loans (or other rights or obligations) hereunder are in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or any successor sections) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent (in each case, its capacity as such) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights and/or obligations under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank having jurisdiction over it, and this Section 11.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 11.6(d).

(f) (i) No assignment or participation shall be made to, and no Incremental Commitment shall be provided by, any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person or the date of the Incremental Commitment Agreement, as the case may be (unless the Borrower has consented to such assignment or Incremental Commitment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment, participation or Incremental Commitment). For the avoidance of doubt, with respect to any assignee or Incremental Lender that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Incremental Lender shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption or joinder with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or Incremental Commitment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii) If any assignment or participation is made to, or any Incremental Commitment is provided by, any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Applicable Administrative Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Facilities Administrative Agents or any other Lender, (y) attend or participate in meetings attended by the Lenders and any Facilities Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Applicable Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Applicable Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Debtor Relief Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) Each Facilities Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Facilities Administrative Agents, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for public- side Lenders and/or (B) provide the DQ List to each Lender requesting the same.

(g) Subject to the other provisions of this Section 11.6 and Section 11.19, any Affiliated Lender may make Loans or Commitments or purchase an assignment of outstanding Loans or Commitments (including Incremental Loans and Incremental Commitments) from one or more Lenders and any such purchases of Loans and/or Commitments may be made through (a) open market purchases on a non-pro rata basis and/or (b) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures with procedures determined by such Affiliated Lender in its sole discretion, in each case, on the following basis and subject to the following terms and conditions:

(i) any such purchase of Loans (other than any commitment to provide Incremental Loans or any Incremental Commitments) shall be consummated as an assignment otherwise in accordance with the provisions of this Section 11.6 and pursuant to an Assignment and Assumption (it being understood and agreed that any such purchase of Loans that does not comply with this Section 11.6 and Section 11.19 shall not be effective as an assignment hereunder);

(ii) [reserved];

(iii) the aggregate principal amount of the Term Loans and Commitments (including Incremental Term Loans and Incremental Term Loan Commitments) held by all Affiliated Lenders shall not exceed 25% of the total principal amount outstanding under the Term Facilities and any Incremental Term Loans at the time of such purported assignment;

(iv) no Affiliated Lender may purchase Revolving Commitments or Incremental Revolving Commitments hereunder and no Affiliated Lender may purchase any Revolving Loans or any Incremental Revolving Loans from any Lender, except from a Defaulting Lender (in which case, such Affiliated Lender shall purchase such Defaulting Lender’s Loans and shall purchase all such Loans and other amounts owing to the replaced Lender on or prior to the date of replacement and assume all obligations of the replaced Lender under the Loan Documents in connection with the purchased Revolving Loans in accordance with this Section 11.6 (except that the Borrower shall pay the registration and processing fee referred to therein and for the avoidance of doubt such purchase shall not include its Commitments));

(v) in the case of a purchase of Loans by the Borrower or any of its Subsidiaries, no proceeds of the Revolving Facility and no proceeds of any Incremental Loans drawn under any Incremental Revolving Commitments shall be used for any purchases hereunder;

(vi) any Loans purchased by the Borrower or any of its Subsidiaries shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(vii) no Affiliated Lender may purchase any loans while such Affiliated Lender is in the possession of material non-public information with respect to the Borrower or its subsidiaries that is material to the assigning lender’s decision to assign any loans and that has not been disclosed to the Lenders (except to the extent that any Lender expressly waives its right to receive such information);

(viii) notwithstanding anything to the contrary in this Agreement, the purchase of Loans made by an Affiliated Lender under this Section 11.6 shall not constitute a voluntary or mandatory prepayment of the Loans; and

(ix) in the case of a purchase by any Affiliated Lender, the assigning Lender and such assignee shall execute and deliver to the Applicable Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption.

11.7 Adjustments; Set-off. (a) Except as expressly provided in Section 11.6 and otherwise to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Applicable Administrative Agent after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Facilities Administrative Agents.

11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Lenders with respect to the subject matter hereof and thereof. This Agreement supersedes all prior commitments and undertakings of any or all of the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and Lenders relating to the financing contemplated hereby. There are no promises, undertakings, representations or warranties by the Administrative Agent, the Term Administrative Agent. The Revolving Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.12 Submission To Jurisdiction; Waivers. Each of the Borrower, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Lenders hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, in each case, sitting in New York City, Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding (whether in tort, contract, law or equity) may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Applicable Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, any Other Representative or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

11.14 Releases of Guarantees and Liens; Subordination of Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender and other Secured Parties (without requirement of notice to or consent of any Lender or other Secured Party except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of (A) releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in Section 11.14(b) or (B) subordinating the Administrative Agent’s lien (for the benefit of the Secured Parties) in any Seller’s Retained Interest in accordance with Section 8.3(ff)(ii).

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations under or in respect of Hedge Agreements ~~or~~, Specified Cash Management Arrangements or Specified Supply Chain Arrangements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made), the Collateral shall automatically be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person. Additionally, the Administrative Agent, the Term Administrative Agent and the Revolving Administrative Agent shall deliver such other documentation reasonably requested by the Borrower to evidence the termination of this

Agreement and the other Loan Documents and/or the termination of the Liens on the Collateral, in favor of the Administrative Agent for the benefit of the Secured Parties, all in form reasonably satisfactory to the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Borrower. Any such documentation shall be made without recourse, representation or warranty. The Borrower shall pay all costs and expenses (including, but not limited to, reasonable attorney’s fees), that the Administrative Agent, the Term Administrative Agent or the Revolving Administrative agent incurs in preparing and delivering the foregoing documents (or reviewing forms of such documents prepared by the Borrower or its counsel).

11.15 Confidentiality. The Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, each Other Representative and Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to or in connection with this Agreement; provided, that nothing herein shall prevent the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, Other Representative or any Lender from disclosing any such information (a) any Lender or any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) (i) to any actual or prospective Transferee, (ii) any direct or indirect actual or prospective counterparty (or any professional advisor to such counterparty) to any Hedge Agreement or any other swap, derivative or securitization transaction relating to the Borrower and its Obligations or (iii) to any credit insurance provider relating to the Borrower and its Obligations, in each case, if such person is required to maintain confidentiality on terms at least as restrictive as those contained in this Section 11.15, (c) to its employees, directors, agents, members, partners, attorneys, accountants and other professional advisors or those of any of its affiliates if such person is required to maintain confidentiality, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority, or as may otherwise be required pursuant to any Requirement of Law, or if requested or required to do so in connection with any litigation or similar proceeding; provided, that the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, the Other Representative or Lender, unless prohibited by any Requirement of Law, shall use reasonable efforts to notify the Borrower in advance of any disclosure pursuant to this clause (e) but only to the extent reasonably practicable under the circumstances and on the understanding that none of the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, Other Representative or Lender shall incur any liability for failure to give such notice, (f) that has been publicly disclosed, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (h) in connection with the exercise of any remedy hereunder or under any other Loan Document, (i) to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency is required to maintain confidentiality or (j) with the consent of the Borrower. In addition, the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the avoidance of doubt, nothing in this Section 11.15 shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section 11.15 regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.

11.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE TERM ADMINISTRATIVE AGENT, THE REVOLVING ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.17 USA PATRIOT Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Publ. L. 107-56 (signed into law October 26, 2001)), (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

11.18 Lender Action. Each Lender and each other Secured Party agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Applicable Administrative Agent. The provisions of this Section 11.19 are for the sole benefit of the Lenders and the other Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.

11.19 Certain Undertakings with Respect to Certain Affiliate Lenders.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Affiliated Lenders shall not be permitted to attend any meeting (live or by any electronic means) in such Affiliated Lender’s capacity as a Lender with the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or other Lender or receive any information from the Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent or other Lender, except to the extent such information is made available to any Loan Party (or its representatives) and other than administrative notices given to all Lenders hereunder (including information delivered by the Borrower in accordance with Section 7.1 and Section 7.2), or have access to the Platform; and

(b) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, with respect to any Loans at any time held by an Affiliated Lender, such Affiliated Lender shall have no right whatsoever, in its capacity as a Lender with respect to such Loans then held by such Affiliated Lender, whether or not the Borrower or any other Loan Party is subject to a bankruptcy or other insolvency proceeding or otherwise, so long as such

Lender is an Affiliated Lender, to (i) consent to any amendment, modification, waiver, consent or other such action with respect to, or otherwise vote on any matter related to, or vote in connection with any direction delivered to the Administrative Agent, the Term Administrative Agent or the Revolving Administrative Agent by the Required Lenders, Required Revolving Lenders or by the Majority Facility Lenders under any Facility pursuant to, any of the terms of the Agreement or any other Loan Document, in each case to the extent such amendment, modification, waiver, consent, other action, vote or direction is effective with only the consent of or action by the Required Lenders or the Majority Facility Lenders under any Facility (each, a “Lender Vote/Directive”) and, if applicable, the Borrower; provided, that for purposes of any Lender Vote/Directive, the Applicable Administrative Agent shall automatically deem any Loans held by such Affiliated Lender to be voted on a pro rata basis in accordance with the votes cast in respect of the Loans of all other Lenders in the aggregate (other than any Affiliated Lenders) in connection with any such Lender Vote/Directive (including all voting and consent rights arising out of any bankruptcy or other insolvency proceedings (except for voting on any plan of reorganization or refraining from voting on any plan of reorganization, in which case the Applicable Administrative Agent shall vote or refrain from voting such Loans of such Affiliated Lender in its sole discretion)); provided, further, that no such Lender Vote/Directive shall deprive such Affiliated Lender of its share of any payments or other recoveries which the Lenders are entitled to share on a pro rata basis under the Loan Documents and such Affiliated Lender’s vote shall be counted to the extent any such plan of reorganization or other amendment, waiver, modification or consent proposes to treat the Obligations of the Affiliated Lender in a manner less favorable in any material respect to such Affiliated Lender than the proposed treatment of Obligations held by Lenders that are not Affiliates of the Borrower.

11.20 No Fiduciary Duty. The Administrative Agent, the Term Administrative Agent, the Revolving Administrative Agent, each Other Representative, each Lender and their Affiliates (collectively, solely for purposes of this Section 11.22, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each other Loan Party, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or Other Representative, on the one hand, and the Borrower and such other Loan Party, its stockholders or its affiliates, on the other. The Borrower, on behalf of itself and each other Loan Party, acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders or Other Representatives, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender or Other Representative has assumed an advisory or fiduciary responsibility in favor of any Loan Party, their stockholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender or Other Representative has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender or Other Representative is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. The Borrower, on behalf of itself and each other Loan Party, acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower, on behalf of itself and each other Loan Party, agrees that it will not claim that any Lender or Other Representative has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or such other Loan Party, in connection with such transaction or the process leading thereto.

11.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.22 Judgment Currency . If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Applicable Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of any Loan Party in respect of such sum due from it to the Applicable Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Applicable Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Applicable Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Administrative Agent from the Borrower or Guarantor in the Agreement Currency, such Borrower or Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Administrative Agent in such currency, the Applicable Administrative Agent agrees to return the amount of any excess to such Borrower or Guarantor (or to any other Person who may be entitled thereto under applicable law).

11.23 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b) As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[END OF DOCUMENT]

EXHIBIT B

Amended Guarantee and Collateral Agreement

Exhibit B

~~Execution~~Final Version

GUARANTEE AND COLLATERAL AGREEMENT

made by

ADVANCED DRAINAGE SYSTEMS, INC.,

and certain of its Subsidiaries

in favor of

~~BARCLAYS~~PNC BANK ~~PLC~~, NATIONAL ASSOCIATION,

as Administrative Agent

Dated as of July 31, 2019, and

as amended as of November 6, 2026

SECTION 1. DEFINED TERMS		1
1.1	Definitions	1
1.2	Other Definitional Provisions	6

SECTION 2. GUARANTEE		7
2.1	Guarantee	7
2.2	Reimbursement, Contribution and Subrogation	8
2.3	Amendments, Etc., With Respect to the Obligations	9
2.4	Guarantee Absolute and Unconditional	9
2.5	Reinstatement	10
2.6	Payments	10
2.7	Bankruptcy, Etc.	10
2.8	Keepwell	11

SECTION 3. GRANT OF SECURITY INTEREST		11

SECTION 4. REPRESENTATIONS AND WARRANTIES		13
4.1	Representations in Credit Agreement	13
4.2	Title; No Other Liens	13
4.3	Perfected First Priority Liens	13
4.4	Jurisdiction of Organization; Chief Executive Office	14
4.5	[Reserved]	14
4.6	Farm Products	14
4.7	Pledged Stock and Pledged Notes	14
4.8	Receivables and Chattel Paper	15
4.9	Intellectual Property	15

SECTION 5. COVENANTS		16
5.1	Covenants in Credit Agreement	16
5.2	Delivery of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights	16
5.3	Maintenance of Insurance	17
5.4	Maintenance of Perfected Security Interest; Further Documentation	17
5.5	Changes in Locations, Names, etc.	18
5.6	[Reserved]	18
5.7	Investment Property	18
5.8	Receivables	19
5.9	Intellectual Property	19

SECTION 6. REMEDIAL PROVISIONS		21
6.1	Certain Matters Relating to Receivables	21
6.2	Communications with Obligors; Grantors Remain Liable	22
6.3	Investment Property	22
6.4	Proceeds to be Turned Over to Administrative Agent	23
6.5	Application of Proceeds	23
6.6	Code and Other Remedies	25
6.7	[Reserved].	26
6.8	Deficiency	26

SECTION 7. THE ADMINISTRATIVE AGENT		27
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	27
7.2	Duty of Administrative Agent	28
7.3	Financing Statements	28
7.4	Authority, Immunities and Indemnities of Administrative Agent	28

SECTION 8. MISCELLANEOUS		29
8.1	Amendments in Writing	29
8.2	Notices	29
8.3	No Waiver by Course of Conduct; Cumulative Remedies	29
8.4	Enforcement Expenses; Indemnification	29
8.5	Successors and Assigns	30
8.6	Set-Off	30
8.7	Counterparts	30
8.8	Severability	30
8.9	Section Headings	30
8.10	Integration	31
8.11	GOVERNING LAW	31
8.12	Submission To Jurisdiction; Waivers	31
8.13	Acknowledgements	31
8.14	Additional Grantors	32
8.15	Releases	32
8.16	WAIVER OF JURY TRIAL	32

ii

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions required for Perfection
Schedule 5	[Reserved]
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Intellectual Property Security Agreement

iii

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 31, 2019 (as amended by that certain Fifth Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of November 6, 2026, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”, and each individually, a “Grantor”), in favor of ~~Barclays~~PNC Bank ~~PLC~~, National Association, as administrative agent (as successor administrative agent to Barclays Bank PLC pursuant to that certain Fourth Amendment to Credit Agreement, in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) for (i) the banks, financial institutions and other entities (the “Lenders”) from time to time party as lenders or letter of credit issuers to the Credit Agreement, dated as of the date hereof, by and among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) the other Secured Parties (as defined below).

RECITALS

A. Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B. The Borrower is a member of an affiliated group of companies that includes each other Grantor;

C. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

D. The execution and delivery to the Administrative Agent of this Agreement by the Grantors on the date hereof is a condition precedent to the obligation of the Lenders to make the respective extensions of credit to the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof, as applicable): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Securities.

1

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble of this Agreement.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Copyrights”: (i) all United States copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses”: with respect to any Grantor, all written agreements (whether or not in writing) naming such Grantor as licensor or licensee (including those agreements listed in Schedule 6), granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Credit Agreement Obligations”: the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower or any Grantor to the Administrative Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement or the other Loan Documents or any Letter of Credit, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding). For the avoidance of doubt, Credit Agreement Obligations shall not include any Secured Obligations owing to any Qualified Counterparty in its capacity as such with respect to any Specified Hedge Agreement ~~or~~, Specified Cash Management ~~Agreement~~Arrangement or Specified Supply Chain Arrangement.

“Discharge of the Obligations”: the occurrence of all of the following: (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations under or in respect of Specified Hedge Agreements ~~or~~, Specified Cash Management ~~Agreements~~Arrangements or Specified Supply Chain Arrangements) shall have been paid in full in accordance with the terms thereof, (ii) the Commitments have been terminated, and (iii) no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or backstopped or as to which other arrangements reasonably acceptable to the applicable Issuing Lender shall have been made).

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“Excluded Account”: a deposit account held by any Grantor (i) consisting solely of withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of such Grantor in the ordinary course of business to be paid to the relevant Governmental Authority, (ii) which is used for the sole purpose of making payroll for the then current payroll period and withholding Tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements) ~~and~~, (iii) constituting a custodian, trust, fiduciary or other escrow account established for the benefit of third parties in the ordinary course of business in connection with transactions permitted under the Loan Documents and (iv) Deposit Accounts or Securities Accounts holding solely proceeds of Receivables Assets that have been sold, contributed, conveyed or assigned to a Receivables Subsidiary or any other Person (other than a Loan Party) pursuant to a Permitted Factoring Transaction or a Permitted Receivables Facility.

“Excluded Perfection Assets”: (i) Goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person (except to the extent the filing of a financing statement under the Uniform Commercial Code is effective to perfect the security interest therein); (ii) any Deposit Account (and any Money deposited therein), any Securities Account or any Commodity Account, except to the extent the filing of a financing statement under the Uniform Commercial Code is effective to perfect the security interest therein; (iii) other than (1) any Pledged Stock and (2) any other Collateral that is evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper in excess of $10,000,000 individually, any Collateral the aggregate value of which shall not exceed at any time $20,000,000; (iv) Letter of Credit Rights, except to the extent the filing of a financing statement under the Uniform Commercial Code is effective to perfect the security interest therein, (v) any promissory note in a principal amount not in excess of $10,000,000 individually, evidencing loans or other monetary obligations owing to any Grantor; and (vi) any Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Grantor”: as defined in the preamble hereto.

“Guarantors”: the collective reference to each Grantor and, for the avoidance of doubt, shall include the Borrower (except with respect to its own primary obligations).

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“Intellectual Property”: the collective reference to (i) all intellectual property arising under United States, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Intercompany Note”: any promissory note in a principal amount in excess of $10,000,000 individually, evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property purported to be pledged hereunder.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: as defined in the Credit Agreement.

“Ordinary Course Transferees”: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, and (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Patents”: (i) all United States patents and patent applications, including, without limitation, each issued patent and patent application identified on Schedule 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License”: with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Pledged Notes”: all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2) and all other promissory notes in a principal amount in excess of $10,000,000 individually at any time issued to or owned, held or acquired by any Grantor (including those listed on Schedule 2), except promissory notes with a maturity date of less than one year issued in connection with extensions of trade credit by any Grantor in the ordinary course of business.

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“Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor; provided that in no event shall (i) any Capital Stock of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary, (ii) any Capital Stock of an Unrestricted Subsidiary, (iii) any Capital Stock of any Immaterial Subsidiary, (iv) any Capital Stock in entities where a Grantor holds 50% or less of the outstanding Capital Stock of such entity, to the extent a pledge of such Capital Stock is prohibited by the organizational documents or agreements with the other equity holders of such entity, (v) any Capital Stock of a Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary, or (vi) any Capital Stock of a First Tier Foreign Subsidiary in excess of 65% of the total voting power of all outstanding Capital Stock of such Foreign Subsidiary, in each case, be subject to the security interests granted hereby.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions from Investment Property and all collections thereon and payments with respect thereto.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee, or grant of the relevant security interest, becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”: (i) the Obligations and (ii) the obligations of each Grantor under this Agreement. Notwithstanding anything to the contrary in this Agreement, the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligation of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties”: the Administrative Agent, the Lenders and Indemnitees and, with respect to any Specified Hedge Agreement ~~or~~, Specified Cash Management ~~Agreement~~Arrangement or Specified Supply Chain Arrangement, the Qualified Counterparty party thereto and each of their respective successors and permitted transferees.

“Securities Act”: the Securities Act of 1933, as amended.

“Swap Obligation”: any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademarks”: (i) all United States trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, or logos, and all registrations of and applications to register the foregoing and any new renewals thereof, including each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

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“Trademark License”: with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets”: (i) all United States trade secrets (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

1.2 Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, (v) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) all references to laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions, and (vii) all references to any Person include successors and assigns.

(b) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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SECTION 2.

GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower and each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and each of the Guarantors hereby acknowledges and agrees that the guarantee provided for in this Section 2 is a guarantee of payment and not of collection.

(b) Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Section 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Section 2 hereof void or voidable under applicable law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in Section 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in Section 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in Section 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. To the extent that any Guarantor shall be required hereunder to pay any portion of any guaranteed obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries (other than the Borrower) from the Loans and such other obligations, and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date. For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under Section 2 hereof will be deemed to be enforceable and payable after the guarantee under Section 2 hereof. To the fullest extent permitted by applicable law, this Section 2.1(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor.

(c) Except as provided in Section 8.15, the guarantee contained in this Section 2.1 shall remain in full force and effect until the Discharge of the Obligations.

(d) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Obligations then outstanding or thereafter incurred, other than as set forth in Section 8.15.

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2.2 Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor or its property:

(a) [reserved].

(b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon (but not before) the Discharge of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower, and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than the Obligations) and any other equitable considerations deemed appropriate by the court.

(c) If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Section 2.2(b), such Guarantor shall be entitled, subject to and upon (but not before) the Discharge of the Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Grantor under Section 2.2(b)) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Guarantor, then (subject to and upon (but not before) the Discharge of the Obligations) the Administrative Agent shall deliver to the Guarantor making such demand, or to a representative of such Guarantor or of the Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the Discharge of the Obligations. Until the Discharge of the Obligations, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim, and no Guarantor shall exercise any right or remedy arising by reason of any performance by it of its guarantee, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Obligations or any security for any of the Obligations. If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

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(e) The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f) Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2, and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3 Amendments, Etc., With Respect to the Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.4 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense that the Discharge of the Obligations has occurred) which may, at any time, be available to or be asserted by

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the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement. The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6 Payments. Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.

2.7 Bankruptcy, Etc. (a) To the fullest extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Secured Obligations if such case or proceeding had not been commenced) shall be included in the Obligations guaranteed hereby because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any other Guarantor of any portion of such Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

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2.8 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Discharge of the Obligations. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.

GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a) all Accounts, including all Receivables;

(b) all Chattel Paper;

(c) all Deposit Accounts;

(d) all Documents;

(e) all Equipment (whether or not constituting Fixtures);

(f) all General Intangibles;

(g) all Instruments, including Pledged Notes;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all Commercial Tort Claims identified on Schedule 7;

(n) all Collateral Accounts;

(o) all Pledged Stock, Goods, insurance and other personal property not otherwise described above;

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(p) all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;

(q) all books and records (regardless of medium) pertaining to any of the foregoing; and

(r) all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall not include, any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any applicable law, (B) requires a filing with or consent from any entity or person pursuant to any applicable law that has not been made or obtained, (C) is in any asset which is subject to a certificate of title law, except to the extent perfection of a security interest therein can be accomplished solely by the filing of a financing statement in appropriate form in the applicable jurisdiction under the Uniform Commercial Code, (D) is in any lease, license or agreement, constitutes a breach or default under or results in the termination of, or requires any consent not obtained under such lease, license or agreement, except to the extent that such applicable provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (E) is in Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition, (F) is in any Grantor’s right, title or interest in any applications for the registration for any Trademarks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. §1051 Section 1(b), unless and until acceptable evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.) to the extent, if any, that, and during the period, if any, in which granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application or of any registration that issues therefrom, (G) is in leaseholds of real property, (H) is in assets subject to a Lien securing Capital Lease Obligations or purchase money debt obligations, in each case, permitted under the Credit Agreement, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets, (I) is in Excluded Accounts, (J) is in any Commercial Tort Claim that, in the reasonable determination of the Borrower, is not expected to result in a judgment in excess of $10,000,000 individually, (K) is in any Capital Stock of any Foreign Subsidiary that would reasonably be expected to (x) violate or conflict with any fiduciary duties of officers or directors of such Foreign Subsidiary or (y) result in a risk of personal or criminal liability of any officer or director of such Foreign Subsidiary ~~and~~, (L) is in Receivables Assets sold, contributed or otherwise transferred pursuant to a Permitted Factoring Transaction or in connection with a Permitted Receivables Facility, (M) is in intellectual property arising under any jurisdiction other than the United States, including all such foreign copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and trade secrets and (N) margin stock (to the extent a security interest therein would violate the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X) (the foregoing clauses (A) through (~~L~~N), collectively, shall be referred to hereafter as the “Excluded Collateral”); and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property to the extent such proceeds do not constitute property described in clause (i) above, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist, and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

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SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and to induce the Qualified Counterparties to enter into Specified Supply Chain Arrangements, Specified Cash Management ~~Agreements~~Arrangements and Specified Hedge Agreements, as applicable, each Grantor hereby represents and warrants to each Secured Party that:

4.1 Representations in Credit Agreement. In the case of each Grantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.

4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Permitted Liens, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens. No effective financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or any other Loan Document or in respect of Permitted Liens or for which termination statements will be delivered on the Closing Date.

4.3 Perfected First Priority Liens.

(a) Upon the completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule to the extent applicable, have been delivered to or prepared by the Administrative Agent in completed and, where required, duly executed form), the payment of all applicable fees, and the delivery to and continuing possession by the Administrative Agent of all Certificated Securities, all Instruments, all Tangible Chattel Paper and all Documents, in each case constituting Collateral, a security interest in which is perfected by possession (other than any Excluded Perfection Assets), the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral (in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code or the filing of an Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office) in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor other than Ordinary Course Transferees, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing and (y) to the extent that the recording or an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for enforceability, and is and will be prior to all other Liens on such Collateral except for Permitted Liens. Without limiting the foregoing and except as otherwise permitted or provided in Section 5 or with respect to any Excluded Perfection Assets or Excluded Collateral, each Grantor has taken all actions required hereunder to establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities.

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(b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Pledged Stock or Investment Property to the Administrative Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby, in each case, in accordance with this Agreement and the Credit Agreement.

4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization (or formation), chief executive office or sole place of business or its corporate or organizational form in any way (e.g., by merger, consolidation, change in corporate form, or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or released as grantor thereunder as of the Closing Date or (y) is in respect of a Lien that is not a Permitted Lien. Such Grantor has furnished to the Administrative Agent its Organizational Documents as in effect as of the Closing Date.

4.5 [Reserved].

4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7 Pledged Stock and Pledged Notes.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition.

(b) [Reserved.]

(c) To such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d) Such Grantor is the record and beneficial owner of, and has good and valid title to, the Pledged Stock and Pledged Notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

(e) The Organizational Documents applicable to each interest in any domestic partnership or limited liability company included in the Collateral shall not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and any such interests shall not be certificated; provided, that, if any such interests become certificated (other than any Excluded Perfection Assets), such Grantor will ensure that the Organizational Documents applicable to such interest shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and immediately deliver all such certificates, together with related transfer powers, indorsed in blank, to the Administrative Agent for continued possession.

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4.8 Receivables and Chattel Paper. The names and due dates represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time of such Grantor’s Receivables and Chattel Paper will at such time be correct in all material respects, and the amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables and Chattel Paper will at such time be the correct amount, in all material respects, actually owing thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.

4.9 Intellectual Property.

(a) When delivered to the Administrative Agent pursuant to Schedule 7.13 of the Credit Agreement (the “IP Schedule Delivery Date”), Schedule 6 shall list all issued Patents and pending patent applications, and all registrations and applications to register Trademarks and registered Copyrights owned by such Grantor in its own name on the date hereof. Except as permitted to exist on such Grantor’s Collateral by the Credit Agreement, as of the IP Schedule Delivery Date, such Grantor is the exclusive owner of the entire right, title and interest in and to such applications, registrations and issuances free and clear of any and all Liens (except Permitted Liens).

(b) On the IP Schedule Delivery Date, all Intellectual Property of such Grantor described on Schedule 6 shall, except as indicated therein, to the knowledge of such Grantor be subsisting and unexpired, not abandoned and valid and enforceable. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of any Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person.

(c) Except as would not have a Material Adverse Effect, (i) none of the material Patents, Trademarks, Copyrights and Trade Secrets owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor which such licensing or franchise agreement materially restricts the use, exploitation or enforcement of such Intellectual Property by such Grantor and (ii) there are no other material agreements, obligations, orders or judgments to which such Grantor is subject which adversely affect the use of any Intellectual Property owned by such Grantor in any material respect.

(d) Such Grantor is not infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person in a manner that would reasonably be expected to have a Material Adverse Effect, and there is currently no infringement or unauthorized use of any item of such Intellectual Property owned by such Grantor that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel or render invalid or unenforceable such Grantor’s rights in, any Patent, Trademark, Copyright or Trade Secret owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any material item of Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses, which uses, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit or cancel or render invalid any material Patent, Trademark, Copyright or Trade Secret owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned or licensed by such Grantor.

(g) With respect to each Copyright License, Trademark License and Patent License, except as would not reasonably be expected to have a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has, to the extent any applicable grace period has ended, not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h) To the extent such Grantor has reasonably determined that it is commercially practicable and consistent with such Grantor’s past practices to do so, such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright owned by such Grantor.

(i) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its material Trade Secrets.

(j) As of the Closing Date, such Grantor has made all material filings and recordations and paid all fees necessary in its reasonable business judgment to adequately protect its interest in its material Patents, Trademarks and Copyrights owned by such Grantor.

SECTION 5.

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and Lenders that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1 Covenants in Credit Agreement. Such Grantor shall comply with the covenants set forth in Sections 7 and 8 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party.

5.2 Delivery of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.

(a) If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper with a value reasonably determined by such Grantor to be in excess of $10,000,000 individually, upon the request of the Administrative Agent and to the extent not constituting Excluded Perfection Assets, such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

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(b) [Reserved].

(c) If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security with a value reasonably determined by such Grantor to be in excess of $10,000,000 individually, such Grantor shall promptly notify the Administrative Agent thereof in writing and, upon the request of the Administrative Agent, such Grantor shall cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event within sixty (60) days of such request or such later date to which the Administrative Agent may consent in writing in its sole discretion) agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(d) [Reserved].

(e) If any of the Collateral of such Grantor is or shall become a Certificated Security (other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition, any promissory note that does not qualify as a Pledged Note pursuant to the definition thereof and any Excluded Perfection Asset), such Certificated Security shall be promptly (but in any event within thirty (30) days or such other time period as the Administrative Agent may consent to in writing in its sole discretion) delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3 Maintenance of Insurance.

(a) Such Grantor will maintain, with reputable companies, insurance policies insuring all of its property against loss by fire, explosion, theft or other risks as may be required by the Credit Agreement.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage (other than materially proportionate reductions in amounts or coverage to reflect any disposition of property by such Grantor) thereof shall be effective until at least thirty (30) days (or ten (10) days in the event of nonpayment of premiums), or such earlier time with the written consent of the Administrative Agent, after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as loss payee in respect of all such property insurance policies and as additional insured under all such liability insurance policies. All proceeds of business and interruption insurance received by the Administrative Agent shall be released by the Administrative Agent to the Borrower for account of the Grantor entitled thereto.

5.4 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having the perfection and priority described in Section 4.3 and shall defend such security interest against all material claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

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(b) Subject to Section 7.9(f) of the Credit Agreement, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Administrative Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.5 Changes in Locations, Names, etc. Each Grantor will furnish to the Administrative Agent promptly (and in any event no later than sixty (60) days following such change (or such longer period as the Administrative Agent may agree in its sole discretion)) a written notice of any change (i) in its legal name and (ii) in its jurisdiction of organization (or formation) or the location of its chief executive office or sole place of business from that set forth in Schedule 3. Subject to Section 7.9(f) of the Credit Agreement, each Grantor agrees promptly to provide the Administrative Agent with all additional financing statements and other documents (executed where appropriate) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

5.6 [Reserved].

5.7 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, to the extent constituting Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith (to the extent not constituting Excluded Perfection Assets) to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, any sums paid upon or in respect of the Investment Property, to the extent constituting Collateral, upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent (unless otherwise agreed in the Credit Agreement) to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, to the extent constituting Collateral, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property pursuant to the immediately preceding sentence, to the extent constituting Collateral, shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent and unless otherwise permitted under the Credit Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

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(b) [Reserved].

(c) In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property, to the extent constituting Collateral, issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property, to the extent constituting Collateral, issued by it, and (iii) it will take all actions required or reasonably requested by the Administrative Agent to enable or permit each Grantor to comply with Sections 6.3(c) as to all Investment Property, to the extent constituting Collateral, issued by it.

5.8 Receivables. Other than in the ordinary course of business or as permitted by the Loan Documents, after the occurrence and during the continuance of an Event of Default under the Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable constituting Collateral, (ii) compromise or settle any Receivable constituting Collateral, for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable constituting Collateral, (iv) allow any credit or discount whatsoever on any Receivable constituting Collateral, or (v) amend, supplement or modify any Receivable in any manner that would materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

5.9 Intellectual Property.

(a) Except as permitted in the Credit Agreement or this Agreement and in each case to the extent constituting Collateral:

(i) With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will take all reasonably necessary steps to (i) continue to use such Trademark consistent with its current use of such Trademark or as otherwise determined by such Grantor, in its reasonable business judgment, in connection with such Grantor’s businesses or goods and services offered by such Grantor, in order to maintain such Trademark in full force free from any valid claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark and take all reasonably necessary steps to ensure that all licensed users of such Trademark maintain such quality in all material respects, and (iii) not (and not permit any licensee or sub-licensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way or forfeited, abandoned or dedicated to the public, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(ii) Such Grantor (either itself or through licensees) will not forfeit, abandon or dedicate to the public any material Patent, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iii) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sub-licensee thereof to) by any act or omission, forfeit, abandon, or dedicate to the public any material Copyright owned by such Grantor, except in the ordinary course of business, consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iv) Such Grantor (either itself or through licensees) will not do any act to knowingly infringe the intellectual property rights of any other Person in any material respect.

(v) [Reserved].

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(vi) Except as would not have a Material Adverse Effect, such Grantor will notify the Administrative Agent promptly if it knows or has reason to believe that any application or registration relating to any Patent, Trademark or Copyright of such Grantor has been or may imminently become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office) regarding such Grantor’s ownership of, or the validity or enforceability of, any Patent, Trademark or Copyright owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(vii) Such Grantor will continue to take reasonable and customary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights owned by such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(viii) [Reserved].

(ix) In the event that any material Intellectual Property is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, and (ii) if such Intellectual Property is of material economic value and necessary to the conduct of the Grantors’ business, taken as a whole, promptly notify the Administrative Agent after it learns thereof and, following consultation with the Administrative Agent, shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(x) Such Grantor shall take all actions as such Grantor shall reasonably deem appropriate under the circumstances to protect the secrecy of all material Trade Secrets of such Grantor.

(b) After the date hereof, whenever such Grantor (i) shall acquire any material Patent, Trademark or Copyright registered with, issued by or applied for with the United States Patent and Trademark Office or the United States Copyright Office (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), (ii) either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Patent, Trademark or Copyright owned by such Grantor with the United States Patent and Trademark Office or the United States Copyright Office (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), or (iii) shall file a statement of use or an amendment to allege use in the United States Patent and Trademark Office with respect to any material “intent to use” Trademark application (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), such Grantor shall report such acquisition or filing to the Administrative Agent at the same time it delivers the financial statements required under Section 7.1(a)(i) of the Credit Agreement. Such Grantor agrees that the provisions of Section 3 shall automatically apply to such material Intellectual Property.

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(c) Such Grantor agrees (i) to execute an Intellectual Property Security Agreement with respect to its applicable Intellectual Property (other than any Excluded Collateral) in substantially the form of Annex II in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, and (ii) to provide to the Administrative Agent at the same time it delivers the financial statements required under Section 7.1(a)(i) of the Credit Agreement with respect to any Intellectual Property described in Section 5.9(b) which was acquired, or for which a filing was made during the preceding fiscal year, all documents necessary to record the security interest of the Administrative Agent in such Intellectual Property with such offices.

(d) Solely for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies pursuant to the terms of this Agreement, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to, upon the occurrence and during the continuance of an Event of Default, use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by each Grantor, to the extent constituting Collateral, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and (ii) irrevocably agrees that the Administrative Agent may, upon the occurrence and during the continuance of an Event of Default, sell any of each Grantor’s Inventory, to the extent constituting Collateral, directly to any Person, including, without limitation, Persons who have previously purchased each Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation and maintain the enforceability of such Trademarks; provided that (x) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, to the extent such license is a Permitted Lien, and (y) to the extent the foregoing license is a sublicense of Grantor’s rights as licensee under any third party license, the license to Administrative Agent shall be in accordance with any limitations in such third party license including prohibitions on sublicensing.

SECTION 6.

REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) The Administrative Agent shall have the right, at reasonable times during normal business hours and upon reasonable prior notice (but not more than once annually if no Event of Default shall exist and be continuing), at its own cost and expense except during the occurrence and continuance of an Event of Default (in which case, such testing shall be at the sole cost and expense of the Borrower), to make test verifications of the Receivables in accordance with Section 6.2, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables constituting Collateral, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by

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the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five (5) Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. If so requested by the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Administrative Agent’s reasonable request at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall deliver to the Administrative Agent all original (if available) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral, including all original (if available) orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables constituting Collateral after giving reasonable prior notice to the Borrower and any other relevant Grantor.

(b) At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and each Grantor at the reasonable request of the Administrative Agent shall) notify obligors on the Receivables constituting Collateral that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables constituting Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Investment Property.

(a) Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Credit Agreement) which would result in any violation of any provision of any Loan Document.

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(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property constituting Collateral and make application thereof to the Secured Obligations in accordance with Section 6.5, and (ii) any or all of the Investment Property constituting Collateral shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise, and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default under Sections 9(a), 9(f)(i) or 9(f)(ii) of the Credit Agreement shall occur and be continuing or an exercise of remedies by the Administrative Agent or the Lenders with respect to any existing Event of Default shall occur and the Administrative Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall be immediately applied as provided in Section 6.5.

6.5 Application of Proceeds. (a) Subject to Section 6.5(b) below, all cash proceeds received by the Administrative Agent during the continuance of an Event of Default from the enforcement of the Guarantees in Section 2 or as proceeds of Collateral from the exercise of any of the remedies set forth or referred to in Section 6.6 or elsewhere in this Agreement shall be immediately applied, unless otherwise required by the Credit Agreement as follows:

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First, (i) to the Administrative Agent to pay incurred and unpaid fees and expenses under the Loan Documents, and (ii) to the Qualified Counterparties to pay incurred and unpaid fees and expenses under the Specified Hedge Agreements and Specified Cash Management ~~Agreements~~Arrangements, and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of the incurred and unpaid fees and expenses owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent on the one hand and the amounts of the incurred and unpaid fees and expenses owing to each Qualified Counterparty on the other hand;

Second, (i) to the Administrative Agent in respect of Credit Agreement Obligations then due and owing and remaining unpaid for application by the Administrative Agent in accordance with the terms of the Credit Agreement, and (ii) to the Qualified Counterparties in respect of amounts then due and owing and remaining unpaid in respect of the Specified Hedge Agreements and Specified Cash Management ~~Agreements~~Arrangements, including the guaranty thereof pursuant to Section 2 hereof, for application by the Qualified Counterparties in accordance with the terms of their respective Specified Hedge Agreements and Specified Cash Management ~~Agreements~~Arrangements, and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of such Secured Obligations owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent on the one hand and the amounts of such Secured Obligations owing to each Qualified Counterparty on the other hand;

Third, (i) to the Administrative Agent in respect of all Credit Agreement Obligations (other than those under clause second above) for prepayment of such Credit Agreement Obligations in accordance with the terms of the Credit Agreement, and (ii) to the Qualified Counterparties in respect of all Secured Obligations under the Specified Hedge Agreements and Specified Cash Management ~~Agreements~~Arrangements, including the guaranty thereof pursuant to Section 2 hereof (other than those under clause second above) for prepayment of such Secured Obligations in accordance with their respective Specified Hedge Agreements and Specified Cash Management ~~Agreements~~Arrangements , and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of such obligations owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent on the one hand and the amounts of such obligations owing to each Qualified Counterparty on the other hand. For purposes of making any such allocation in respect of any Specified Hedge Agreement that has not then terminated, the obligations in respect of such Specified Hedge Agreement shall be calculated as if such Specified Hedge Agreement had terminated on such day with the Qualified Counterparty as the non-defaulting party thereunder; ~~and~~

~~Fourth~~

Fourth, to the Qualified Counterparties (i) to pay incurred and unpaid fees and expenses under the Specified Supply Chain Arrangements, (ii) in respect of amounts then due and owing and remaining unpaid in respect of the Specified Supply Chain Arrangements,

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including the guaranty thereof pursuant to Section 2 hereof, for application by the Qualified Counterparties in accordance with the terms of their respective Specified Supply Chain Arrangements and (iii) in respect of all Secured Obligations under the Specified Supply Chain Arrangements, including the guaranty thereof pursuant to Section 2 hereof (other than those under the immediately preceding clause (ii)) for prepayment of such Secured Obligations in accordance with their respective Specified Supply Chain Arrangements, and, in each case of clauses (i), (ii) and (iii), if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in such clause (i), (ii) or (iii) in full, such Collateral and/or Proceeds shall be allocated between each of the Qualified Counterparties in respect of the Specified Supply Chain Arrangements pro rata according to the amounts of the incurred and unpaid fees and expenses, the amounts then due and owing and remaining unpaid or the amounts of such Secured Obligations, owing to each Qualified Counterparty in respect of the Specified Supply Chain Arrangements, as applicable; and

Fifth, any balance of such Proceeds remaining after a Discharge of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Obligations shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

Any cash proceeds not applied shall be held by the Administrative Agent as Collateral.

In addition, with respect to any proceeds of insurance received by the Administrative Agent, (x) if no Event of Default shall have occurred and be continuing, (i) such insurance proceeds shall be returned to the Grantors unless otherwise provided in Credit Agreement, and (y) if an Event of Default shall have occurred and be continuing, then such Insurance Proceeds shall be applied in accordance with this Section 6.5(a).

 (b) Notwithstanding the foregoing, with respect to any Letters of Credit issued by an Issuing Lender, if such Issuing Lender, or the Administrative Agent on behalf of such Issuing Lender, shall have received any Collateral to “cash collateralize” any such Letter of Credit, all such Collateral shall first be applied to satisfy any reimbursement obligations and other obligations owing to the Issuing Lender in respect of such Letter of Credit before it may be applied as set forth in Section 6.5(a).

 (c) For purposes of this Section 6.5, the Administrative Agent may rely conclusively, and without further inquiry, on its own records as to the amount of the Secured Obligations outstanding to each Secured Party and may suspend payments or seek relief in the form of interpleader or other similar relief as it may determine to be appropriate.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, license, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit

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or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as may be required by the Credit Agreement and otherwise as required by Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands resulting from the gross negligence, bad faith or willful misconduct of such Secured Party as determined in a final, non-appealable judgment of a court of competent jurisdiction. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.6, any Secured Party may bid for or purchase for cash, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (subject to the Administrative Agent’s consent) make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

6.7 [Reserved].

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

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SECTION 7.

THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable constituting Collateral of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable constituting Collateral of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the

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Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c) [Reserved].

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Administrative Agent only to the extent resulting from its own gross negligence, bad faith or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction, to the extent required by applicable law (subject to Section 11.12(e) of the Credit Agreement and other applicable provisions of the Loan Documents).

7.3 Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Administrative Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including describing such property as “all assets” or “all personal property” or words of similar import and may (but need not) add thereto “whether now owned or hereafter acquired.”

7.4 Authority, Immunities and Indemnities of Administrative Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting

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right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Administrative Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Administrative Agent, including Article X thereof, as fully as if such Secured Party were a Lender. The Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.

MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or to such other address as such Guarantor may notify the Administrative Agent from time to time in writing.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay any and all reasonable and documented out-of-pocket expenses (including all reasonable and documented fees and disbursements of counsel) that may be paid or incurred by any Secured Party in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, subject to the terms of, and limitations on, reimbursement of costs and expenses set forth in Section 11.5 of the Credit Agreement.

(b) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent such Guarantor would be required to do so pursuant to Section 4.10 of the Credit Agreement.

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(c) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Credit Agreement; provided, that each such Guarantor shall have no obligations hereunder to any Secured Party with respect to such liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments or suits to the extent they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Secured Party or any of its Related Persons, (y) a material breach by such Secured Party or its Related Persons of its express and material contractual obligations under this Agreement or the Loan Documents pursuant to a claim made by any Guarantor or (z) disputes between and among the Secured Parties or their Related Persons (other than disputes involving the Administrative Agent or the Other Representatives in their respective capacities as such) other than any dispute related to any act or omission by any Guarantor.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that other than in connection with a transaction permitted under the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent or each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent or such Lender may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by fax or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers.

(a) Each Grantor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) each Grantor hereby irrevocably and unconditionally consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) each party hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) each party hereto agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

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8.14 Additional Grantors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1.

8.15 Releases.

(a) At such time as the Discharge of the Obligations shall have occurred, the Collateral shall immediately and automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to such Grantor and the Administrative Agent) as such Grantor may reasonably request to evidence such termination.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be immediately and automatically released, and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of such Collateral (not including Proceeds thereof) from the security interests created hereby. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days (or such lesser time period as the Administrative Agent may agree in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Guarantor, with a general description of such sale, transfer or disposition to the extent not in conflict with any confidentiality obligations arising in connection with such sale, transfer or disposition, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[END OF DOCUMENT]

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